                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant                 /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  INNOSERV TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box).

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         3,009,395
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
         determined):        $16,000,000 value X 1% X 1/50th
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $16,000,000
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $3,200
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018

                                AUGUST 25, 1998

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of InnoServ Technologies, Inc., a California corporation ("InnoServ"), to be held on September 15, 1998 at 8:00 a.m., central daylight time, at the Hilton Arlington Hotel located at 2401 East Lamar Boulevard, Arlington, Texas 76006.

    At the Special Meeting, you will be asked to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of May 19, 1998, as amended (the "Merger Agreement"), by and among InnoServ and General Electric Company, a New York corporation acting on behalf of its GE Medical Systems division ("General Electric") and Diamond Merger Sub, Inc., a California corporation and an indirect subsidiary of General Electric ("Sub"), and the transactions contemplated thereby, pursuant to which Sub would be merged (the "Merger") with and into InnoServ.

    Upon completion of the Merger, InnoServ will be the surviving corporation and will be an indirect subsidiary of General Electric, and each and every outstanding share of InnoServ common stock (other than certain shares held by General Electric and InnoServ, and Dissenting Shares (as defined in the Merger Agreement) in respect of which appraisal rights are properly exercised and perfected) will be converted into the right to receive a range of consideration between approximately $3.97 and $4.25 in cash, without interest thereon. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION" in the accompanying Proxy Statement.

    A more detailed description of the Merger Agreement and the proposed Merger is set forth in the enclosed Proxy Statement, which you should read carefully. A Notice of Special Meeting of Shareholders is also enclosed herewith. Holders of record of shares of InnoServ common stock at the close of business on August 27, 1998, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and at any adjournments and/or postponements thereof.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

    I strongly support General Electric's acquisition of InnoServ and join with the other members of the Board of Directors in enthusiastically recommending this transaction to you. We urge you to vote to approve the Merger Agreement and the Merger. If you should have any questions about the Merger or need assistance in completing your proxy card, please contact Thomas Hoefert, Chief Financial Officer of InnoServ, at (817) 468-3377 (ext. 4219).

                                Very truly yours,

                                /s/ DUDLEY A. RAUCH
                                ------------------------------------------
                                Name: Dudley A. Rauch
                                Title: Chairman of the Board

                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 1998

    A Special Meeting of Shareholders (the "Special Meeting") of InnoServ Technologies, Inc., a California corporation ("InnoServ"), will be held on September 15, 1998 at 8:00 a.m., central daylight time, at the Hilton Arlington Hotel located at 2401 East Lamar Boulevard, Arlington, Texas 76006, for the following purposes:

    1. Considering and voting upon a proposal (the "Proposal") to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of May 19, 1998, as amended (the "Merger Agreement"), by and among InnoServ, General Electric Company, a New York corporation acting on behalf of its GE Medical Systems division ("General Electric"), and Diamond Merger Sub, Inc., a California corporation and an indirect subsidiary of General Electric ("Sub"), and the transactions contemplated thereby, pursuant to which Sub would be merged (the "Merger") with and into InnoServ. The Merger Agreement contemplates, among other things, that upon consummation InnoServ will be the surviving corporation in the Merger and will be an indirect subsidiary of General Electric, and that each and every outstanding share of InnoServ common stock (other than shares held by General Electric and InnoServ, and Dissenting Shares (as defined in the Merger Agreement) in respect of which appraisal rights are properly exercised and perfected) will be converted into the right to receive a range of consideration between approximately $3.97 and $4.25 in cash, without interest thereon. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION" in the accompanying Proxy Statement. As a result of the Merger, the shareholders of InnoServ will not own any stock of the Surviving Corporation. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Appendix I.

    2. To transact such other business as may properly come before the Special Meeting and any adjournments and/or postponements thereof.

    THE BOARD OF DIRECTORS, AFTER CAREFUL REVIEW OF THE MERGER AGREEMENT AND OTHER FACTORS, BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, INNOSERV AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

    Holders of record of InnoServ common stock at the close of business on August 27, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and at any adjournments and/or postponements thereof. The affirmative vote of a majority of the votes represented by the outstanding shares of InnoServ common stock is required to approve the Proposal. A list of holders of record of shares of InnoServ common stock at the close of business on the Record Date will be available for inspection at

InnoServ's headquarters during ordinary business hours for the ten-day period prior to the Special Meeting. InnoServ's transfer books will not be closed.

                                By Order of the Board of Directors:

                                /s/ DUDLEY A. RAUCH
                                ------------------------------------------
                                Name: Dudley A. Rauch
                                Title: Chairman of the Board

Arlington, Texas
August 25, 1998

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                         ---------
INTRODUCTION...........................................................................................          1
  Record Date..........................................................................................          2
  Voting; Proxies......................................................................................          2
  Persons Making the Solicitation......................................................................          2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......................................................          2

SUMMARY................................................................................................          3
  The Company..........................................................................................          3
  General Electric.....................................................................................          3
  Sub..................................................................................................          3
  The Special Meeting..................................................................................          3
  Record Date; Quorum..................................................................................          3
  Vote Required........................................................................................          4
  Reasons for the Merger...............................................................................          4
  Fairness Opinion.....................................................................................          4
  Recommendation.......................................................................................          5
  Merger...............................................................................................          5
  Merger Consideration.................................................................................          5
    Per Share Merger Consideration.....................................................................          5
    MEDIQ Payment......................................................................................          5
    Escrow Payment.....................................................................................          6
  Stock Options........................................................................................          7
  Price Range of Common Stock..........................................................................          7
  Interests of Certain Persons in the Merger...........................................................          7
  Dissenters' Rights...................................................................................          8
  Manner of Converting Shares..........................................................................          8
  Conditions to the Merger.............................................................................          8
  Regulatory Approval..................................................................................          8
  Amendment; Termination...............................................................................          9
  No Solicitation......................................................................................          9
  Preferred Stock......................................................................................         10
  Effective Date.......................................................................................         10
  Financing the Merger.................................................................................         10
  Accounting Treatment.................................................................................         10
  Certain Federal Income Tax Consequences..............................................................         10

SELECTED FINANCIAL DATA................................................................................         11

VOTING AND PROXIES.....................................................................................         12

DESCRIPTION OF THE PROPOSED MERGER.....................................................................         13
  Background of and Reasons for the Merger.............................................................         13
    History of Negotiations between the Company and General Electric...................................         13
    Reasons for the Merger.............................................................................         18
  Fairness Opinion.....................................................................................         19
    Premium Analysis...................................................................................         20
    Analysis of Selected Publicly-Traded Comparable Company............................................         21
    Analysis of Recent Acquisition Activity............................................................         21
  Recommendation.......................................................................................         22
  Shareholders' Agreement..............................................................................         22

                                                                                                           PAGE
                                                                                                         ---------
  The Merger...........................................................................................         23
  Merger Consideration.................................................................................         23
    Per Share Merger Consideration.....................................................................         23
    MEDIQ Payment......................................................................................         23
    Escrow Payment.....................................................................................         24
  Stock Options........................................................................................         25
  Interests of Certain Persons in the Merger...........................................................         25
  Manner of Converting Shares..........................................................................         27
  Conditions to the Merger.............................................................................         28
  Regulatory Approval..................................................................................         28
  Amendment; Termination...............................................................................         28
  No Solicitation......................................................................................         29
  Preferred Stock......................................................................................         30
  Accounting Treatment.................................................................................         31
  Merger Expenses......................................................................................         31
  Deregistration of Common Stock.......................................................................         31
  Source and Amount of Funds...........................................................................         31

CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................................         32
  Purchase of Shares...................................................................................         32
  Backup Withholding...................................................................................         32
  General..............................................................................................         33

COMPANY CAPITALIZATION.................................................................................         33
  Common Stock Prices and Dividends....................................................................         33
  Description of Capital Stock.........................................................................         34
  Common Stock.........................................................................................         34
  Preferred Stock......................................................................................         34
  Transfer Agent and Registrar.........................................................................         34
  Ownership of Common Stock............................................................................         34

RIGHTS OF DISSENTING SHAREHOLDERS......................................................................         36

INFORMATION CONCERNING THE COMPANY.....................................................................         38
  Business.............................................................................................         38
  Management...........................................................................................         38
    Directors..........................................................................................         38
    Executive Officers.................................................................................         39
  Summary Compensation Table...........................................................................         39
    Stock Option Grants................................................................................         40
    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..................         40
  Employment Agreements and Compensation Arrangements..................................................         41
    Compensation of Directors..........................................................................         41
    Employment Agreements..............................................................................         41

CERTAIN INFORMATION CONCERNING GENERAL ELECTRIC AND SUB................................................         42

INDEPENDENT AUDITORS...................................................................................         43

SHAREHOLDER PROPOSALS..................................................................................         43

AVAILABLE INFORMATION..................................................................................         43

OTHER MATTERS..........................................................................................         44

APPENDIX I--MERGER AGREEMENT...........................................................................      A-I-1

                                                                                                           PAGE
                                                                                                         ---------
APPENDIX II--FAIRNESS OPINION..........................................................................     A-II-1

APPENDIX III--STOCK PURCHASE AGREEMENT.................................................................    A-III-1

APPENDIX IV--REGISTRATION RIGHTS AGREEMENT.............................................................     A-IV-1

APPENDIX V--LETTER AGREEMENT...........................................................................      A-V-1

APPENDIX VI--CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW......................................     A-VI-1

                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 1998

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy are being sent to shareholders of InnoServ Technologies, Inc., a California corporation ("InnoServ" or the "Company"), on or about August 31, 1998. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company (the "Board") for use at the Special Meeting of Shareholders of the Company to be held at the Hilton Arlington Hotel located at 2401 East Lamar Boulevard, Arlington, Texas 76006 on September 15, 1998, at 8:00 a.m., central daylight time, and at any adjournments and/or postponements thereof (the "Special Meeting"), for the purpose of considering and voting upon a proposal to approve and adopt the First Amended and Restated Agreement and Plan of Merger dated as of May 19, 1998, as amended (the "Merger Agreement"), by and among the Company, General Electric Company, a New York corporation acting on behalf of its GE Medical Systems division ("General Electric"), and Diamond Merger Sub, Inc., a California corporation and an indirect subsidiary of General Electric ("Sub"), a copy of which is attached to this Proxy Statement as Appendix I, including the transactions contemplated thereby, providing for the merger of Sub with and into the Company (the "Merger"). Holders of record of the Company's issued and outstanding shares of common stock, $0.01 par value ("Common Stock"), at the close of business on August 27, 1998 are entitled to one vote for each share held by them.

    The Board has unanimously approved the Merger Agreement and the Merger. The Board unanimously recommends approval and adoption of the Merger Agreement and the Merger by the shareholders of the Company. For a discussion of factors considered by the Board in approving the Merger Agreement and the transactions contemplated thereby, see "DESCRIPTION OF THE PROPOSED MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

    As a result of the Merger, Sub will cease to exist, the Company will continue as the surviving corporation and will be an indirect subsidiary of General Electric (the "Surviving Corporation"), and each and every outstanding share of Common Stock on the Effective Date (as hereinafter defined) (other than shares held by General Electric and InnoServ, and shares of Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders who have properly exercised and perfected appraisal rights under Section 1301 of the California General Corporation Law (the "Dissenting Shares")) will be converted into the right to receive a range of consideration between approximately $3.97 and $4.25 in cash, without interest thereon. See "DESCRIPTION OF THE PROPOSED MERGER-- MERGER CONSIDERATION."

    The principal executive offices of the Company are located at 320 Westway, Suite 530, Arlington, Texas 76018.

RECORD DATE

    Shareholders of Common Stock of record at the close of business on August 27, 1998 (the "Record Date") are entitled to notice of and to vote on all matters presented at the Special Meeting. On the Record Date, there were 3,009,395 shares of Common Stock outstanding.

VOTING; PROXIES

    The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. On each matter to be considered at the Special Meeting, shareholders will be entitled to cast one vote for each share of Common Stock held on the Record Date. In order for the Merger Agreement to be approved and adopted, the votes cast in favor must constitute at least a majority of the outstanding shares of Common Stock. Due to this required majority vote, abstentions and failures to vote will have the same effect as a vote against approval of the Merger Agreement and the Merger. Pursuant to a shareholders agreement, dated May 19, 1998 (the "Shareholders' Agreement"), by and among General Electric and certain shareholders of the Company (the "Committed Shareholders") and subject to the terms and conditions of such Shareholders' Agreement, the Committed Shareholders have agreed to vote all of their shares of Common Stock in favor of approval and adoption of the Merger Agreement and the Merger. As of the Record Date, the Committed Shareholders held 1,589,279 shares of Common Stock, constituting nearly 53% of the shares of Common Stock outstanding on such date, which is an amount sufficient to approve the Merger Agreement at the Special Meeting. See "VOTING AND PROXIES" AND "DESCRIPTION OF THE PROPOSED MERGER--SHAREHOLDERS' AGREEMENT."

    Shareholders are urged, whether or not they expect to attend the Special Meeting, to complete, sign and date the accompanying proxy card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you return an executed proxy and then attend the Special Meeting in person, you may allow your proxy to remain in effect, or you may revoke your proxy and vote in person by giving written notice of such revocation to the Company's Secretary, or by filing a duly executed proxy bearing a later date, at any time prior to the time the vote is taken. Attendance at the Special Meeting will not by itself revoke a proxy.

    Unless otherwise directed in the accompanying proxy, the persons named therein will vote each proxy FOR approval of the Merger Agreement and the Merger. As to any other business that may properly come before the Special Meeting, the proxy holders will vote in their discretion. The Company currently does not know of any other such business.

PERSONS MAKING THE SOLICITATION

    This solicitation of proxies is being made by the Board. All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone or facsimile, without receiving additional compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Company has enclosed with this Proxy Statement its Annual Report on Form 10-K for the fiscal year ended April 30, 1998, which is incorporated herein by reference.

                                    SUMMARY

    The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is necessarily selective and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the attached Appendices. Shareholders are urged to carefully review this entire Proxy Statement, including the Appendices hereto.

THE COMPANY

    The Company is a California corporation whose Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and traded in the Nasdaq National Market under the symbol "ISER." The Company provides comprehensive asset management programs and services, multi-vendor maintenance and repair services and other specialized services to radiology, cardiology, biomedical and laboratory departments of hospitals and other healthcare providers. The Company is headquartered at 320 Westway, Suite 530, Arlington, Texas 76018, and its telephone number is (817) 468-3377. As of the Record Date, 3,009,395 shares of Common Stock were issued and outstanding. See "COMPANY CAPITALIZATION--OWNERSHIP OF COMMON STOCK" and "INFORMATION CONCERNING THE COMPANY."

GENERAL ELECTRIC

    General Electric is a New York corporation whose common stock is registered under the Exchange Act and traded on the New York Stock Exchange under the symbol "GE." General Electric and its consolidated affiliates comprise one of the largest and most diversified industrial corporations in the world. From the time of General Electric's incorporation in 1892, it has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. Over the years, development and application of related and new technologies have broadened considerably the scope of activities of General Electric and its affiliates. General Electric's principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431-0001, and its telephone number is
(203) 373-2211. See "CERTAIN INFORMATION CONCERNING GENERAL ELECTRIC AND SUB."

SUB

    Sub is a newly-formed California corporation and wholly-owned subsidiary of a wholly-owned subsidiary of General Electric, formed solely for the purpose of consummating the Merger. As a consequence of the Merger, Sub will merge with and into the Company which, as the Surviving Corporation in the Merger, will continue as of the Effective Date to conduct its business and operations as an indirect subsidiary of General Electric. See "CERTAIN INFORMATION CONCERNING GENERAL ELECTRIC AND SUB."

THE SPECIAL MEETING

    Proxies are being solicited by the Board for use at the Special Meeting to be held at 8:00 a.m., central daylight time, at the Hilton Arlington Hotel located at 2401 East Lamar Boulevard, Arlington, Texas 76006, on September 15, 1998, for the purpose of considering and voting upon approval and adoption of the Merger Agreement and the Merger, as more particularly described herein and in the Notice of Special Meeting accompanying this Proxy Statement.

RECORD DATE; QUORUM

    Only holders of record of Common Stock at the close of business on the Record Date, August 27, 1998, are entitled to notice of and to vote on all matters presented at the Special Meeting and any adjournments and/or postponements thereof. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Record holders of Common Stock are entitled to one vote for each share held by them. On the Record Date, there were 3,009,395 shares of Common Stock outstanding. See "VOTING AND PROXIES."

VOTE REQUIRED

    The affirmative vote of holders of a majority of the outstanding shares of Common Stock (more than 50%) is required to approve the Merger Agreement and the Merger. Pursuant to the Shareholders' Agreement, and subject to the terms and conditions therein, the Committed Shareholders have agreed to vote all of their shares of Common Stock in favor of approval of the Merger Agreement and the Merger. As of the Record Date, the Committed Shareholders held 1,589,279 shares of Common Stock, constituting nearly 53% of the shares of Common Stock outstanding on such date, which is an amount sufficient to approve the Merger Agreement and the Merger at the Special Meeting. Ninety-three percent (93%) of the near 53% of shares held by the Committed Shareholders are held individually by directors of the Company, their direct family members, or in accounts, companies and trusts under their voting discretion. Thus, certain directors of the Company, their direct family members, or accounts, companies and trusts under their discretion control 49% of the Common Stock outstanding on the Record Date and they have committed to vote all of their combined Common Stock in favor of the Merger Agreement and the Merger. See "VOTING AND PROXIES" and "DESCRIPTION OF THE PROPOSED MERGER--SHAREHOLDERS' AGREEMENT."

REASONS FOR THE MERGER

    During the past several years the medical equipment service industry has been characterized by increasing consolidation, with participants in the market seeking the capability of providing a full range of products and services to their customers. In addition, consolidation in the medical care industry has caused an increase in the capital required by companies to compete in the industry, while enhancing the outlook for larger companies which provide greater economies of scale. During this period, management of the Company reviewed the Company's strategic alternatives and took various steps in an effort to maintain its competitiveness. Despite these efforts, the Company continued to have unprofitable operating results and liquidity concerns, and continued to lose market share and its competitive advantages in the marketplace. As a result, in late 1996, the Company's management and the Board determined that it was in the best interests of the Company to explore the possibilities of seeking a buyer for substantially all of the assets or stock of the Company.

    At the time the Merger Agreement was negotiated and executed, General Electric was the only party that had made a qualified offer to purchase either all of the stock or all of the assets of the Company. The terms of the Merger were determined through negotiations between the Company and General Electric following extensive discussions, financial analysis and due diligence. In reaching its determination on May 15, 1998 to approve and adopt the Merger Agreement and recommend approval of the Merger Agreement and the Merger to the Company's shareholders, the Board consulted with the Company's management, as well as its legal counsel and financial advisors, and considered a number of factors before unanimously concluding that the Merger represented the best available alternative to enhance shareholder value. The Board did not find it practicable to, and did not attempt to, assign relative weights to the specific factors considered. See "DESCRIPTION OF THE PROPOSED MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

FAIRNESS OPINION

    Warburg Dillon Read LLC ("WDR"), a successor to SBC Warburg Dillon Read Inc., has delivered to the Board a written opinion as of May 11, 1998 to the effect that, as of such date, based upon and subject to various considerations set forth in the opinion, the Per Share Merger Consideration (as hereinafter defined) is fair, from a financial point of view, to the shareholders of the Company. At a Board meeting on May 15, 1998, WDR verbally reaffirmed its written opinion. A copy of the opinion of WDR, which sets forth the assumptions made, matters considered and the scope of their review, is attached to this Proxy

Statement as Appendix II and should be read in its entirety. See "DESCRIPTION OF THE PROPOSED MERGER-- FAIRNESS OPINION."

RECOMMENDATION

    Management of the Company and the Board believe that the Merger will benefit the Company's shareholders and is in the best interests of the Company and its shareholders. The Board has unanimously approved the Merger Agreement and the Merger and has unanimously recommended that the Merger Agreement be adopted and the Merger be approved by the shareholders of the Company. See "DESCRIPTION OF THE PROPOSED MERGER--RECOMMENDATION."

MERGER

    Pursuant to the Merger Agreement, the Company and General Electric have agreed, subject to approval of the shareholders of the Company and the satisfaction of certain other conditions, that Sub will merge with and into the Company. At the Effective Date of the Merger, Sub will cease to exist and the Company will continue as the Surviving Corporation and will be an indirect subsidiary of General Electric. See "DESCRIPTION OF THE PROPOSED MERGER--THE MERGER."

MERGER CONSIDERATION

    PER SHARE MERGER CONSIDERATION

    At the Effective Date, each and every outstanding share of Common Stock (other than shares held by General Electric and InnoServ and their respective subsidiaries, and Dissenting Shares which have been properly exercised and perfected) will be converted into (i) the right to receive an amount equal to
(A) the sum of $16,000,000 (the "Merger Consideration") less the MEDIQ Payment (as hereinafter defined) and less the Escrow Payment (as hereinafter defined), divided by (B) the number of shares of Common Stock outstanding immediately prior to the Effective Date (the "Per Share Merger Consideration"), and (ii) the contingent right to receive additional consideration pursuant to the Escrow Agreement described below under "ESCROW PAYMENT." As of the Record Date, 3,009,395 shares of Common Stock were outstanding. If the number of shares of outstanding Common Stock remains the same on the Effective Date, the Per Share Merger Consideration will be approximately $3.97. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION."

    MEDIQ PAYMENT

    Pursuant to a stock purchase agreement dated November 13, 1997 (the "MEDIQ Agreement"), by and among the Company and MEDIQ Incorporated and MEDIQ Investment Services, Inc. (collectively, "MEDIQ") (a copy of which is attached hereto as Appendix III), the Company repurchased 2,026,438 shares of the Company's Common Stock (the "MEDIQ Shares") from MEDIQ in exchange for an agreement that the Company would not enter into or consummate a change of control (as defined in the MEDIQ Agreement) unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay to MEDIQ the amount that would have been received by MEDIQ in connection with the change of control transaction if all of the MEDIQ Shares were outstanding and held by MEDIQ at the effective time of such change of control transaction. The MEDIQ Agreement further provides that, after April 1, 1998 and through September 30, 1998, the Company shall not enter into or consummate a change of control unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay to MEDIQ 50% of the amount that would have been received by MEDIQ in connection with the change of control transaction if all of the MEDIQ Shares were outstanding and held by MEDIQ at the effective time of such change of control transaction.

    MEDIQ and the Company are currently in dispute as to the amount that would be owed to MEDIQ under the terms of the MEDIQ Agreement upon consummation of the Merger. If the Company and General Electric had entered into or consummated a change of control on or prior to April 1, 1998, based on the Merger Consideration, upon consummation of the Merger MEDIQ would have been entitled to $6,437,994. Pursuant to a letter agreement dated May 19, 1998, among the Company, MEDIQ and General Electric (the "Letter Agreement"), a copy of which is attached hereto as Appendix V, MEDIQ has acknowledged that it believes that, based on the accuracy of the representations described below, it will be owed $4,052,876 upon consummation of the Merger, while the Company has acknowledged that it believes that MEDIQ will be owed $3,218,997. The Company's belief is based on the fact that $3,218,997 is 50% of the amount that MEDIQ would have been entitled to if the Company and General Electric had entered into or consummated a change of control on or prior to April 1, 1998. The Merger Agreement provides for the payment on the Effective Date of the Merger by General Electric (i) to MEDIQ of an amount equal to $3,218,997 (the "MEDIQ Payment") and (ii) to the Paying Agent (as hereinafter defined), as escrow agent, of an amount equal to $833,879, to be held pursuant to an escrow agreement by and between the Company and MEDIQ in the form attached to the Merger Agreement.

    Under the terms of the Letter Agreement, MEDIQ also released the Company from any further obligations under the MEDIQ Agreement, contingent upon the receipt of the MEDIQ Payment and subject to the representations of the Company and General Electric that such parties did not affirmatively delay any such change of control transaction and that a description (provided to MEDIQ) of the parties' discussions with respect to the Merger was materially correct and not misleading. In connection with the arbitration of the dispute over whether MEDIQ is owed $4,052,876 or $3,218,997, MEDIQ has advised the Company that it has concerns as to the accuracy of such representations and that MEDIQ will require discovery with respect to that issue. MEDIQ has not specified the nature of its concerns and, in depositions taken in connection with the arbitration proceedings referenced herein, MEDIQ's Chief Executive Officer and its outside counsel have testified that they knew of no facts to suggest that the representations are untrue or that the description is inaccurate. While the Company believes that the representations are accurate, MEDIQ may nevertheless claim that they are not accurate and demand that the full amount of $6,437,994 be paid to MEDIQ upon consummation of the Merger. Although the Company believes that any such claim would be without merit, there is no assurance, if such a claim is asserted, that the Company will prevail on the issue, whether resolved in the arbitration proceeding or otherwise; however, the ultimate resolution of this issue will have no effect on the amount of the Per Share Merger Consideration nor will it affect the Company's or General Electric's obligations under the Merger Agreement. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION." It is unlikely that the amount MEDIQ is entitled to receive will be finally resolved before the Merger is consummated. Should MEDIQ ultimately obtain a final judgment against the Company that it is owed more than the sum of the MEDIQ Payment and the Escrow Payment (as hereafter defined), the Company would be responsible for payment of that excess amount.

    ESCROW PAYMENT

    As described above, immediately after the Effective Date, General Electric will deposit $833,879 (the "Escrow Payment") into an account maintained by the Bank of New York (the "Paying Agent"), and pursuant to the terms of an escrow agreement by and between MEDIQ, the Committee (as hereinafter defined) and the Company (the "Escrow Agreement"), the Paying Agent will be instructed to distribute the Escrow Payment in full to either MEDIQ and/or the holders of outstanding shares of Common Stock immediately prior to the Effective Date, (or some combination thereof) in accordance with either an agreement between a committee representing the former shareholders of the Company (the "Committee") and MEDIQ regarding such funds, or in the absence of such an agreement, upon the order of the arbitrator(s) upon completion of the arbitration proceedings regarding such Escrow Payment.

    The Committee will initially consist of Michael Puls, President and Chief Executive Officer of the Company, Dudley Rauch, Chairman of the Board, and Dr. Samuel Salen, Vice Chairman and Secretary of the Board. The Committee will represent the interests of the former shareholders of the Company and will speak for and on behalf of such shareholders with respect to all matters involving the Escrow Payment and Escrow Agreement. In the event that the Escrow Payment is awarded or distributed to the Committee on behalf of the holders of Common Stock as of the Effective Date, all amounts so distributed shall be payable to such former holders as follows: each share of Common Stock representing a former shareholder interest shall be entitled to receive an amount equal to (i) the amount of Escrow Payment awarded or distributed by the Paying Agent to the Committee on behalf of the holders of Common Stock as of the Effective Date, divided by (ii) the number of shares of Common Stock outstanding as of the Effective Date. As of the Record Date, 3,009,395 shares of Common Stock were outstanding. If the number of shares of outstanding Common Stock remains the same on the Effective Date, the holder of each share of Common Stock could receive an additional $0.277 per share if all of the Escrow Payment is awarded or distributed to the Committee on behalf of such holders. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION."

STOCK OPTIONS

    At the Effective Date, all options to purchase shares of Common Stock ("Outstanding Options") shall vest and become effective and exercisable for the Per Share Merger Consideration. Prior to the Effective Date, each of the holders of Outstanding Options shall be offered the opportunity to enter into an agreement with the Company (a "Cancellation Agreement") wherein, upon the Effective Date, they will receive cash from the Surviving Corporation in an amount equal to the difference between the Per Share Merger Consideration and the exercise price of such holder's Outstanding Options in exchange for cancellation of such holder's Outstanding Options. The holders of such Outstanding Options will also be entitled to receive from the Surviving Corporation a per share amount equal to the per share amount, if any, received by each holder of Common Stock under the Escrow Agreement. See "DESCRIPTION OF THE PROPOSED MERGER--MERGER CONSIDERATION."

PRICE RANGE OF COMMON STOCK

    The Common Stock is traded in the Nasdaq National Market. On May 19, 1998, the last full trading day prior to the public announcement by the Company and General Electric of the execution of the Merger Agreement, the closing price for a share of Common Stock in the Nasdaq National Market was $3.25. On May 19, 1998, the high price for a share of Common Stock was $3.25 and the low price for a share of Common Stock was $3.125. The closing price for a share of Common Stock on August 24, 1998 was $3.94. See "COMPANY CAPITALIZATION--COMMON STOCK PRICES AND DIVIDENDS." Shareholders are urged to obtain current market quotations for the Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain directors of the Company, their direct family members, or accounts, companies and trusts under their discretion control 49% of the Common Stock outstanding as of the Record Date and they have committed, pursuant to the Shareholders' Agreement, to vote all of their combined Common Stock in favor of the Merger Agreement. Mr. Puls, the President and Chief Executive Officer of the Company, and the Company have entered into a bonus agreement, dated December 20, 1996, as amended by a letter agreement dated as of May 15, 1998, wherein Mr. Puls will receive a bonus of $307,500 upon the consummation of the Merger. Thomas Hoefert, the Vice President and Chief Financial Officer of the Company, and the Company have entered into a bonus agreement, dated September 29, 1997, wherein Mr. Hoefert will receive a bonus of $150,000 upon the consummation of the Merger. See "DESCRIPTION OF THE PROPOSED MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

DISSENTERS' RIGHTS

    Record holders of Common Stock who object to the Merger may, under certain circumstances, and by following the statutorily prescribed procedures set forth in Chapter 13 of the California General Corporation Law (a copy of which chapter is attached hereto as Appendix VI), receive cash for the "fair market value" of their shares, which may be higher or lower than the value of the Per Share Merger Consideration plus each holder's pro rata portion of the Escrow Payment, if any. The failure of a dissenting shareholder to follow such procedures may result in termination or waiver of rights as a dissenter. Since the Common Stock is traded in the Nasdaq National Market, shareholders of the Company who object to the Merger may vote against the Merger at the Special Meeting and will be entitled to dissenters' rights if the Merger is consummated over their objections, if the holders of five percent or more of the Common Stock make appropriate demands under Chapter 13 of the California General Corporation Law. A shareholder must vote against the Merger in order to obtain dissenters' rights under California law. See "RIGHTS OF DISSENTING SHAREHOLDERS."

MANNER OF CONVERTING SHARES

    On the Effective Date, each certificate formerly representing shares of Common Stock (other than shares held by General Electric and InnoServ and their respective subsidiaries, and Dissenting Shares which have been properly exercised and perfected) will, automatically without any action on the part of the holder thereof, be deemed to represent only a certificate (a "Certificate") entitled to the right to receive the Per Share Merger Consideration and the pro rata portion of the Escrow Payment. On or as soon as practicable after the Effective Date, a letter of instructions (the "Letter of Transmittal") setting forth the manner of exchanging Certificates for the Per Share Merger Consideration will be delivered by the Paying Agent to each holder of Common Stock as determined immediately prior to the Effective Date. Upon surrender to the Paying Agent of the Certificate(s) representing the shares of Common Stock, together with a properly completed Letter of Transmittal, the holder of such Certificate(s) shall be entitled to immediately receive the Per Share Merger Consideration with respect to each share represented by such Certificate(s) and upon distribution of the Escrow Payment to the Committee, the pro rata portion of the Escrow Payment, if any. See "DESCRIPTION OF THE PROPOSED MERGER--MANNER OF CONVERTING SHARES."

CONDITIONS TO THE MERGER

    The obligations of the Company and General Electric to consummate the Merger are subject to fulfillment or waiver of the following conditions: (i) approval of the Merger Agreement by the shareholders of the Company; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the absence of any order by any governmental entity restraining, enjoining or prohibiting the Merger; (iii) the performance in all material aspects of the agreements of each party, respectively, under the Merger Agreement and the receipt by each party of certificates from an officer of the other party to such effect; (iv) the representations and warranties contained in the Merger Agreement of each party, respectively, being correct and true as of the Effective Date (except where the failure to be so true, individually or in the aggregate with other such failures, would not have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, as such terms are defined in the Merger Agreement), and the receipt by each party of certificates from an officer of the other party to such effect; and (v) the receipt by General Electric of an opinion of counsel of the Company. See "DESCRIPTION OF THE PROPOSED MERGER--CONDITIONS TO THE MERGER."

REGULATORY APPROVAL

    General Electric and the Company filed notification and report forms with the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") seeking early termination of the waiting period under the HSR Act on December 24, 1997 and December 30, 1997, respectively. On July 14, 1998, General Electric and the Company received written notice that the FTC has granted early termination of the waiting period under the HSR Act. Pursuant to the terms of the Merger Agreement, General Electric and the Company entered into a side agreement, dated May 19, 1998 (the "Side Agreement"), wherein General Electric agreed to pay the Company $1,200,000 if the DOJ did not grant early termination or expiration of the waiting period under the HSR Act prior to the later of (i) June 22, 1998 or (ii) the date of the meeting of the shareholders of the Company at which the Merger is approved. Since early termination has been granted, no amount is payable by General Electric to the Company under the Side Agreement. See "DESCRIPTION OF THE PROPOSED MERGER--REGULATORY APPROVALS" and "--BACKGROUND OF AND REASONS FOR THE MERGER."

AMENDMENT; TERMINATION

    The Merger Agreement may be amended by written agreement of each of the parties before or after approval by the Company's shareholders by action of each party's board of directors (in the case of the Company and Sub) and by any vice president (in the case of General Electric), provided that, if after such shareholder approval, if applicable law requires shareholder approval of an amendment, the amendment will not be valid without such approval. The Merger Agreement may be terminated and the Merger abandoned before the Effective Date
(i) by mutual written consent of the Company, duly authorized by its Board, and General Electric by any vice president; (ii) by either party if the other fails to comply in any material respect with any of its respective covenants or agreements contained in the Merger Agreement, provided that the other party is not in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; (iii) by either party if there has been a material breach at the time when made by the other party, provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; (iv) by either party if the shareholders of the Company shall not approve the Merger at the Special Meeting; (v) by either party if the Merger has not been effected on or prior to the close of business on September 30, 1998, except that such right to terminate shall not be available to a party whose willful and material failure to fulfill any obligation of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be effected; (vi) by either party if any court or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; (vii) by either party if any order or directive has a material adverse effect on the business, operations or financial condition of the Company as the Surviving Corporation; (viii) by the Company by written notice to General Electric if the Board in good faith determines that a proposal by a third party to purchase 35% or more of the assets of the Company, or which results in such third party controlling 35% or more of the beneficial interests of shares of the Company's Common Stock, will be more favorable to its shareholders than the Merger and General Electric has not exercised its right to match such proposal; or (ix) by General Electric if the Board shall have failed to recommend the Merger to the Company's shareholders, or shall have modified in a manner adverse to General Electric or withdrawn its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders. If a termination is caused by (i) a breach of a representation or warranty of the Company; (ii) a failure by the Company to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement; (iii) a failure by the shareholders to vote in favor of the Merger; (iv) notification to General Electric of the Board's determination that a third party's proposal is more favorable than the Merger; or (v) failure of the Board to recommend the Merger, the Company is required to pay General Electric $550,000. See "DESCRIPTION OF THE PROPOSED MERGER--AMENDMENT; TERMINATION."

NO SOLICITATION

    Prior to the Effective Date or the termination of the Merger Agreement, the Company has agreed not to take, nor to authorize any of its affiliates to take, any action to (i) encourage, solicit or initiate the submission of any transaction which contemplates a Business Combination Proposal (as hereinafter defined); (ii) enter into any agreement with respect to any Business Combination Proposal; or

(iii) participate in any discussions with or take any other action to encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided that the Company may (A) participate in negotiations with or furnish information to any persons or group that makes an unsolicited Business Combination Proposal that the Board determines may reasonably be expected to result in a Superior Proposal (as hereinafter defined); (B) comply with Rule 14e-2 promulgated under the Securities and Exchange Act of 1934 with regard to any Business Combination Proposal; (C) fail to make or withdraw or modify its recommendation regarding the Merger to its shareholders if there exists a Superior Proposal or if the Board determines that such action is required to discharge properly its fiduciary duties; or (D) after terminating the Merger Agreement, enter into an agreement with respect to or recommend to its shareholders a Superior Proposal. Notwithstanding the foregoing, the Company is obligated to provide certain notice to General Electric in the event of an unsolicited Business Combination Proposal or Superior Proposal. See "DESCRIPTION OF THE PROPOSED MERGER--NO SOLICITATION."

PREFERRED STOCK

    Pursuant to the Merger Agreement, on June 5, 1998, a subsidiary of General Electric purchased 700,000 shares of Series B Preferred Stock of the Company (the "Preferred Shares") from the Company for $2,800,000. Except as otherwise expressly provided by law, the Preferred Shares do not have any right to vote for the election of directors or for any other purpose (including the Merger). The Preferred Shares accrue dividends of $0.32 per share per annum, beginning six months from the issuance of such shares, whether or not earned or declared, and are redeemable by the Company at any time at a price equal to $4.00 per share plus any accrued but unpaid dividends. Each Preferred Share is also convertible into Common Stock, at the option of the holders, at any time after the earlier of (i) the consummation of a reorganization (which includes mergers, consolidations and acquisitions of more than 35% of the Common Stock) of the Company with a third party or (ii) the later of (A) September 30, 1998 or (B) the termination of the Merger Agreement. See "DESCRIPTION OF THE PROPOSED MERGER--PREFERRED STOCK."

EFFECTIVE DATE

    The proposed Merger will be consummated if and on such date (the "Effective Date") as the Agreement of Merger of Sub into the Company, attached as Exhibit
A.1 to the Merger Agreement, and appropriate officers' certificates are filed with and accepted by the California Secretary of State. The Effective Date is currently expected to occur on or shortly after September 15, 1998, the date of the Special Meeting, subject to the satisfaction or waiver of the conditions to the Merger. See "DESCRIPTION OF THE PROPOSED MERGER--THE MERGER" and "--CONDITIONS TO THE MERGER."

FINANCING THE MERGER

    It is expected that the Per Share Merger Consideration, the MEDIQ Payment and the Escrow Payment will be financed by General Electric from internal funds of General Electric. See "DESCRIPTION OF THE PROPOSED MERGER--SOURCE AND AMOUNT OF FUNDS."

ACCOUNTING TREATMENT

    The Merger will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. See "DESCRIPTION OF THE PROPOSED MERGER--ACCOUNTING TREATMENT."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The exchange by shareholders of their shares of Common Stock for cash and the right to the Escrow Payment pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Shareholders are urged to consult their own tax advisors with respect to the federal, state, local and other tax consequences of the Merger, including the effects of recent and potential changes of law.

                            SELECTED FINANCIAL DATA

    The selected financial data set forth below for the years ended April 30, 1996, 1997, and 1998 has been derived from the audited financial statements of the Company included herein by reference. The selected financial data set forth below for the years ended April 29, 1994 and April 30, 1995 has been derived from the audited financial statements of the Company that are not included herein. See "AVAILABLE INFORMATION" regarding sources available to obtain copies of such financial statements. This information should be read in conjunction with those more detailed financial statements (including the notes thereto) and with the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" contained in the Company's Annual Report on Form 10-K incorporated herein by reference. The results set forth below are not necessarily indicative of results to be expected for any future period.

                                                                                  YEAR ENDED
                                                             -----------------------------------------------------
                                                             APRIL 30,  APRIL 30,  APRIL 30,  APRIL 30,  APRIL 29,
                                                               1998       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------

                                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Data:
  Revenues.................................................  $  36,889  $  42,387  $  45,727  $  46,366  $  40,464
  Net income (loss)........................................     (2,664)    (1,573)    (7,189)    (3,630)     1,507
  Net income (loss) per share(a):
    Basic..................................................      (0.65)     (0.31)     (1.43)     (0.81)      0.51
    Diluted................................................      (0.65)     (0.31)     (1.43)     (0.81)      0.49
Cash Dividends Per Share...................................  $  --      $  --      $  --      $    0.23  $    0.16
Weighted Average Shares Outstanding(a):
  Basic....................................................      4,098      5,036      5,036      4,511      2,944
  Diluted..................................................      4,098      5,036      5,036      4,511      3,049
Balance Sheet Data:
  Total assets.............................................  $  18,713  $  19,102  $  23,840  $  30,506  $  21,430
  Working capital..........................................       (594)       978      1,023      4,077      6,784
  Total long-term debt.....................................     --            479        910        141     --
  Total shareholders' equity...............................  $   5,729  $   8,393  $   9,966  $  17,155  $  15,400

------------------------

(a) In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods above have been presented and, where necessary, restated to conform to the SFAS No. 128 requirements.

                               VOTING AND PROXIES

    As of August 27, 1998, the Record Date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting, there were 3,009,395 shares of Common Stock outstanding, which were held of record by a total of approximately 850 shareholders. Each share entitles the holder to one vote on each matter to come before the Special Meeting.

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for purposes of the transaction of business at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and the Merger. Abstentions and failures to vote will not be counted as votes either in favor of or against approval of the Merger Agreement and the Merger. However, because approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock, a shareholder who fails to return a proxy or otherwise to vote or who abstains from voting on the Merger Agreement will have effectively voted against the proposal for purposes of determining the number of votes needed for approval.

    Pursuant to the Shareholders' Agreement and subject to the terms and conditions therein, the Committed Shareholders have agreed to vote all of their shares of Common Stock in favor of approval and adoption of the Merger Agreement and the Merger. As of the Record Date, the Committed Shareholders held 1,589,279 shares of Common Stock, constituting nearly 53% of the shares of Common Stock outstanding on such date, which is an amount sufficient to approve the Merger Agreement and the Merger at the Special Meeting. Pursuant to the terms of the Shareholders' Agreement, the Committed Shareholders agreed, until the termination of the Shareholders' Agreement, to (i) attend the Special Meeting and vote their shares of Common Stock in favor of the Merger; (ii) vote against any other third party proposal; (iii) not divest of any such shares of Common Stock; and (iv) not take any action as a shareholder to solicit a third party proposal with respect to the purchase or combination of the assets or stock of the Company. The Shareholders' Agreement terminates upon a termination of the Merger Agreement; however, if the Merger Agreement is terminated as a result of the shareholders of the Company voting against the Merger, the provisions of the Shareholders' Agreement listed above shall survive for six months after such termination.

    Ninety-three percent (93%) of the near 53% of shares held by the Committed Shareholders are held individually by directors of the Company, their direct family members, or in accounts, companies and trusts under their voting discretion. Thus, certain directors of the Company, their direct family members, or accounts, companies and trusts under their discretion control 49% of the Common Stock outstanding as of the Record Date and they have committed to vote all of their combined Common Stock in favor of the Merger Agreement. See "DESCRIPTION OF PROPOSED MERGER--SHAREHOLDERS' AGREEMENT."

    Proxies for use at the Special Meeting accompany this Proxy Statement. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder, or, in the absence of such direction, by the persons named therein FOR the approval and adoption of the Merger Agreement and the Merger in accordance with the recommendation of the Board. As to any other business which may properly come before the Special Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Special Meeting and voting in person. Attendance at the Special Meeting without also voting will not in and of itself constitute the revocation of a proxy.

    The Company will bear the costs of printing this Proxy Statement and soliciting proxies from shareholders. It is expected that proxies will be solicited by the Company principally through the use of the mail. In addition, if it should appear desirable to do so, directors, officers and employees of the Company may, without additional compensation, communicate with shareholders, and with banks, brokerage houses, nominees and others by telephone, telegraph, facsimile or in person, to request that proxies be furnished.

    SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THE ENCLOSED PROXY CARD. A LETTER OF TRANSMITTAL WILL BE MAILED BY THE PAYING AGENT FOLLOWING THE EFFECTIVE DATE TO EACH PERSON WHO WAS A HOLDER OF RECORD OF COMMON STOCK ON THE EFFECTIVE DATE. SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING COMMON STOCK TO THE PAYING AGENT ONLY AFTER THEY RECEIVE, AND ONLY IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

                       DESCRIPTION OF THE PROPOSED MERGER

    The following information with respect to the proposed Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement included herein as Appendix I.

BACKGROUND OF AND REASONS FOR THE MERGER

    HISTORY OF NEGOTIATIONS BETWEEN THE COMPANY AND GENERAL ELECTRIC

    During the past several years the medical equipment service industry has been characterized by increasing consolidation, with participants seeking the capability of providing a full range of products and services to their customers. In addition, consolidation in the medical care industry has caused an increase in the capital required by companies to compete in the industry, while enhancing the outlook for larger companies which provide greater economies of scale.

    During this period, management of the Company reviewed the Company's strategic alternatives and took various steps in an effort to maintain its competitiveness. In addition, the Company has strived to improve its profitability by (i) streamlining its operations, including terminating unprofitable or less profitable service contracts; (ii) installing new information systems, which have reduced working capital requirements and enhanced responsiveness to customers; and (iii) broadening its capabilities in the medical equipment services industry through new alliances and marketing initiatives.

    Despite these efforts, the Company continued to have unprofitable operating results and liquidity concerns, and continued to lose market share and its competitive advantages in the consolidating marketplace. As a result, in late 1996, the Company's management and the Board determined that it was in the best interests of the Company to explore the possibilities of seeking a buyer for substantially all of the assets or stock of the Company. Pursuant to this determination, the Company engaged Warburg Dillon Read LLC ("WDR") on October 21, 1996 to make inquiries on the Company's behalf to interested buyers in the medical equipment services industry.

    During the remainder of 1996 and the first half of 1997, the Company and WDR took affirmative steps to locate such a buyer. In late 1996 and the first half of 1997, the Company and WDR identified and entered into confidentiality agreements with approximately 10 potential buyers, including General Electric, and requested that each potential buyer provide a verbal indication of interest in acquiring the Company. Upon the receipt of such verbal indications, the Company provided each potential buyer with access to due diligence materials regarding the Company.

    As a result of this process, in early 1997, two of the parties conducting due diligence submitted further indications of interest to the Company. One of the indications involved the potential purchase of only a portion of the assets of the Company for cash. The other involved the potential purchase of substantially all of the assets of the Company. The Board met on February 3, 1997 and February 6, 1997 to discuss each of these indications of interest. The Board determined that it was not in the best interests of the Company to entertain negotiations regarding the sale of only a portion of the assets of the Company. Therefore, the Board decided not to move forward with respect to the first party. With respect to the second indication, the Board determined that the amount of consideration being offered was too low, particularly in light of

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the specified conditions required to close the transaction. Therefore, the Board also decided not to move forward with respect to the second party.

    During March through July of 1997, two additional parties who had conducted diligence with respect to the Company indicated an interest in acquiring the Company. However, the terms, contingencies and valuations offered by these parties were not within the range that the Board and the Company's management thought appropriate to continue negotiations.

    General Electric did not express any further interest until September 17, 1997 when a representative of General Electric spoke with Mr. Puls of the Company expressing General Electric's interest in entertaining discussions about a potential acquisition of the Company. As a result of this conversation, Mr. Puls and Mr. Hoefert of the Company met with representatives of General Electric on October 17, 1997 in Dallas, Texas to acquaint General Electric with a history of the Company and to assess General Electric's interest in acquiring the Company.

    On October 31, 1997, a representative of General Electric verbally contacted WDR to express General Electric's interest in pursuing an acquisition of all of the equity interests of the Company for $16 to $20 million in cash. However, due to the limited knowledge of General Electric in the operations of the Company, General Electric requested that it be allowed to engage in preliminary due diligence prior to the issuance of a letter of intent or other proposal. Pursuant to the request, the Company provided certain due diligence materials to General Electric and on November 27, 1997 General Electric submitted an additional preliminary due diligence request list to WDR.

    On December 1, 1997, Mr. Puls and Mr. Hoefert met with representatives of General Electric in Chicago, Illinois to review the General Electric due diligence request and oral indication of interest. Following this meeting, on December 9 and 10, 1997, General Electric representatives conducted preliminary due diligence and Mr. Puls and Mr. Hoefert met with representatives of General Electric to discuss the General Electric due diligence and to provide additional data to General Electric. On December 12, 1997, the Board met to discuss the progress of the General Electric due diligence and General Electric's oral indication of interest.

    At an industry conference in early December, a representative from a party ("Party A") who had signed a confidentiality letter with the Company earlier, met with Mr. Puls informally to discuss the possibility of acquiring all of the equity or all, or substantially all, of the assets of the Company. Following this conversation, Party A submitted a letter on December 9, 1997 (the "Party A Letter") indicating an interest in purchasing all of the equity interests in the Company. However, after informal discussions with the Board, WDR notified Party A that the Company was not interested in pursuing negotiations with Party A since the price range offered was not within a range deemed appropriate by the Board. During the industry conference, Mr. Puls also met informally with a representative of a party ("Party B") who had not previously signed a confidentiality agreement with the Company regarding a potential acquisition of all of the assets of the Company.

    Following its preliminary due diligence, General Electric submitted two non-binding letters to the Company on December 19, 1997 (the "General Electric Letter") setting forth the terms of a possible merger of a subsidiary of General Electric with and into the Company for a price of between $15 million and $16.48 million, based on certain assumptions and subject to various contingencies. The General Electric Letter also referred to additional actions to be taken after signing, including a provision for both companies to make filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR Act"), for which General Electric agreed to pay all filing fees. As a part of the letter, General Electric required a binding "exclusive dealing" agreement with the Company for a period commencing on the date of the General Electric Letter and ending on the earlier of (i) February 15, 1998 or (ii) thirty-one (31) days after the HSR Act filing if the HSR Act waiting period had not already expired.

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    The Board met on December 22, 1997 to review the General Electric Letter and
General Electric's requirement of an "exclusivity" agreement. In deciding whether to agree to the terms of the General Electric Letter, the Board determined that the consideration offered by General Electric was within an acceptable range of the Board's own assessment of the value of the Company. The Board also found it significant that General Electric had expressed a strong commitment to proceeding with the Company (as shown by its willingness to proceed with and pay for the HSR Act filing) and that it had the ability to close a potential transaction without contingent financing. For these reasons, the Board decided that it was in the best interests of the Company to pursue the possible acquisition by General Electric, and therefore decided to grant General Electric exclusivity in accordance with the General Electric Letter.

    Based on the General Electric Letter, General Electric made filings under the HSR Act on December 24, 1997 and the Company made filings under the HSR Act on December 30, 1997. Shortly thereafter, General Electric continued its due diligence investigation of the Company, and General Electric and the Company began preliminary negotiations of a draft merger agreement and related documents, including a shareholder voting agreement. On January 16, 1998, the Company's Board met to discuss the status of the General Electric negotiations and the draft merger agreement, and the Board's material negotiation points and strategies, based on comments received from General Electric with respect to the draft merger agreement.

    On January 27, 1998, the DOJ notified the Company that the DOJ needed additional information with respect to the proposed transaction, and on the following day, General Electric notified the Company that the DOJ had requested additional information from General Electric on the proposed transaction. The Board met on January 28, 1998 to discuss the requests regarding the HSR Act filings. On January 29, 1998, the DOJ made a formal "second request" of the Company and General Electric regarding the HSR Act filings, seeking extensive documents and information in connection with its analysis of a possible transaction. As a result of the "second request," the preliminary negotiations between General Electric and the Company of the draft merger agreement ceased at that time; however, the parties did agree to continue to work with the DOJ with respect to the HSR Filings, and shortly thereafter, General Electric and the Company produced certain information requested by the DOJ and met with the DOJ. On January 30, 1998, the "exclusive dealing" provisions of the General Electric Letter expired.

    On January 30, 1998, two additional parties ("Party C" and "Party D"), neither of whom had signed confidentiality letters with the Company earlier nor had been involved in discussions with WDR regarding the Company, jointly submitted an unsolicited non-binding letter (the "Party C/D Letter") indicating an interest in acquiring all of the equity interests of the Company for cash in an amount equal to between $17.6 million and $20.1 million. The Party C/D Letter required Party D to invest capital in Party C, allowing Party C to acquire the equity of the Company. The Party C/D Letter was subject to due diligence and automatically terminated unless accepted by February 2, 1998. On January 31, 1998, the Board met to discuss the progress in responding to the DOJ's request for additional data and information regarding the proposed General Electric transaction and reviewed the Party C/D Letter. In light of the DOJ request, the Board decided to pursue discussions with Party C and Party D and instructed WDR to notify Party C and Party D with respect to such decision.

    On February 2, 1998, WDR contacted Party C and Party D and negotiated and executed a confidentiality agreement on behalf of the Company. On February 3, 1998, representatives of Party C and Party D met with Mr. Puls and Mr. Hoefert in Dallas, Texas to discuss Party D's strategy for making an investment in Party C and the concurrent acquisition of the Company by Party C. At this meeting, Mr. Puls and Mr. Hoefert reviewed certain of the Company's publicly available information with Party C and Party D and discussed certain aspects of the Company's operations. On February 4, 1998, representatives of Party C and D continued their due diligence review of the Company.

    Throughout early February 1998, General Electric and the Company continued document production to and discussions with the DOJ. On February 11, 1998, after a conversation with WDR one day earlier,

Party B submitted an unsolicited non-binding letter (the "Party B Letter") indicating an interest in acquiring all or substantially all of the assets of the Company for cash in an amount equal to $20 million. The Party B Letter was contingent on extensive due diligence. On February 13, 1998, WDR negotiated and executed a confidentiality agreement on behalf of the Company with Party B. Meanwhile, on February 13, 1998, the Company again met with the DOJ to discuss the proposed transaction with General Electric. On February 16, 1998, the Board met to discuss the progress of the DOJ discussions, the progress of discussions with Party C and Party D and the Party B Letter.

    On February 17, 1998, Party C and Party D submitted a revised non-binding letter (the "Revised Party C/D Letter") indicating an interest in acquiring all of the equity interests of the Company for cash in an amount equal to $20 million. The Revised Party C/D Letter was contingent upon extensive additional due diligence of the Company and a binding four week "exclusive dealing" period.

    On February 19, 1998, Mr. Puls and Mr. Hoefert met with Party B representatives in Dallas, Texas to review certain of the Company's publicly available information and to provide additional information with respect to the Company's operations. Party B representatives continued Party B's due diligence review of the Company on February 20, 1998.

    On February 23, 1998, the Board met to discuss the Revised Party C/D Letter, the progress of the Party B negotiations and the progress in responding to the DOJ's request for additional data and information regarding the proposed General Electric transaction. The Board expressed its desire to pursue discussions with Party C and Party D, but was concerned about extending exclusivity to Party C and Party D. Throughout the discussions with Party C and Party D, the management of the Company and the Board had been concerned with the level of commitment exhibited by Party D (the financing entity for Party C) to a possible transaction, and its effect upon the ability of Party C to close a transaction with the Company. In addition, the Company's management and the Board believed that the extensive nature of the additional diligence requested in the Revised Party C/D Letter placed such a contingency on the likelihood of a transaction as to make exclusivity unwarranted in this case. Finally, based on these factors, as well as continued discussions with the DOJ and General Electric, and the preliminary interest of Party B, the Board decided that it was not in the best interests of the Company to grant exclusivity to any party at that time. The Board instructed WDR at the February 23, 1998 meeting to notify Party C and Party D of its desire to pursue discussions with Party C and Party D, but only if such parties agreed to waive the "exclusive dealing" provision. Party C and Party D declined to waive the "exclusive dealing" provision of the Revised Party C/D Letter and on February 25, 1998, Party C and Party D confirmed in writing the termination of the Revised Party C/D Letter.

    On or about March 3, 1998, the DOJ notified General Electric and the Company of its intention to contact certain third parties (customers, competitors and original equipment manufacturers) in connection with its review and analysis of the proposed General Electric transaction.

    On March 12, 1998, Party B informed WDR that it was not interested in acquiring all of the equity or assets of the Company. Instead, Party B was interested in pursuing discussions to purchase only certain assets and business units of the Company for cash. Throughout its attempt to find a potential buyer, the Company had determined and had been advised by WDR that it was not in the best interests of the Company to divest only selected assets unless a purchaser for the remaining assets could be found that would be willing to negotiate and close concurrently with any divestiture of selected assets of the Company. Since no such other purchaser was known to the Board or believed by the Board to be likely to surface, WDR responded to Party B that the Company was not presently interested in divesting such selected assets. Party B then indicated that it was no longer interested in pursuing a transaction with the Company. Nevertheless, Mr. Puls contacted a Party B representative about the possible divestiture of one specific business unit. Party B notified the Company on April 21, 1998 that it was not interested in acquiring the specific business unit.

    On March 20, 1998, Party C and Party D contacted WDR to express their desire to resume discussions with the Company. The Board met on March 23, 1998 to discuss the conditions necessary to continue discussions with Party C and Party
D. The Board again reviewed the "exclusive dealing" request of Party C and Party D and again decided it was not in the best interests of the Company to grant exclusivity to any party at that time. The Board also again discussed its concerns regarding the contingent nature of the financing from Party D. WDR notified Party C and Party D that these issues would need to be addressed by Party C and Party D before negotiations could continue. Based on this conversation, on March 25, 1998, Party C and Party D provided to the Company a commitment for financing from Party D, Party D's Board of Directors approval of the investment of Party D in Party C, and a waiver of the exclusivity clause in the Revised Party C/D Letter. Based on this, discussions were resumed and on March 26, 1998, Party C and Party D and their representatives met with Mr. Puls and Mr. Hoefert in Dallas, Texas to continue their due diligence of the Company. Party C and Party D continued such due diligence through April 7, 1998. On April 8, 1998, representatives of Party C and Party D contacted WDR to discuss the decision by Party D to withdraw its financing commitment to Party C and to withdraw from the acquisition discussions. During this meeting, Party C stated its interest in continuing discussions once it had secured additional financing sources; however, Party C indicated that the consideration offered in the Revised Party C/D Letter would need to be revised due to the withdrawal of Party D and to a perceived deterioration in the financial condition of the Company. Meanwhile, on April 3, 1998, the DOJ informed General Electric and the Company that it could take several more weeks to complete its contact with third parties regarding the transaction.

    After Party D withdrew its proposal from consideration, the Company became concerned about its limited options. Party B had withdrawn its proposal, Party C had no source of financing, and the Company had encountered operating losses throughout the period that the Company was seeking an acquiror, thereby increasing its liquidity concerns. Additionally, the Company had been seeking a potential acquiror for more than 15 months and no additional potential buyers had surfaced. Finally, because of the length of the proposed DOJ review, the management of the Company was concerned that rumors concerning a possible business combination would begin to disrupt the ongoing operations of the Company. Therefore, in order to proceed toward entering into a definitive agreement with General Electric, on April 10, 1998, Mr. Puls and Mr. Rauch, Chairman of the Board, met in Milwaukee, Wisconsin with General Electric representatives. During the meeting the parties proposed to eliminate any aspect of the contingent consideration and proposed a price of $16,000,000 for the Company plus payment of in-the-money Company stock options. After such meeting, General Electric and the Company resumed the negotiations regarding the draft merger agreement.

    On or about April 15, 1998, the DOJ suggested the possibility of continuing and expanding its investigation with respect to General Electric and the Company. However, shortly thereafter General Electric met with the DOJ and discussions regarding possible resolution of the HSR Act issues resumed. During the following two weeks, General Electric and the Company continued discussions with the DOJ regarding the possible resolution of the HSR Act issues. Additionally, General Electric and the Company continued negotiating an agreement and plan of merger and General Electric engaged in further due diligence investigations. During the last week of April 1998 and the first week of May 1998, General Electric and the Company began negotiations of possible schedules, exhibits, opinions and other ancillary documents in connection with the negotiations of the draft merger agreement. During this period, there were no further meaningful conversations with Party A, Party B, Party C or Party D; however, WDR received a draft of a merger agreement from Party C on April 22, 1998.

    On May 5, 1998, the Board met with the Company's legal counsel and financial advisors to review and discuss a written description of the terms of the draft merger agreement being negotiated with General Electric, to review the status of negotiations and to discuss various other matters related to the proposed transaction. At this meeting, WDR expressed its oral opinion that the consideration to be received in the proposed Merger is fair, from a financial point of view, to the shareholders of the Company, and discussed the analyses, methodologies and conclusions underlying such determination. The Board felt that the verbal presentation was complete and sufficient and, therefore, that review of a written copy of the financial analysis was not required.

    Although the terms of the Merger were acceptable to the Board, because of the disruption in operations which might be caused by announcing the Merger, the Company informed General Electric that it was unwilling to execute and deliver a definitive agreement unless General Electric would be willing to (i) compensate the Company if the DOJ did not terminate the HSR waiting period and (ii) make a substantial investment in the Company upon execution of such an agreement. On May 7, 1998, the Board met to discuss the above-described options and to set certain parameters for a possible resolution of these issues with General Electric. After additional negotiations between the parties, General Electric agreed to (i) a payment of $1,200,000 to the Company upon the occurrence of certain events related to the DOJ and (ii) an equity investment of $2,800,000 by General Electric in the Company by purchasing 700,000 shares of a new class of the Company's preferred stock. See "REGULATORY APPROVAL" and "PREFERRED STOCK."

    On May 11, 1998, the Board met again with the Company's legal counsel and financial advisors to review and discuss a written description of the proposed changes to the terms of the proposed merger agreement based on negotiations since May 5, 1998, and a representative of WDR confirmed its May 5, 1998 oral opinion that the consideration to be received in the proposed merger was fair, from a financial point of view, to the shareholders of Company. After discussion, the Board unanimously approved the form of the proposed merger agreement and authorized the appropriate officers to enter into the definitive agreement so long as General Electric agreed to the $1,200,000 payment and the purchase of the preferred stock described above. On May 11, 1998, WDR issued its written opinion that the consideration to be received in the proposed merger was fair, from a financial point of view, to the shareholders of Company.

    From May 11, 1998 through May 19, 1998, the parties continued to negotiate and finalize the proposed merger agreement and the related ancillary documents. On May 15, 1998, the Board again met with the Company's legal counsel and financial advisors to review additional changes to the proposed merger agreement and to discuss various details regarding the proposed preferred stock issuance. The Board again unanimously approved the form of the proposed merger agreement and authorized the appropriate officers to enter into the definitive agreement. At this meeting, WDR orally affirmed its written opinion of May 11, 1998 that the consideration to be received in the proposed merger was fair, from a financial point of view, to the shareholders of Company. Over the weekend of May 16-17, 1998 and on May 18-19, 1998, the parties finalized the language of the Merger Agreement and the ancillary documents related thereto. After the close of business on May 19, 1998, the parties executed and delivered the Merger Agreement and all ancillary documents thereto.

    REASONS FOR THE MERGER

    At the time the Merger Agreement was negotiated and executed, General Electric was the only party that had made a qualified offer to purchase either all of the stock or all of the assets of the Company. The terms of the Merger were determined through negotiations between the Company and General Electric following extensive discussions, financial analyses and due diligence. In reaching its determination on May 15, 1998 to approve and adopt the Merger Agreement and recommend approval of the Merger Agreement and the Merger to the Company's shareholders, the Board consulted with the Company's management, as well as its legal counsel and financial advisors, and considered a number of factors before determining that the Merger represented the best available alternative to enhance shareholder value. These factors included: (i) the presentation by WDR with respect to WDR's determination as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the shareholders of the Company, and the analyses, methodologies and conclusions underlying such determination (see "FAIRNESS OPINION"); (ii) the premium in existence at the time of approximately $0.97 to $1.25 per share (approximately 33% to approximately 42%), which represents the difference between the Per Share Merger

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Consideration, as adjusted by the pro rata share of the Escrow Payment, if any, and the trading price of the Common Stock at such time; (iii) the lack of any available strategic alternatives, including the probability of obtaining a superior offer and the timing thereof; (iv) the historical and recent sales and earnings of the Company; (v) the Company's future prospects and potential opportunities; (vi) the prices and premiums paid in recent acquisitions of companies deemed to be similar in certain respects to the Company; (vii) the advantages to the Company's shareholders of an all cash offer for their shares;
(viii) the likelihood that the Merger could be consummated, noting the timing of and conditions to the Merger; and (ix) the terms and conditions of the Merger Agreement, including, without limitation, the right of the Company to respond to unsolicited third party superior proposals, subject to payment of $550,000 in the event of entering into a transaction with such a third party; (x) the payment by General Electric of $1,200,000 to the Company should early termination or expiration of the waiting period under the HSR Act not be granted prior to the later of (A) June 22, 1998 or (B) the date of the meeting of the shareholders of the Company at which the Merger is approved; and (xi) infusion of cash to the Company resulting from the $2,800,000 purchase of the Preferred Shares (as hereinafter defined) by General Electric following execution of the Merger Agreement.

    The Board then unanimously concluded that the Merger with General Electric represented the best available alternative to enhance shareholder value. The Board did not find it practicable to, and did not attempt to, assign relative weights to the specific factors considered.

FAIRNESS OPINION

    The Company retained WDR to render a fairness opinion in connection with the Merger. WDR has delivered its written opinion, dated May 11, 1998, confirming its oral opinion of May 5, 1998 to the Board to the effect that, and based upon and subject to the assumptions, limitations and qualifications set forth therein, as of the date thereof, the consideration to be received in the Merger is fair, from a financial point of view, to the shareholders of Common Stock.

    The full text of WDR's fairness opinion, dated May 11, 1998, which sets forth a description of the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix II to this Proxy Statement. WDR's opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. The summary of WDR's opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Appendix II. SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY WDR.

    In connection with rendering the fairness opinion, WDR reviewed, analyzed and relied upon material relating to the financial and operating condition of the Company, including, among other things, the following: (i) the draft Merger Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended April 30, 1997 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended July 31, 1997, October 31, 1997 and January 31, 1998; (iii) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished to WDR by the Company for purposes of its analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Common Stock; (v) certain publicly available information with respect to certain other companies that WDR believed to be comparable to the Company and the trading markets for certain of such other companies' securities; (vi) discussions conducted with members of the senior management of the Company; (vii) certain publicly available information concerning the nature and terms of certain other transactions that WDR considered relevant to its inquiry; and (viii) such other financial studies, analyses and investigations, and such other information as WDR deemed necessary and appropriate, but none of which was individually material. WDR's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to WDR as of, the date thereof.

    In connection with its review, WDR did not, with the Company's consent, assume any responsibility for independent verification of any of the information reviewed by it for the purposes of its opinion, and with the Company's consent relied upon its being complete and accurate in all material respects. In addition, with the Company's consent WDR did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was WDR furnished with any such evaluation or appraisal.

    For the purposes of the opinion, with the consent of the Company, WDR assumed that the representations and warranties of each party contained in the Merger Agreement were true and accurate, that each party thereto would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver thereof. The Company did not place any limitations upon WDR regarding the procedures to be followed or the factors to be considered in rendering its opinion.

    In arriving at its opinion, WDR did not assign any particular weight to the factors considered by it, but rather made qualitative judgments based upon its expertise in providing such opinions and on then existing economic, monetary, market and other conditions as to the significance and relevance of each analysis and factor. Accordingly, WDR believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion. In its analyses, WDR made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or WDR. Any assumed estimates contained in WDR's analyses are not necessarily indicative of actual values or predicative of future results or values, which may be significantly more or less favorable than as set forth therein. Such estimates relating to the value of a business or securities do not purport to be appraisals or necessarily reflect the prices at which companies or securities may actually be sold.

    In connection with a presentation to the Board on May 5, 1998, as confirmed in the written opinion of May 11, 1998, WDR advised the Board that, in evaluating the consideration to be received in the Merger by the holders of the Common Stock, WDR had performed a variety of financial analyses with respect to the Company. In connection with rendering its opinion, WDR employed a variety of valuation methods. The material methods used are summarized below.

    PREMIUM ANALYSIS

    WDR calculated the premium to holders of the Common Stock of the Per Share Merger Consideration to the per share closing price of the Common Stock on May 1, 1998, and to the 52 week high and low closing stock price for the Common Stock during the latest twelve months ("LTM"). In calculating such amounts, WDR calculated the Per Share Merger Consideration to be received based upon the total current number of shares outstanding as of May 5, 1998 and assumed that the Escrow Payment was not disbursed to the shareholders of the Company. WDR calculated premiums to holders of the Company Common Stock equal to approximately 33% of the closing stock price for the Common Stock of $3.00 on May 1, 1998; 165% of the 52 week low closing stock price of $1.50 for the Common Stock; and 10% of the 52 week high closing price of $3.625 for the Common Stock.

    WDR also calculated multiples of the Company's "Implied Firm Value" (defined as the aggregate offer price for the Common Stock--$16,000,000 (the Merger Consideration)--plus book values of total debt, less cash and cash equivalents) to its LTM revenues and also calculated the Per Share Merger Consideration as a multiple of its latest fiscal quarter tangible book value. The results of the calculations were as follows: Implied Firm Value to LTM sales of 0.4x and Per Share Merger Consideration to tangible book value of 2.6x.

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
    ANALYSIS OF SELECTED PUBLICLY-TRADED COMPARABLE COMPANY

    WDR reviewed certain publicly available financial, operating and stock market information as of May 1, 1998 for the Company and Cohr, Inc., which in WDR's judgment was generally comparable to the Company for purposes of this analysis.

    WDR calculated, among other things, multiples of market price to latest fiscal quarter tangible book value per share, and multiples of Firm Value (Implied Firm Value in the case of the Company) to LTM revenues. "Firm Value" is defined as the value of the equity of the company plus book values of total debt, less cash and cash equivalents. An analysis of the multiples of market price to latest fiscal quarter tangible book value per share yielded 2.6x for the Company and 0.9x for Cohr, Inc. An analysis of the multiples of Firm Value to LTM revenues yielded 0.4x for the Company and 0.3x for Cohr, Inc.

    ANALYSIS OF RECENT ACQUISITION ACTIVITY

    WDR also reviewed three transactions involving the acquisition of all or part of certain medical maintenance related companies, which in WDR's judgment were generally comparable to the Merger for the purposes of this analysis. WDR calculated the multiples of Firm Value to LTM revenues, as well as the multiple of the offer price in each such transaction to the respective book value of such companies.

    The acquisitions reviewed by WDR, in reverse chronological order of announcement date included: (i) the acquisition by Steris Corp. of Amsco International, (ii) the acquisition by MMI Medical, Inc. (the Company) of MEDIQ Equipment and Maintenance Services, Inc. and (iii) the acquisition by Elbit Ltd. of Diasonics Ultrasound.

    These calculations yielded a range of Firm Value to LTM revenues of 0.35x to 1.06x with a median of 0.65x, and a range of price to book value of 0.9x to 2.1x with a median of 1.5x. WDR then compared the results of these calculations to multiples calculated using the Implied Firm Value and the Merger Consideration:
0.4x Implied Firm Value to the Company's LTM revenues and 2.6x Merger Consideration to book value of the Company.

    No company, transaction or business used in the analysis described under "ANALYSIS OF RECENT ACQUISITION ACTIVITY" and "ANALYSIS OF SELECTED PUBLICLY-TRADED COMPANY" above is identical to the Company or the Merger. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial operating characteristics and other factors which could effect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or comparable company data.

    WDR has advised the Board that, in connection with rendering its written opinion dated May 11, 1998, WDR considered certain financial information and market data in performing updates to the financial analyses described above. WDR stated that the updated financial analyses confirmed its opinion as described above.

    WDR is an internationally recognized investment banking firm which, as part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected WDR on the basis of its experience and independence.

    In the ordinary course of business, WDR and its affiliates may actively trade or hold the equity securities of the Company or the other merger participants for their own account or the accounts of their customers and, accordingly, may at any time hold a short or long position in such securities.

    Pursuant to the engagement letter with WDR, the Company has agreed to pay WDR a fee of $500,000 upon consummation of a disposition of all of the Company's stock or substantially all of the assets of the

Company whether by way of merger, transfer of assets or otherwise, for cash or securities, in one or a series of transactions with any party. The Company has also agreed to reimburse WDR for certain expenses incurred in connection with its engagement and to indemnify WDR and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

RECOMMENDATION

    The Board believes that the Merger is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board has unanimously approved the Merger Agreement and the Merger and unanimously recommends that the shareholders vote "FOR" approval and adoption of the Merger Agreement and the Merger. Under California law, the Merger cannot be consummated without the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the Merger Agreement and other transactions contemplated thereby, including the Merger.

SHAREHOLDERS' AGREEMENT

    Pursuant to the Shareholders' Agreement and subject to the terms and conditions therein, the Committed Shareholders have agreed to vote all of their shares of Common Stock in favor of approval of the Merger Agreement and the Merger. As of the Record Date, the Committed Shareholders held 1,589,279 shares of Common Stock, constituting nearly 53% of the shares of Common Stock outstanding on such date, an amount sufficient to approve the Merger Agreement and the Merger at the Special Meeting. Pursuant to the Shareholders' Agreement, the Committed Shareholders agreed, until the termination of the Shareholders' Agreement, to (i) attend the Special Meeting and vote their shares of Common Stock in favor of the Merger; (ii) vote against any Business Combination Proposal; (iii) not divest of any such shares of Common Stock; and (iv) not to take any action as a shareholder to solicit a third party proposal with respect to the purchase or combination of the assets or stock of the Company. The Shareholders' Agreement terminates upon the earlier to occur of September 30, 1998 or the termination of the Merger Agreement, provided that, if the Merger Agreement is terminated as a result of the shareholders of the Company voting against the Merger, the provisions of the Shareholders' Agreement listed above shall survive for 180 days after such termination.

    Ninety-three percent (93%) of the approximately 53% of shares held by the Committed Shareholders are held individually by directors of the Company, their direct family members, or in accounts, companies and trusts under their voting discretion. Thus, certain directors of the Company, their direct family members, or accounts, companies and trusts under their discretion control 49% of the outstanding Common Stock of the Company on the Record Date and they have committed to vote all of their combined Common Stock in favor of the Merger Agreement.

THE MERGER

    Subject to the conditions and the termination provisions contained in the Merger Agreement, the proposed Merger will become effective on the Effective Date, the date on which the Agreement of Merger of Sub into the Company attached as Exhibit A.1 to the Merger Agreement, along with any other required documents, is duly filed with and accepted by the Secretary of State of California. It is currently anticipated that, if the Merger Agreement is approved and adopted by the shareholders of the Company at the Special Meeting, and all other conditions to the Merger have been fulfilled or waived, the Effective Date will occur on the date that the Special Meeting has been scheduled, or a date as soon as practicable thereafter. Upon consummation of the Merger, Sub will merge with and into the Company, the separate existence of Sub as a corporation will cease, and the Company will remain as the Surviving Corporation and will be an indirect subsidiary of General Electric.

MERGER CONSIDERATION

    PER SHARE MERGER CONSIDERATION

    If the Merger is consummated, the Merger Agreement provides that each outstanding share of Common Stock (other than (i) shares held by General Electric or Sub, (ii) shares held by any corporation, partnership, joint venture, or other entity in which the Company (A) owns directly or indirectly, 50% or more of the outstanding voting securities or equity interests (other than the shares held by the InnoServ Technologies, Inc. Employee Stock Purchase Plan) or (B) is a general partner (a "Company Subsidiary"), (iii) shares held by any corporation, partnership, joint venture or other entity in which General Electric (A) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (B) is a general partner (a "General Electric Subsidiary"), and (iv) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) will, on the Effective Date, be converted into (i) the right to receive an amount equal to (A) the sum of $16,000,000 less the MEDIQ Payment and less the Escrow Payment, divided by (B) the number of shares of Common Stock outstanding as of the Effective Date, and (ii) the contingent right to receive additional consideration pursuant to the Escrow Agreement. As of the Record Date, 3,009,395 shares of Common Stock were outstanding. If the number of shares of outstanding Common Stock remains the same on the Effective Date, the Per Share Merger Consideration will be approximately $3.97.

    MEDIQ PAYMENT

    Pursuant to the MEDIQ Agreement, by and among the Company and MEDIQ (a copy of which is attached hereto as Appendix III), in 1997 the Company repurchased 2,026,438 shares of the Company's Common Stock ("the MEDIQ Shares") from MEDIQ in exchange for an agreement that the Company would not enter into or consummate a change of control (as defined in the MEDIQ Agreement) unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay to MEDIQ the amount that would have been received by MEDIQ in connection with the change of control transaction if all of the MEDIQ Shares were outstanding and held by MEDIQ at the effective time of such change of control transaction. The MEDIQ Agreement further provides that, after April 1, 1998 and through September 30, 1998, the Company shall not enter into or consummate a change of control unless the other party or parties thereto agree as a condition precedent to such transaction, to pay to MEDIQ 50% of the amount that would have been received by MEDIQ in connection with the change of control transaction if all of the MEDIQ Shares were outstanding and held by MEDIQ at the effective time of such change of control transaction. A change of control under the MEDIQ Agreement includes a transaction whereby the holders of a majority of the outstanding shares of Common Stock receive cash in exchange for such Common Stock pursuant to a merger.

    MEDIQ and the Company are currently in dispute as to the amount that would be owed to MEDIQ under the terms of the MEDIQ Agreement upon consummation of the Merger. If the Company and

General Electric had entered into or consummated a change of control on or prior to April 1, 1998, based on the Merger Consideration, upon consummation of the Merger MEDIQ would have been entitled to $6,437,994. Pursuant to the Letter Agreement, MEDIQ has acknowledged that it believes that, based on the accuracy of the representations described below, it will be owed $4,052,876 upon consummation of the Merger, while the Company has acknowledged that MEDIQ will be owed $3,218,997. The Company's belief is based on the fact that $3,218,997 is 50% of the amount that MEDIQ would have been entitled to if the Company and General Electric had entered into or consummated a change of control on or prior to April 1, 1998. The Merger Agreement provides for the payment on the Effective Date of the Merger by General Electric (i) to MEDIQ of an amount equal to $3,218,997 and (ii) to the Escrow Agent of an amount equal to $833,879, to be held pursuant to the Escrow Agreement. In a letter agreement among the Company and MEDIQ, the parties agreed to submit such dispute to binding arbitration pursuant to the terms of the MEDIQ Agreement to determine the amount MEDIQ and/or the holders of outstanding shares of Common Stock on the Effective Date will receive pursuant to the Escrow Agreement.

    Under the terms of the Letter Agreement, MEDIQ also released the Company from any further obligations under the MEDIQ Agreement, contingent upon the receipt of the MEDIQ Payment and subject to the representations of the Company and General Electric that such parties did not affirmatively delay any such change of control transaction and that a description (provided to MEDIQ) of the parties' discussions with respect to the Merger was materially correct and not misleading. In connection with the arbitration of the dispute over whether MEDIQ is owed $4,052,876 or $3,218,997, MEDIQ has advised the Company that it has concerns as to the accuracy of such representations and that MEDIQ will require discovery with respect to that issue. MEDIQ has not specified the nature of its concerns and, in depositions taken in connection with the arbitration proceedings referenced herein, MEDIQ's Chief Executive Officer and its outside counsel have testified that they knew of no facts to suggest that the representations are untrue or that the description is inaccurate. While the Company believes that the representations are accurate, MEDIQ may nevertheless claim that they are not accurate and demand that the full amount of $6,437,994 be paid to MEDIQ upon consummation of the Merger. Although the Company believes that any such claim would be without merit, there is no assurance, if such a claim is asserted, that the Company will prevail on the issue whether resolved in the arbitration proceeding or otherwise; however, the ultimate resolution of this issue will have no effect on the amount of the Per Share Merger Consideration nor will it affect the Company's or General Electric's obligations under the Merger Agreement. It is unlikely that the amount MEDIQ is entitled to receive will be finally resolved before the Merger is consummated. Should MEDIQ ultimately obtain a final judgment against the Company that it is owed more than the sum of the MEDIQ Payment and the Escrow Payment, the Company would be responsible for payment of that excess amount.

    ESCROW PAYMENT

    As described above, as additional consideration for the Merger, at the Effective Date General Electric will deposit $833,879 (the "Escrow Payment") into an account maintained by the Paying Agent, and pursuant to the terms of the Escrow Agreement, the Paying Agent will be instructed to distribute the Escrow Payment in full to either MEDIQ and/or the holders of outstanding shares of Common Stock as determined immediately prior to the Effective Date (or some combination thereof) in accordance with either an agreement between the Committee and MEDIQ regarding such funds, or in the absence of such an agreement, upon the order of the arbitrator(s) upon completion of the arbitration proceedings regarding the Escrow Payment.

    The Committee will initially consist of Mr. Puls, President and Chief Executive Officer of the Company, Mr. Rauch, Chairman of the Board, and Dr. Salen, Vice Chairman and Secretary of the Board. The Committee will represent the interests of the former shareholders of the Company and will speak for and on behalf of such shareholders with respect to all matters involving the Escrow Payment and Escrow Agreement. All of the expenses (including legal fees and costs) of the Committee occurring prior to the

Effective Date with respect to the arbitration or the Escrow Agreement shall be paid by the Company. All of the expenses (including legal fees and costs) of the Committee occurring on or after the Effective Date with respect to the arbitration or the Escrow Agreement shall be paid out of the Escrow Payment, prior to any disbursement of such funds by the Paying Agent. Any fees and expenses incurred by the Paying Agent in satisfying its duties and obligations under the Escrow Agreement shall be paid out of the Escrow Payment, prior to any disbursement of such funds by the Paying Agent.

    The Escrow Agreement provides that the Escrow Payment may be invested by the Escrow Agent with verbal instructions from time to time by the Committee in investment instruments collateralized and/or a direct obligation of the U.S. Government or its agencies. In the case of commercial paper, rating of the commercial paper may not be less than A1/P1.

    In the event that all or a portion of the Escrow Payment is awarded or distributed to the Committee on behalf of the holders of Common Stock as of the Effective Date, all amounts so distributed shall be payable to such holders as follows: each share of Common Stock representing a former shareholder interest shall be entitled to receive an amount equal to (i) the amount of Escrow Payment awarded or distributed to the Committee on behalf of the holders of Common Stock as of the Effective Date, divided by (ii) the number of shares of Common Stock outstanding as of the Effective Date. Such contingent rights will not be evidenced by any certificate and may not be assigned (except by operation of law). As of the Record Date, 3,009,395 shares of Common Stock were outstanding. If the number of shares of outstanding Common Stock remains the same on the Effective Date, the holder of each share of Common Stock could receive up to an additional $0.277 per share if all of the Escrow Payment is awarded or distributed to the Committee on behalf of the former holders of Common Stock.

STOCK OPTIONS

    As of the close of business on the Record Date, there were an aggregate of 380,200 Outstanding Options at a weighted average exercise price of $3.51 per share. In connection with the Merger, each of the options to purchase Common Stock granted under (i) the Company's 1992 Stock Incentive Plan that is outstanding as of the Effective Date and (ii) the Stock Option Agreement dated as of December 11, 1996 between the Company and Mr. Puls (the "Puls Agreement"), whether or not then vested, exercisable or effective, shall, by action of the Board or a duly authorized committee thereof, under the terms of the 1992 Stock Incentive Plan and the agreements evidencing the options granted thereunder or the Puls Agreement, as applicable, and without any action on the part of the holder thereof, vest and become effective and exercisable solely for the Per Share Merger Consideration and the contingent right to receive from the Surviving Corporation a per share amount equal to the per share amount, if any, received by each former holder of Common Stock under the Escrow Agreement. Prior to the Effective Date, each of the holders of Outstanding Options shall be offered the opportunity to enter into a Cancellation Agreement with the Company wherein, upon the Effective Date, they will receive (i) cash from the Surviving Corporation in an amount equal to the product of (A) the number of shares of the Common Stock subject to such Outstanding Options and (B) the amount, if any, by which the Per Share Merger Consideration exceeds the exercise or strike price per share of Common Stock subject to such outstanding option immediately prior to the Effective Date and (ii) the contingent right to receive from the Surviving Corporation a per share amount equal to the per share amount, if any, received by each former holder of Common Stock under the Escrow Agreement; provided that if such amount is equal to or less than zero, such Outstanding Option shall be deemed canceled and terminated.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Board with respect to the Merger, shareholders should be aware that certain members of the Board and the management of the Company have certain interests in the Merger that are different from, or in addition to, the interests of shareholders generally.

    For information with respect to beneficial ownership of Common Stock by management and members of the Board, which Common Stock will be subject to exchange for the Per Share Merger Consideration and a pro rata share of the Escrow Payment, if any, upon consummation of the Merger, see "COMPANY CAPITALIZATION--OWNERSHIP OF COMMON STOCK."

    Certain directors of the Company, their direct family members, or accounts, companies and trusts under their discretion control 49% of the Common Stock and they have committed, pursuant to the Shareholders' Agreement, to vote all of their combined Common Stock in favor of the Merger Agreement. See "SHAREHOLDERS' AGREEMENT."

    The Company and Mr. Puls, President and Chief Executive Officer of the Company and a director of the Company, have entered into a bonus agreement, dated December 20, 1996, and amended by letter agreement dated May 15, 1998, wherein Mr. Puls will receive a bonus of $307,500 upon the consummation of the Merger. The Company and Mr. Hoefert, the Vice President and Chief Financial Officer of the Company, have entered into a bonus agreement, dated September 29, 1997, wherein Mr. Hoefert will receive a bonus of $150,000 upon the consummation of the Merger.

    In addition, Mr. Puls and Mr. Hoefert are parties to letter agreements with the Company regarding their employment, wherein they are entitled to certain severance payments upon termination of their employment with the Company. With respect to Mr. Puls, upon consummation of the Merger, Mr. Puls' letter agreement with the Company will be amended to provide that: (i) if the employment of Mr. Puls is terminated by the Company for any reason other than cause (as defined in the agreement), then the Company must pay, within five business days after the date of such termination, a lump-sum severance payment to Mr. Puls equal to the pro rata portion of Mr. Puls' base salary (A) for the period beginning on the date of such termination and ending on the twenty-month anniversary of the Effective Date if such termination occurs on or before the eight-month anniversary of the Effective Date; or (B) for the period beginning on the date of such termination and ending on the first-year anniversary of such termination if such termination occurs after the eight-month anniversary of the Effective Date. If at any time following the sixtieth day after the Effective Date, Mr. Puls chooses voluntarily to terminate his employment, the Company will pay to Mr. Puls, within five business days after the date of such termination, a lump sum payment equal to the pro rata portion of Mr. Puls' base salary for the period beginning on the date of such termination and ending on the first-year anniversary of such termination.

    In addition to the agreement discussed above, if (i) at any time after the Effective Date and before the eight-month anniversary of the Effective Date, the Company terminates Mr. Puls' employment other than for cause or (ii) if at any time following the sixtieth day after the Effective Date and before the eight-month anniversary of the Effective Date Mr. Puls chooses to voluntarily terminate his employment, the Company will pay to Mr. Puls, within five business days after the date of such termination, a lump sum payment equal to $56,000.

    With respect to Mr. Hoefert, if his employment is terminated by the Company within six months following a "change of control" of the Company (as defined in such agreement), then InnoServ must pay Mr. Hoefert a severance payment by the continuation of his then current monthly salary and continued participation in the Company's medical and insurance plans for six months after such termination.

    In connection with the Merger, each of the options to purchase Common Stock granted under (i) the Company's 1992 Stock Incentive Plan that is outstanding as of the Effective Date and (ii) the Puls Agreement, whether or not then vested, exercisable or effective, shall, by action of the Board or a duly authorized committee thereof, under the terms of the 1992 Stock Incentive Plan and the agreements evidencing the options granted thereunder or the Puls Agreement, as applicable, and without any action on the part of the holder thereof, vest and become effective and exercisable solely for the Per Share Merger Consideration and the contingent right to receive from the Surviving Corporation a per share amount equal to the per share amount, if any, received by each former holder of Common Stock under the Escrow Agreement. Prior to the Effective Date, each of the holders of Outstanding Options shall be offered the opportunity to enter into a Cancellation Agreement with the Company wherein, upon the Effective Date, they will receive cash from the Surviving Corporation in an amount equal to the product of (i) the number of shares of Common Stock subject to such Outstanding Options and (ii) the amount, if any, by which the Per Share Merger Consideration exceeds the exercise or strike price per share of Common Stock subject to such outstanding option immediately prior to the Effective Date; provided that if such amount is equal to or less than zero, such outstanding option shall be deemed canceled and terminated. Under the Cancellation Agreements described herein, the holders of such Outstanding Options will also be entitled to receive from the Surviving Corporation a per share amount equal to the per share amount, if any, received by each former holder of Common Stock under the Escrow Agreement. Of the 380,200 Outstanding Options outstanding as of the Record Date, the directors and/or executive officers of the Company hold Outstanding Options to purchase 257,200 shares of Common Stock and upon the cancellation thereof in accordance with the terms of the Merger Agreement will result in cash payments to such persons of at least $126,028.

    Pursuant to the Merger Agreement, General Electric also agreed to indemnify each current and former officer, director or employee of the Company against all investigations, actions, suits, proceedings, judgments, costs, fines, amounts paid in settlement, losses, expenses (including, without limitation, reasonable attorneys' fees and ancillary related costs), claims, damages or liabilities, whether civil, criminal, administrative or investigative, arising in whole or in part out of, or based in whole or in part on, any matter existing or occurring at or prior to the Effective Date or out of the transactions contemplated by the Merger Agreement.

MANNER OF CONVERTING SHARES

    The conversion of shares of Common Stock into the Per Share Merger Consideration will occur at the Effective Date automatically by operation of law, without any action on the part of the holder thereof and without regard to the date on which certificates formerly representing shares of Common Stock are physically surrendered, or on which the Per Share Merger Consideration is delivered to former shareholders of the Company. From and after the Effective Date, each Certificate formerly representing shares of Common Stock (other than (i) shares held by General Electric or Sub, (ii) shares held by any Company Subsidiary, (iii) shares held by any General Electric Subsidiary, and (iv) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) shall be converted into the right to receive the Per Share Merger Consideration and the contingent right to receive the pro rata portion of the Escrow Payment, if any, in each case, without interest.

    At the Effective Date each share of Common Stock owned by any Company Subsidiary, General Electric or any General Electric Subsidiary shall be canceled without conversion or without payment of consideration and shall cease to exist. On or as soon as practicable after the Effective Date, the Letter of Transmittal setting forth the manner of exchanging Certificates for the Per Share Merger Consideration will be delivered by the Paying Agent to each holder of Common Stock as determined immediately prior to the Effective Date. Upon surrender to the Paying Agent of the Certificate(s), together with a properly completed Letter of Transmittal, the holder of such Certificate(s) shall be entitled to immediately receive the Per Share Merger Consideration with respect to each share formerly represented by such Certificate(s).

    If a Certificate has been stolen or destroyed, the registered holder thereof will be entitled to receive the Per Share Merger Consideration upon delivery to the Paying Agent of an affidavit to such effect and posting of a bond in a customary amount as indemnity against any third party claim with respect to such shares. In the event that a transfer of shares of Common Stock prior to the Effective Date was not reflected on the Company's stock transfer records, the transferee may be required, as a condition to exchange, to present the certificate representing such shares together with all documents required to evidence and effect such transfer and payment of applicable transfer taxes or evidence that any applicable stock transfer taxes have been paid. It is anticipated that the Paying Agent will mail the Per Share Merger

Consideration to each former shareholder of the Company who has complied with the foregoing procedures as soon as practicable but in no event later than seven business days after such compliance.

CONDITIONS TO THE MERGER

    The obligations of the Company and General Electric to consummate the Merger are subject to fulfillment or waiver of the following conditions: (i) approval of the Merger Agreement by the shareholders of the Company; (ii) the expiration or termination of the waiting period under the HSR Act and the absence of any order by any governmental entity restraining, enjoining or prohibiting the Merger; (iii) the performance in all material aspects of the agreements of each party, respectively under the Merger Agreement and the receipt by each party of certificates from an officer of the other party to such effect; (iv) the representations and warranties contained in the Agreement of each party, respectively, being correct and true as of the Effective Date (except where the failure to be so true, individually or in the aggregate with other such failures, would not have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, as such terms are defined in the Merger Agreement), and the receipt by each party of certificates from an officer of the other party to such effect; and (v) the receipt by General Electric of an opinion of counsel to the Company.

REGULATORY APPROVAL

    General Electric and the Company filed notification of the Merger and report forms with the DOJ and the FTC on December 24, 1997 and December 30, 1997, respectively. On January 29, 1998, the DOJ made a "second request" of the Company and General Electric for additional documentation regarding the HSR Act filing. As described in "DESCRIPTION OF THE PROPOSED MERGER--BACKGROUND OF AND REASONS FOR THE MERGER," the parties had multiple meetings with the DOJ regarding the HSR Act issues and the DOJ contacted certain third parties in investigating the potential Merger. On July 14, 1998, General Electric and the Company received notice that the FTC has granted early termination of the waiting period under the HSR Act. Pursuant to the terms of the Merger Agreement, General Electric and the Company entered into the Side Agreement wherein General Electric agreed to pay the Company $1,200,000 if the DOJ did not grant termination or expiration of the waiting period under the HSR Act prior to the later of June 22, 1998 or the date of the meeting of the shareholders of the Company approving the Merger. Since early termination has been granted, no amount is payable by General Electric to the Company under the Side Agreement.

AMENDMENT; TERMINATION

    The Merger Agreement may be amended by written agreement of each of the parties before or after approval by the Company's shareholders by action of each party's board of directors (in the case of the Company and Sub) and by any vice president (in the case of General Electric), provided that, if after such shareholder approval, applicable law requires shareholder approval of an amendment, the amendment will not be valid without such approval. The Merger Agreement may be terminated and the Merger abandoned before the Effective Date
(i) by mutual written consent of the Company, duly authorized by its Board and General Electric by any vice president; (ii) by either party if the other fails to comply in any material respect with any of its respective covenants or agreements contained in the Merger Agreement, provided that the other party is not in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; (iii) by either party if there has been a material breach at the time when made by the other party, provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement; (iv) by either party if the shareholders of the Company shall not approve the Merger at the Special Meeting; (v) by either party if the Merger has not been effected on or prior to the close of business on September 30, 1998, except that such right to terminate shall not be available to a party whose willful and material failure to fulfill any obligation of the Merger Agreement has been the cause of, or resulted in, the failure of the

Merger to be effected; (vi) by either party if any court or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; (vii) by either party if any order or directive has a material adverse effect on the business, operations or financial condition of the Surviving Corporation; (viii) by the Company by written notice to General Electric if the Board in good faith determines that a proposal by a third party to purchase 35% or more of the assets of the Company, or which results in such third party controlling 35% or more of the beneficial interests of shares of the Common Stock (a "Superior Proposal"), will be more favorable to its shareholders than the Merger and General Electric has not exercised its right to match such proposal; or (ix) by General Electric if the Board shall have failed to recommend the Merger to the Company's shareholders, or shall have modified, in a manner adverse to General Electric, or withdrawn its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders. If a termination is caused by (i) a breach of a representation or warranty of the Company, (ii) a failure by the Company to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement, (iii) a failure by the shareholders to vote in favor of the Merger, (iv) notification to General Electric of the Board's determination that a third party's proposal is more favorable than the Merger, or (v) failure of the Board to recommend the Merger, the Company is required to pay General Electric $550,000.

NO SOLICITATION

    Prior to the Effective Date or the earlier termination of the Merger Agreement, the Company has agreed not to directly or indirectly, take, nor authorize or permit any of its subsidiaries or its or their officers, directors, employees, representatives, investment bankers, financial advisors, attorneys, accountants or other agents or affiliates, to take any action to (i) encourage, solicit or initiate the submission of any tender or exchange offer, any bona fide written proposal for a merger, consolidation or other transaction which contemplates (A) the acquisition of more than 35% of the assets of the Company and the Company Subsidiaries taken as a whole or (B) any other agreement that contemplates the acquisition of beneficial ownership of more than 35% of the outstanding shares of the Common Stock or any public announcement of a proposal, plan or intention to do any of the foregoing (a "Business Combination Proposal"), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any non-public written information to, any person in connection with, or take any other action to encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided that the Company may (i) participate in discussions or negotiations with or furnish information to any persons or group (other than General Electric or an affiliate of General Electric) (a "Third Party") that makes an unsolicited Business Combination Proposal that the Board determines (after consultation with its financial advisors) may reasonably be expected to result in a Superior Proposal, and enter into any confidentiality agreement or standstill agreement with such Third Party in connection with such a Business Combination Proposal (provided, that any such information so furnished or any such confidentiality or standstill agreements so entered into shall, at the time such information is furnished or such agreement is entered into, be promptly delivered to General Electric), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to any Business Combination Proposal (assuming that such Business Combination Proposal includes a tender offer requiring the Company's response pursuant to such Rule), (iii) fail to make or withdraw or modify its recommendation regarding the Merger to its shareholders if there exists a Business Combination Proposal that is a Superior Proposal or if the Board determines, in good faith and after consultation with independent counsel, that such action is required to discharge properly its fiduciary duties, or (iv) after terminating the Merger Agreement, enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal.

    Notwithstanding the foregoing, the Company may not enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal or fail to make or withdraw or modify its recommendation to its shareholders if there exists a Business Combination Proposal that is a Superior Proposal unless (i) two business days shall have elapsed after delivery to General Electric of a written notice informing General Electric of the terms and conditions of the Business Combination Proposal, and (ii) General Electric does not, within such two business day period, make an offer which the Board determines in good faith (based on the advice of its financial adviser) to be as favorable to the Company's shareholders as such Business Combination Proposal.

    Additionally, the Company has agreed to promptly advise General Electric of any request for non-public written information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and in the case of a Business Combination Proposal that involves consideration other than all cash, the identity of the party making such Business Combination Proposal. The Company also has agreed to keep General Electric fully informed of the status and details of any such request, Business Combination Proposal or inquiry.

PREFERRED STOCK

    Pursuant to the Merger Agreement, on June 5, 1998, a subsidiary of General Electric purchased 700,000 shares of Series B Preferred Stock of the Company (the "Preferred Shares") from the Company for $2,800,000. The Company and a subsidiary of General Electric entered into a registration rights agreement (the "Registration Rights Agreement") which provides for the registration of the Preferred Shares upon the fulfillment of certain conditions. A copy of the Registration Rights Agreement is attached as Appendix IV.

    Except as otherwise expressly provided by law, the Preferred Shares do not have any right to vote for the election of directors or for any other purpose (including the Merger). The Preferred Shares accrue dividends of $0.32 per share per annum, beginning six months from the issuance of such shares, whether or not earned or declared, and such dividends are due and payable semiannually on the last day of June and December, beginning on the last day of December 1998. Any dividends not paid when due shall become part of the Liquidation Value (as hereinafter defined) of each Preferred Share. No dividends or distributions on Common Stock (other than dividends of Common Stock) shall be issued until all such Preferred Share dividends are paid and satisfied, and thereafter, the Preferred Shares shall share in any such dividends or distributions on Common Stock PARI PASSU to the shares of Common Stock then outstanding as if such Preferred Shares had been converted immediately prior to the record date of such dividend or distribution. Upon a liquidation, the Preferred Shares shall be entitled to receive out of the assets of the Company, before payment on the Common Stock, an amount equal to $4.00 per share plus any accrued but unpaid dividends (the "Liquidation Value"). Upon payment of the Liquidation Value, the Preferred Shares shall have no claim to the remaining assets of the Company.

    The Preferred Shares are redeemable by the Company at its option at any time after issuance at a price equal to the Liquidation Value. Each Preferred Share is convertible at the option of the holder into one share of Common Stock at any time, including prior to a redemption, after the earlier of (i) the consummation of a transaction arising out of a Superior Proposal, or (ii) the later of (A) September 30, 1998 or (B) the termination of the Merger Agreement. Upon a conversion, the holder of such converted Preferred Share(s) shall be entitled to the accrued dividends earned but not yet paid on such Preferred Share(s). The Company is required to pay such accrued dividends on or before the first anniversary of the conversion, provided that such dividends shall accrue interest at a rate of 8.0% per annum from the date of such conversion to the payment date.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of the Company, including direct costs of the Merger, will be allocated to the tangible assets acquired and liabilities assumed based on their estimated relative fair market values, with the excess purchase consideration allocated to intangible assets. The results of General Electric's operations will include the results of operations of the Company only from and after the Effective Date.

MERGER EXPENSES

    The Company will incur the expenses of printing and filing this Proxy Statement. Each party will pay all other expenses incurred by it incident to the Merger and carrying out of the transactions contemplated by the Merger Agreement, except for the filings under the HSR Act which was paid by General Electric. The Company estimates that the expenses which it will incur in connection with the Merger for legal, accounting, investment advisory, filing fees, printing, mailing and other costs, fees and expenses will aggregate approximately $1,125,000.

DEREGISTRATION OF COMMON STOCK

    Following consummation of the Merger, the shares of Common Stock will cease to be registered under the Exchange Act and will cease to be publicly traded.

SOURCE AND AMOUNT OF FUNDS

    The total amount of funds that will be required to pay shareholders, MEDIQ, the Escrow Payment and any holders of options pursuant to the Merger Agreement is approximately $16,300,000. General Electric intends to obtain the funds from internal sources. In addition, General Electric's payment of $2,800,000 in return for the Preferred Shares was also obtained from internal sources.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the material United States federal income tax consequences of the Merger is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. It does not discuss the state, local or foreign tax consequences of the Merger, nor does it discuss tax consequences to categories of shareholders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, persons who received their shares of Common Stock as compensation and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service (the "Service") with respect to the federal income tax consequences of the Merger.

PURCHASE OF SHARES

    The receipt of the Per Share Merger Consideration pursuant to the Merger and the receipt of the contingent right to the Escrow Payment, if any, pursuant to the Escrow Agreement will be a taxable transaction for United States federal income tax purposes (and may also be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between his or her adjusted tax basis in his or her shares of Common Stock and the amount of proceeds received by the shareholder in exchange therefor. The proceeds include the Per Share Merger Consideration and the fair market value of the contingent right to receive the Escrow Payment, if any, pursuant to the Escrow Agreement. Any gain or loss recognized by a shareholder pursuant to the Merger generally will be capital gain or loss if the shares of Common Stock were held as capital assets and will be long-term capital gain or loss if, on the Effective Date, the shares of Common Stock were held for more than one year. Since the Common Stock is publicly traded, the contingent right to receive the Escrow Payment does not permit a shareholder to use the installment method to report any gain recognized in the Merger for purposes of federal income tax law. Furthermore, since the Escrow Agreement may not expire within one year of its effective date, the contingent right to receive the Escrow Payment could be governed by the federal income tax laws applicable to contingent payment debt instruments. As such, the contingent right to receive the Escrow Payment may cause a shareholder to accrue interest income in the form of original issue discount. SINCE TREATMENT FOR FEDERAL INCOME TAX PURPOSES OF A RIGHT TO RECEIVE CONTINGENT PAYMENTS, SUCH AS THE ESCROW PAYMENT, IS UNCERTAIN, SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TIMING AND AMOUNT OF ANY INCOME OR GAIN ATTRIBUTABLE TO THE RECEIPT OF THE CONTINGENT RIGHT TO RECEIVE THE ESCROW PAYMENT (AND TO THE RECEIPT OF THE ESCROW PAYMENT ITSELF, IF ANY) PURSUANT TO THE ESCROW AGREEMENT.

BACKUP WITHHOLDING

    Under the Code, the receipt of the Per Share Merger Consideration and Escrow Payment, if any, may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the shareholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a shareholder under the backup withholding rules is allowable as a credit against such shareholder's federal income tax liability, provided that the required information is furnished to the Service. Corporations and certain other entities described in the Code and Treasury Regulations are exempt from such withholding if their exempt status is properly established. Shareholders should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.

GENERAL

    The foregoing discussion may not be applicable to shareholders who are subject to special treatment under United States federal income tax law or to holders of shares of Common Stock acquired upon the exercise of employee stock options or otherwise as compensation.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

                             COMPANY CAPITALIZATION

COMMON STOCK PRICES AND DIVIDENDS

    The Company's Common Stock is traded in the Nasdaq National Market under the symbol "ISER." The following table sets forth ranges of the high and low prices for a share of Common Stock for fiscal years 1997 and 1998. Quotations represent prices between dealers, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                                                                            HIGH          LOW
                                                                          ---------    ---------
QUARTER ENDED
-------------------------------------------------------------------------
    April 30, 1998....................................................... $ 3 5/8      $ 1 15/16
    January 31, 1998.....................................................   3            1 11/16
    October 31, 1997.....................................................   2 1/4        1 1/2
    July 31, 1997........................................................   2 1/4        1 11/16

QUARTER ENDED
-------------------------------------------------------------------------
    April 30, 1997....................................................... $ 3 1/8      $ 1 13/16
    January 31, 1997.....................................................   3 1/8        2 1/8
    October 31, 1996.....................................................   5            2 7/8
    July 31, 1996........................................................   5 5/8        3 5/8

    On May 19, 1998, the last full trading day prior to the public announcement by General Electric and the Company of the execution of the Merger Agreement, the closing price for a share of Common Stock of the Company was $3.25. On May 19, 1998, the high price for a share of Common Stock was $3.25 and the low price for a share of Common Stock was $3.125. On August 24, 1998, the closing price for a share of such Common Stock was $3.94.

    There were approximately 250 shareholders of record as of August 27, 1998. Based solely upon the number of sets of proxy materials requested by brokers, dealers and other institutional "street name" holders for the last annual meeting of shareholders, the Company estimates that there are greater than 850 beneficial holders of its Common Stock.

    Since November 18, 1994, the Company has not paid any cash dividends, and the Company currently does not intend to pay any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 3,009,395 shares were issued and outstanding as of the Record Date, and 5,000,000 shares of preferred stock, $0.01 par value, of which 700,000 Preferred Shares were issued and outstanding as of the Record Date.

COMMON STOCK

    Record holders of Common Stock are entitled to one vote per share on each matter submitted to a vote of the shareholders of the Company, except that cumulative voting for the election of directors is permitted. Subject to preferences that may be applicable to the holders of the Preferred Shares, each holder of Common Stock is entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefor. See "COMMON STOCK PRICES AND DIVIDENDS." Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of the Preferred Shares. Record holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock were validly issued and are fully paid and nonassessable under the laws of the State of California.

PREFERRED STOCK

    The Board is authorized, subject to any limitations prescribed by the laws of the State of California, but without further vote or action by the shareholders, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The Board may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Pursuant to the Merger Agreement, on May 15, 1998, the Board agreed to authorize and issue 700,000 shares of the Preferred Shares. See "DESCRIPTION OF THE PROPOSED MERGER-- PREFERRED STOCK."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, and its telephone number is: (800) 356-2017.

OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each director of the Company, and all executive officers and directors of the Company as a group. Except as otherwise indicated in the footnotes to the following table, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such person, subject to applicable community property laws. Unless otherwise indicated, the address of each shareholder listed is in care of InnoServ Technologies, Inc., 320 Westway, Suite 520, Arlington, Texas, 76018.

                                                                                                  PERCENT
                                                                            SHARES                  OF
NAME AND ADDRESS                                                     BENEFICIALLY OWNED(1)     OWNERSHIP(2)
------------------------------------------------------------------  -----------------------  -----------------
Dudley A. Rauch...................................................          1,067,632(3)                35%
Samuel Salen, M.D.................................................            301,357(4)                10%
Michael G. Puls...................................................            102,400(5)                 3%
Michael F. Sandler................................................             12,000(6)                 *
Bernard J. Korman.................................................             30,000(6)                 *
Michael M. Sachs..................................................            134,712(7)                 4%
David A. Wegmann..................................................             14,361(8)                 *
Thomas E. Hoefert.................................................             16,667(9)                 *
Citicorp Venture Capital Ltd......................................            247,500                    8%
  399 Park Avenue, 20th Floor
  New York, New York 10043
All directors and executive officers as a group (8 persons).......          1,679,129(10)               53%

------------------------

*   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission, based upon information furnished by each person listed. The percentages shown include shares which each named shareholder has the right to acquire within 60 days of the Record Date. In calculating percentage ownership, all shares which a named shareholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that shareholder, but are not deemed outstanding for the purpose of computing the percentage ownership by any other shareholder. Listed persons may disclaim beneficial ownership of certain shares.

(2) Percent of shares of Common Stock outstanding at August 27, 1998. Shares subject to purchase pursuant to stock options exercisable at such date or within 60 days thereafter are deemed to be outstanding for purposes of calculating the percentage, where applicable.

(3) Includes 52,868 shares held by Cecilia B. Rauch, Mr. Rauch's spouse; 13,743 shares held by the Rauch Family Foundation over which Mr. Rauch exercises shared voting and investment powers; and 26,322 shares held by the Henry E. Rauch Trust of 1994 over which Mr. Rauch exercises sole voting and investment powers. Mr. Rauch disclaims beneficial ownership of all such shares. Also includes 12,300 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998.

(4) Of such shares (i) 121,962 shares of Common Stock are held by the Salen Family 1995 Revocable Living Trust (ii) 89,095 shares are owned by MSB Radiology Medical Group, Inc. Profit Sharing Trust, and (iii) 11,000 shares are owned by MSB Radiology Medical Group, Inc. ("MSB"). Also includes 9,300 shares subject to outstanding options issues pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998. Dr. Salen, as a trustee, exercises shared voting and investment control over the shares held by the Salen Family 1995 Revocable Living Trust and the MSB Radiology Medical Group, Inc. Profit Sharing Trust. Dr. Salen exercises shared voting and investment control over the shares held by MSB.

(5) Includes 100,000 shares of Common Stock subject to outstanding options issued pursuant to the Stock Option Agreement dated December 11, 1996 which were, or become, exercisable within 60 days of August 27, 1998.

(6) Includes 9,000 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998.

(7) Includes 2,860 shares of Common Stock owned by Mr. Sachs' spouse and 1,210 shares held by Mr. Sachs as trustee of a trust, as to which shares Mr. Sachs disclaims beneficial ownership. Also includes 12,300 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998.

(8) Includes 12,300 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998.

(9) Includes 16,667 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 27, 1998.

(10) Includes 180,867 shares of Common Stock subject to outstanding options issued pursuant to stock options which were, or become, exercisable within 60 days of August 27, 1998. Directors and officers, as a group, disclaim beneficial ownership of 97,003 shares.

                       RIGHTS OF DISSENTING SHAREHOLDERS

    If the Merger is consummated, holders of Common Stock who object to the Merger may be entitled to have the "fair market value" of their shares at the Effective Date (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to them by complying with the provisions of Chapter 13 of the California General Corporation Law ("Chapter 13"). However, because the Common Stock is traded in the Nasdaq National Market, shareholders of the Company who object to the Merger may vote against approval and adoption of the Merger Agreement at the Special Meeting but will not be entitled to dissenters' rights if the Merger is consummated over their objections unless the holders of five percent or more of the outstanding shares of Common Stock make appropriate demands under Chapter 13.

    The following is a brief summary of Chapter 13, which sets forth the procedures for dissenting from the Merger and demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Chapter 13, the text of which is attached hereto as Appendix VI. Appendix VI should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, because failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.

    Not later than the date of the Special Meeting, a shareholder of the Company who desires to exercise his or her statutory dissenters' rights must make a written demand upon the Company (addressed and delivered to the Secretary of the Company at 320 Westway, Suite 520, Arlington, Texas 76018) to purchase and pay to the shareholder in cash the "fair market value" of all or any portion of the shares of Common Stock held of record by the shareholder. Such written demand must contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the first public announcement of the proposed Merger. This statement of fair market value constitutes an offer by the shareholder to sell such shares at such price. Such written demand must be in addition to and separate from any proxy or vote against the proposal to approve the Merger. Voting against the Merger will not constitute the written demand for payment of the fair market value in cash of any shares that is required by Chapter 13. The written demand must be executed by or for the shareholders of record, fully and correctly, as such shareholder's name appears on the certificate representing such shareholder's shares of Common Stock.

    Pursuant to the provisions of Chapter 13, holders of Common Stock desiring to exercise their statutory dissenters' rights must affirmatively vote against approval of the Merger Agreement and the transactions contemplated thereby at the Special Meeting. Abstaining from voting or failing to vote on the proposal to approve the Merger Agreement will not constitute a vote against the Merger Agreement and the Merger for the purpose of establishing dissenters' rights. Any shareholder who desires to exercise dissenters' rights should (i) either (A) execute and return a proxy card in the respective form accompanying this Proxy Statement, specifying that his or her shares are to be voted against the approval and adoption of the Merger Agreement, or (B) attend the Special Meeting in person and vote against approval and adoption of the Merger Agreement and (ii) not later than the date of the Special Meeting make written demand upon the Company for the purchase of the shares and payment to the shareholder in cash of the shares' fair market value. If a holder of Common Stock returns a signed proxy but does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain from voting on the approval of the Merger Agreement, the proxy will be voted FOR approval and adoption of the Merger Agreement and the Merger, which will waive such holder's dissenters' rights.

    If the Merger Agreement is approved and the holders of five percent or more of the outstanding shares of Common Stock have made appropriate demands under Chapter 13, the Company will have 10 days after such approval to send to those shareholders who have made a demand upon the Company for the fair market value of their shares by the date of the Special Meeting and who have voted against the Merger Agreement written notice of such approval, which must be accompanied by a copy of Chapter 13, a statement of the price determined by the Company to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. In order to preserve his or her dissenters' rights, a shareholder must, within 30 days after the date on which the notice of approval of the Merger Agreement is mailed, make written demand upon the Company for the purchase of dissenting shares, specifying their number, and for payment to such shareholder in cash of the fair market value of such dissenting shares. Within the same 30-day period, the dissenting shareholder must also surrender to the Company at the office designated in the notice of approval of the Merger Agreement, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Common Stock that are transferred before their submission for endorsement will lose their status as dissenting shares.

    If the Company denies that shares surrendered are dissenting shares, or if a shareholder fails to agree with the Company upon the fair market value of his or her dissenting shares, then the dissenting shareholder must, within six months after the notice of the approval of the Merger Agreement is mailed, either file a complaint with the Superior Court of the County of Los Angeles requesting that the Court make such determinations, or intervene in any pending action brought by any other dissenting shareholder. If such a complaint is not filed or such intervention in a pending action is not made within the specified six-month period, the dissenting shareholder will lose his or her dissenters' rights. No shareholder will be entitled to receive the fair market value of his or her shares of Common Stock as a consequence of the exercise of dissenters' rights unless the Merger is consummated.

                       INFORMATION CONCERNING THE COMPANY

BUSINESS

    The Company is a California corporation organized in 1981. The Company provides comprehensive asset management programs and services, multi-vendor maintenance and repair services and other specialized services to radiology, cardiology, biomedical and laboratory departments of hospitals and other healthcare providers. The foregoing business is reported as one segment. Except where the context otherwise requires, the terms "InnoServ" and "the Company" as used in this section refer to InnoServ Technologies, Inc. and its subsidiaries.

MANAGEMENT

    DIRECTORS

    The following table sets forth certain information concerning the Company's
Directors:

                                                                                                             DIRECTOR OF
NAME                                AGE                               POSITION                             INNOSERV SINCE
------------------------------      ---      -----------------------------------------------------------  -----------------
Dudley A. Rauch...............          57   Director, Chairman of the Board of the Directors                      1981
Samuel Salen, M.D.............          57   Director, Vice Chairman of the Board of Directors and                 1981
                                               Secretary
Michael G. Puls...............          48   President and Chief Executive Officer; Director                       1995
Bernard J. Korman.............          66   Director                                                              1994
Michael M. Sachs..............          57   Director                                                              1981
Michael F. Sandler............          52   Director                                                              1994
David A. Wegmann..............          51   Director                                                              1983

    Mr. Rauch has been a private investor since 1992. Previously, Mr. Rauch served as President and Chief Executive Officer of InnoServ from 1981 and was elected Chairman and appointed Chief Executive Officer in 1986. He resigned as Chief Executive Officer in 1992.

    Dr. Salen is a radiologist and the President of MSB Radiology Medical Group, Inc., a private physician's group practice. Dr. Salen served as interim President and Chief Executive Officer of InnoServ from March 1995 to December 1995.

    Mr. Puls became President and Chief Executive Officer of InnoServ in December 1995. Before joining InnoServ, Mr. Puls was a Group Director of Venture Projects for Senmed Medical Ventures, a manager of commercialization processes for advanced medical technologies, from January 1995 to December 1995. Mr. Puls was the President and Chief Executive Officer of EnviroSurgical, Inc., an early-stage medical device company, from January 1993 to December 1994 and an independent consultant to medical device and service companies from July 1991 to December 1992. He also served as the Vice President of Business Development for EZEM Corporation, a provider of radiology products, from January 1989 to June 1991.

    Mr. Korman has been Chairman of the Board of Directors of Graduate Health System, Inc., a not-for-profit healthcare system, since 1995 and of NutraMax Products, Inc., a consumer healthcare products company since 1986. Mr. Korman formerly was the President, Chief Executive Officer and Director of MEDIQ Incorporated, a healthcare services company, from 1977 to 1995. He also serves as director of The New America High Income Fund, a financial services company; Pep Boys, Inc., an automotive supplies company; Today's Man, Inc., a retail men's clothing sales company; Omega Healthcare Investors, Inc., a healthcare REIT; Omega Worldwide, Inc.; and Kranzco Realty Trust, a shopping center REIT.

    Mr. Sachs, since 1990, has been the Chairman of the Board and Chief Executive Officer of Westrec Financial, Inc., which operates marinas and related businesses. From 1982 to 1990, Mr. Sachs was Executive Vice President, Director and General Counsel of Public Storage, Inc., a rental storage facilities company. He also serves on the Board of Directors of New Century Financial Corporation, and Pinpoint Systems, Inc., a manufacturer of marine electronic equipment.

    Mr. Sandler has been President and Chief Executive Officer of Veritext LLC, a court reporting services company, since October 1997. From November 1988 until September 1997, Mr. Sandler was Vice President, Finance and Chief Financial Officer of MEDIQ. Mr. Sandler served as Vice President and Chief Financial Officer of InnoServ from May 1997 to September 1997 while employed by MEDIQ.

    Mr. Wegmann has been a private investor since 1988. Mr. Wegmann serves on the Board of Directors of Plantronics, Inc., a manufacturer of telephone headset equipment.

    EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of InnoServ.

                                                                                                          OFFICER OF
NAME                                AGE                             POSITION                            INNOSERV SINCE
------------------------------      ---      -------------------------------------------------------  ------------------
Michael G. Puls...............          48   President and Chief Executive Officer, Director          December 1995
Thomas E. Hoefert.............          46   Vice President and Chief Financial Officer               September 1997

    Each officer serves until a successor has been chosen or until the officer's earlier resignation or removal. There is no family relationship among any of the above executive officers or the directors of InnoServ. A summary of the employment history of Mr. Puls appears under the heading of "DIRECTORS."

    Mr. Hoefert first became Vice President and Chief Financial Officer of the Company in January 1996. Mr. Hoefert resigned his position in April 1997 and was subsequently rehired to his previous position in September 1997. Prior to January 1996, Mr. Hoefert was employed by Recognition International Inc., a manufacturer of document processing equipment and solutions, as Vice President and Chief Financial Officer from 1994 to 1995 and as Vice President and Controller from 1989 to 1994.

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid or accrued by InnoServ for services in all capacities for each of the three years in the period ended April 30, 1998 for InnoServ's Chief Executive Officer and other executive officers ("Named Executive Officers") at the end of fiscal 1998.

                                                                                         ANNUAL COMPENSATION
                                                                                 ------------------------------------
NAME AND                                                                                                OTHER ANNUAL
PRINCIPAL POSITION                                                      YEAR       SALARY      BONUS    COMPENSATION
--------------------------------------------------------------------  ---------  ----------  ---------  -------------
Michael G. Puls (1).................................................       1998  $  215,000  $  56,000        *
President, Chief Executive Officer and Director                            1997  $  203,333  $  42,000        *
                                                                           1996  $   68,974  $  22,000        *

Thomas E. Hoefert (6)...............................................       1998  $   96,183  $  15,000        *
Vice President and Chief Financial Officer                                 1997  $  152,500  $       0   $  23,247(7)
                                                                           1996  $   43,846  $  15,000        *

                                                                              LONG-TERM COMPENSATION
                                                                                AWARDS/OUTSTANDING
NAME AND                                                                              OPTIONS            ALL OTHER
PRINCIPAL POSITION                                                   YEARS           (SHARES)          COMPENSATION
-----------------------------------------------------------------  ---------  -----------------------  -------------
Michael G. Puls (1)..............................................       1998                 0           $     500(3)
President, Chief Executive Officer and Director                         1997                 0(2)        $  10,519(4)
                                                                        1996           150,000(2)        $  90,481(5)

Thomas E. Hoefert (6)............................................       1998                 0(8)        $     500(3)
Vice President and Chief Financial Officer                              1997                 0           $   1,000(3)
                                                                        1996            25,000(8)        $       0

------------------------

* Perquisites and other personal benefit amounts are not required to be reported in Other Annual Compensation if not exceeding $50,000 or ten percent of the executive's annual salary and bonus.

(1) Mr. Puls has served as President and Chief Executive Officer of InnoServ since December 27, 1995.

(2) The options granted to Mr. Puls in fiscal 1996 were rescinded and immediately reissued during fiscal 1997 pursuant to a free standing option agreement, the terms of which are the same in all substantive respects as the options granted in fiscal 1996, including exercise price, vesting and term and are therefore not shown as granted during fiscal 1997.

(3) Represents employer-matched 401(k) contributions.

(4) Includes $9,519 for relocation assistance in conjunction with the commencement of Mr. Puls' employment with InnoServ and $1,000 in employer-matched 401(k) contributions.

(5) Represents payment for relocation assistance in conjunction with the commencement of Mr. Puls' employment with InnoServ.

(6) Mr. Hoefert first became Vice President and Chief Financial Officer of InnoServ on January 17, 1996. Mr. Hoefert resigned his position on April 30, 1997 and was subsequently rehired to his previous position on September 29, 1997.

(7) Represents payment for accrued vacation in conjunction with Mr. Hoefert's separation from the employment of InnoServ.

(8) At the time Mr. Hoefert was rehired, the options granted to him in fiscal 1996 were reinstated.

    STOCK OPTION GRANTS

    No stock options, warrants or rights to purchase securities were granted to the Named Executive Officers during fiscal 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
     VALUES

    The following table sets forth information concerning the fiscal year-end value of unexercised options held by each Named Executive Officer. No options were exercised by the Named Executive Officers in fiscal 1998.

                                                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                              OUTSTANDING OPTIONS AT          OUTSTANDING OPTIONS AT
                                                                     YEAR-END                      YEAR-END(1)
                                                            --------------------------  ----------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ---------------  -----------------
Michael G. Puls...........................................     100,000        50,000       $       0         $       0
Thomas E. Hoefert.........................................      16,667         8,333       $       0         $       0

------------------------

(1) Calculated using the closing price of the Common Stock on April 30, 1998 of $2.625 per share.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    COMPENSATION OF DIRECTORS

    Directors who are not compensated directly as officers receive $3,500 per quarter and $1,000 for each Board or Committee meeting attended in person. Also, under the 1992 Stock Incentive Plan, on the first business day following InnoServ's annual meeting of shareholders, each non-employee director is automatically granted options to purchase shares of Common Stock equal to the lesser of (a) 3,000 shares of Common Stock and (b) the number of shares of Common Stock that have an aggregate fair market value of $20,000 on the date of grant. Directors who are compensated directly as officers receive no additional compensation.

    Mr. Sandler served as Vice President and Chief Financial Officer of InnoServ from May 1, 1997 to September 29, 1997. Mr. Sandler was not directly compensated by InnoServ, instead, InnoServ reimbursed MEDIQ, Mr. Sandler's then current employer and the beneficial owner of 44% of InnoServ's common stock, for time Mr. Sandler spent at InnoServ at an hourly rate based on MEDIQ's cost plus travel and other related expenses. For services provided by Mr. Sandler during this period, InnoServ reimbursed MEDIQ $39,605.

    EMPLOYMENT AGREEMENTS

    InnoServ has letter agreements with Mr. Puls and Mr. Hoefert which provide that if the employment of the executives is terminated by InnoServ for any reason other than cause (as defined in the agreement), then InnoServ must pay a severance payment by continuing the executive's then current monthly salary and continued participation in InnoServ's medical and insurance plans for twelve months in the case of Mr. Puls and six months in the case of Mr. Hoefert. The agreements also contain a two year covenant not to compete following termination of employment.

    The agreements with Mr. Puls and Mr. Hoefert each also provide that, in the event of termination of the executive's employment with InnoServ without cause within six months following a "change of control" of InnoServ (as defined in such agreement), the executive will receive a severance payment as provided for above and, in the case of Mr. Puls, a one-time payment equivalent to his prior year's bonus. The agreements also provide for immediate vesting of all the executives' stock options upon such change of control.

    Upon consummation of the Merger, Mr. Puls' letter agreement with the Company will be amended to eliminate the termination and severance payments described above and to provide that if the employment of Mr. Puls is terminated by the Company for any reason other than cause (as defined in the agreement), then the Company must pay, within five business days after the date of such termination, a lump sum severance payment to Mr. Puls, equal to the pro rata portion of Mr. Puls' base salary (i) for the period beginning on the date of such termination and ending on the twenty-month anniversary of the Effective Date if such termination occurs on or before the eight-month anniversary of the Effective Date or (ii) for the period beginning on the date of such termination and ending on the first-year anniversary of such termination if such termination occurs after the eight-month anniversary of the Effective Date. If at any time following the sixtieth day after the Effective Date, Mr. Puls chooses voluntarily to terminate his employment, the Company will pay to Mr. Puls, within five business days after the date of such termination, a lump sum payment equal to the pro rata portion of Mr. Puls' base salary for the period beginning on the date of such termination and ending on the first-year anniversary of such termination.

    In addition to the agreement discussed above, if (i) at any time after the Effective Date and before the eight-month anniversary of the Effective Date, the Company terminates Mr. Puls' employment other than for cause or (ii) if at any time following the sixtieth day after the Effective Date and before the eight-month anniversary of the Effective Date, Mr. Puls chooses to voluntarily terminate his employment, the

Company will pay to Mr. Puls, within five business days after the date of such termination, a lump sum payment equal to $56,000.

    Mr. Puls has an agreement with InnoServ that provides for a one-time bonus ranging from $300,000 to $400,000, depending on the Sale Price (as defined in such agreement), in the event of a Sale of the Company (as defined in such agreement), provided that he is a full time employee (subject to requirements defined in the agreement) in good standing on the closing of such a Sale of the Company. Upon consummation of the Merger, Mr. Puls' agreement with the Company will be amended to provide for a one-time bonus of $307,500.

    Mr. Hoefert has an agreement with InnoServ providing for a one-time bonus ranging from $150,000 to $250,000, depending on the Sale Price (as defined in the agreement), in the event of a Sale of the Company (as defined in such agreement), provided that he is a full time employee (subject to requirements defined in the agreement) in good standing on the closing of such a Sale of the Company. Under the terms of such agreement, upon consummation of the Merger, Mr. Hoefert will receive a one-time bonus of $150,000.

                         CERTAIN INFORMATION CONCERNING
                            GENERAL ELECTRIC AND SUB

    The principal executive offices of General Electric are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431-00001 and its telephone number is
(203) 373-2211. Sub is a newly formed California corporation and wholly-owned subsidiary of General Electric and has not conducted any business other than in connection with the Merger. Its principal executive offices are located at 3000
N. Grandview Blvd., Waukesha, Wisconsin 53088.

    General Electric is a publicly-owned New York corporation whose common stock is registered under Section 12(b) of the Exchange Act, and traded on The New York Stock Exchange under the symbol "GE." General Electric and its consolidated affiliates comprise one of the largest and most diversified industrial corporations in the world. From the time of General Electric's incorporation in 1892, it has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. Over the years, development and application of related and new technologies have broadened considerably the scope of activities of General Electric and its affiliates. General Electric's products include, but are not limited to, lamps and other lighting products; major appliances for the home; industrial automation products and components; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear reactors, nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; materials, including plastics, silicones and super abrasives; and a wide variety of high-technology products, including products used in medical diagnostic applications. General Electric and its subsidiaries also offer a wide variety of services including a wide range of financial services; television and cable programming ownership and services; product support and repair services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services.

    General Electric is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Commission file number for General Electric is 1-35. Such reports and other information may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies can be obtained at prescribed rates, as well as at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and other information filed electronically with the Commission, the address of which is http://www.sec.gov. In addition, this material may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, or obtained at prescribed rates.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP served as the independent auditors for InnoServ for the fiscal year ended April 30, 1998. A representative of Ernst & Young LLP is expected to be present at the Special Meeting and to be available to respond to appropriate questions directed to Ernst & Young LLP by shareholders of the Company. The representative will have an opportunity to make a statement if Ernst & Young LLP so desires.

                             SHAREHOLDER PROPOSALS

    If the Merger is not consummated, the Company will hold its 1998 Annual Meeting of Shareholders of the Company in accordance with the Company's Bylaws and California law. Subject to the foregoing, if any shareholder intended to present a proposal at the 1998 Annual Meeting of Shareholders and wished to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must have submitted the proposal to the Secretary of the Company in writing so that it was received at the executive offices of the Company not later than April 1, 1998. If any Shareholder intends to present a proposal at the 1999 Annual Meeting of Shareholders, should such meeting occur, and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of the Company in writing so that it is received at the executive offices of the Company not later than May 15, 1999. Such proposals must also meet the other requirements of the rules of the Commission relating to shareholders' proposals.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The Commission file number for the Company is 0-13608. Such reports and other information may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies can be obtained at prescribed rates, as well as at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and other information filed electronically with the Commission, the address of which is http:// www.sec.gov. In addition, this material may also be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006, where copies may be obtained at prescribed rates.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INNOSERV. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    All reports and documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are available, without charge, upon written or oral request from any person, including any beneficial owner, to whom this Proxy Statement is delivered, to InnoServ Technologies, Inc., 320 Westway, Suite 520, Arlington, Texas 76018, Attention: Investor Relations; telephone: (817) 468-3377. In order to ensure timely delivery of the documents, any request should be made by September 8, 1998. All documents filed with the Commission pursuant to such sections after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information contained in this Proxy Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                 OTHER MATTERS

    The Board is not aware of any other business to be presented for consideration at the Special Meeting. If any other business should properly come before such meeting and any adjournment and/or postponement thereof, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holders.

                                By Order of the Board of Directors:

                                /s/ DUDLEY A. RAUCH
                                ------------------------------------------
                                Name: Dudley A. Rauch
                                Title: Chairman of the Board

Arlington, Texas
August 25, 1998

                                   APPENDIX I

                           FIRST AMENDED AND RESTATED
                               AGREEMENT AND PLAN
                                   OF MERGER
                                  DATED AS OF
                                  MAY 19, 1998
                                  BY AND AMONG
                            GENERAL ELECTRIC COMPANY
                            DIAMOND MERGER SUB, INC.
                                      AND
                          INNOSERV TECHNOLOGIES, INC.

                                     A-I-1

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I THE MERGER.......................................................................................          1

  Section  1.1 THE MERGER..................................................................................          1
  Section  1.2 EFFECTIVE DATE OF THE MERGER................................................................          1

ARTICLE II THE SURVIVING CORPORATION.......................................................................          1

  Section  2.1 ARTICLES OF INCORPORATION...................................................................          1
  Section  2.2 BY-LAWS.....................................................................................          1
  Section  2.3 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION................................          2
  Section  2.4 EFFECTS OF MERGER...........................................................................          2
  Section  2.5 FURTHER ASSURANCES..........................................................................          2

ARTICLE III CONVERSION OF SECURITIES.......................................................................          2

  Section  3.1 PER SHARE MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF COMPANY SHARES...............          2
  Section  3.2 PAYING AGENT AND SURRENDER OF CERTIFICATES..................................................          3
  Section  3.3 DISSENTING SHARES...........................................................................          5
  Section  3.4 CONVERSION OF SUB SECURITIES................................................................          5
  Section  3.5 SHAREHOLDERS TO HAVE NO FURTHER RIGHTS......................................................          6
  Section  3.6 STOCK OPTIONS...............................................................................          6
  Section  3.7 MEDIQ PAYMENT...............................................................................          6
  Section  3.8 ESCROW PAYMENT..............................................................................          6
  Section  3.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS.....................................................          6
  Section  3.10 CLOSING....................................................................................          6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT........................................................          7

  Section  4.1 ORGANIZATION AND QUALIFICATION..............................................................          7
  Section  4.2 AUTHORITY RELATIVE TO THIS AGREEMENT........................................................          7
  Section  4.3 INFORMATION IN PROXY STATEMENT..............................................................          7
  Section  4.4 FINANCIAL ADVISOR...........................................................................          8
  Section  4.5 PARENT NOT AN INTERESTED SHAREHOLDER........................................................          8
  Section  4.6 FINANCING...................................................................................          8
  Section  4.7 PARENT ADVERSE EFFECT.......................................................................          8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................          8

  Section  5.1 ORGANIZATION AND QUALIFICATION..............................................................          8
  Section  5.2 CAPITALIZATION..............................................................................          8
  Section  5.3 AUTHORITY RELATIVE TO THIS AGREEMENT........................................................          9
  Section  5.4 REPORTS AND FINANCIAL STATEMENTS............................................................          9
  Section  5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS; LITIGATION............................................         10
  Section  5.6 BENEFIT PLANS; EMPLOYEES AND EMPLOYMENT PRACTICES...........................................         11
  Section  5.7 TAXES.......................................................................................         12
  Section  5.8 ENVIRONMENTAL MATTERS.......................................................................         13
  Section  5.9 INTELLECTUAL PROPERTY MATTERS...............................................................         14
  Section  5.10 MATERIAL CONTRACTS.........................................................................         14
  Section  5.11 COMPLIANCE WITH LAWS; PERMITS..............................................................         14
  Section  5.12 TAKEOVER STATUTES..........................................................................         14
  Section  5.13 FAIRNESS OPINION...........................................................................         15
  Section  5.14 FINANCIAL ADVISOR..........................................................................         15
  Section  5.15 INDUSTRY CONDITIONS........................................................................         15
  Section  5.16 CUSTOMERS..................................................................................         15

                                       i
                                     A-I-2

                                                                                                               PAGE
                                                                                                             ---------
  Section  5.17 COMPANY MATERIAL ADVERSE EFFECT............................................................         15
  Section  5.18 KNOWLEDGE..................................................................................         15

ARTICLE VI REPRESENTATIONS AND WARRANTIES REGARDING SUB....................................................         15

  Section  6.1 ORGANIZATION................................................................................         15
  Section  6.2 CAPITALIZATION..............................................................................         15
  Section  6.3 AUTHORITY RELATIVE TO THIS AGREEMENT........................................................         16
  Section  6.4 SUB ACTION..................................................................................         16
  Section  6.5 INTERIM OPERATIONS OF SUB...................................................................         16

ARTICLE VII CONDUCT OF BUSINESS PENDING THE MERGER.........................................................         16

  Section  7.1 CONDUCT OF BUSINESS BY THE COMPANY..........................................................         16
  Section  7.2 REPORTS.....................................................................................         18
  Section  7.3 OBLIGATIONS OF PARENT AND SUB; CONDUCT OF BUSINESS OF SUB...................................         18

ARTICLE VIII ADDITIONAL AGREEMENTS.........................................................................         19

  Section  8.1 ACCESS AND INFORMATION......................................................................         19
  Section  8.2 SHAREHOLDERS' MEETING.......................................................................         19
  Section  8.3 PROXY STATEMENT.............................................................................         19
  Section  8.4 EMPLOYEE MATTERS............................................................................         20
  Section  8.5 INDEMNIFICATION.............................................................................         21
  Section  8.6 ANTITRUST MATTERS...........................................................................         22
  Section  8.7 REASONABLE EFFORTS, NOTIFICATION............................................................         22
  Section  8.8 NO SOLICITATION.............................................................................         22
  Section  8.9 BONUS PAYMENTS..............................................................................         24
  Section  8.10 SIDE AGREEMENT.............................................................................         24
  Section  8.11 PREFERRED STOCK DESIGNATION................................................................         24

ARTICLE IX CONDITIONS PRECEDENT............................................................................         24

  Section  9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..................................         24
  Section  9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER................................         25
  Section  9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER............................         25

ARTICLE X TERMINATION, AMENDMENT AND WAIVER................................................................         25

  Section 10.1 TERMINATION.................................................................................         25
  Section 10.2 EFFECT OF TERMINATION.......................................................................         27
  Section 10.3 AMENDMENT...................................................................................         27
  Section 10.4 WAIVER......................................................................................         27

ARTICLE XI GENERAL PROVISIONS..............................................................................         28

  Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..................................         28
  Section 11.2 NOTICES.....................................................................................         28
  Section 11.3 EXPENSES....................................................................................         28
  Section 11.4 PUBLICITY...................................................................................         29
  Section 11.5 INTERPRETATION..............................................................................         29
  Section 11.6 OBLIGATIONS OF PARENT AND OF THE COMPANY....................................................         29
  Section 11.7 SEVERABILITY................................................................................         29
  Section 11.8 MISCELLANEOUS...............................................................................         29

                                       ii
                                     A-I-3

                             INDEX OF DEFINED TERMS

                                                                              PAGE
                                                                            ---------
1998 Company Balance Sheet................................................         10
Affected Employees........................................................         20
Agreement.................................................................          1
Agreement of Merger.......................................................          1
Business Combination......................................................         23
Business Combination Proposal.............................................         23
Certificate...............................................................          2
CGCL......................................................................          1
Closing...................................................................          6
Closing Date..............................................................          7
Code......................................................................          4
Commission................................................................          9
Company...................................................................          1
Company Common Stock......................................................          2
Company Disclosure Schedule...............................................          8
Company Financial Advisor.................................................         15
Company Licenses..........................................................         14
Company Material Adverse Effect...........................................         15
Company Meeting...........................................................         19
Company Preferred Stock...................................................          8
Company SEC Reports.......................................................         10
Company Subsidiaries......................................................          2
Company Subsidiary........................................................          2
Company Voting Debt.......................................................          9
Compensation Commitments..................................................         11
Confidentiality Agreement.................................................         19
Constituent Corporations..................................................          1
Dissenting Shares.........................................................          5
Effective Date............................................................          1
Environmental Laws........................................................         14
ERISA.....................................................................         11
ERISA Affiliate...........................................................         11
Escrow Agreement..........................................................          6
Escrow Payment............................................................          6
Exchange Act..............................................................          7
Executive Bonus Payments..................................................         24
FIRPTA....................................................................         13
Former Holders............................................................          4
GAAP......................................................................         10
Governmental Entity.......................................................         24
Hazardous Material........................................................         14
Holder....................................................................          3
HSR Act...................................................................          7
Indemnified Parties.......................................................         21
Laws......................................................................         14
Material Contracts........................................................         14
MEDIQ.....................................................................          4
MEDIQ Payment.............................................................          6
Merger....................................................................          1

                                      iii
                                     A-I-4

                                                                              PAGE
                                                                            ---------
Non-ERISA Plans...........................................................         11
Order.....................................................................         24
Outstanding Options.......................................................          6
Parent....................................................................          1
Parent Benefit Plans......................................................         20
Parent Material Adverse Effect............................................          8
Parent Subsidiaries.......................................................          2
Parent Subsidiary.........................................................          2
Paying Agent..............................................................          3
Pension Plans.............................................................         11
Per Share Merger Consideration............................................          2
Plans.....................................................................         11
Principal Holders.........................................................          1
Proxy Statement...........................................................          7
Puls Agreement............................................................          6
Refund Request............................................................          3
Securities Act............................................................         10
Share.....................................................................          2
Shareholders' Agreement...................................................          1
Shareholders' Committee...................................................          4
Stock Option Plan.........................................................          6
Stock Payment Fund........................................................          3
Sub.......................................................................          1
Superior Proposal.........................................................         23
Surviving Corporation.....................................................          1
Takeover Statute..........................................................         14
Tax.......................................................................         12
Tax Return................................................................         13
Tax Sharing Arrangement...................................................         13
Taxes.....................................................................         12
Termination Date..........................................................         26
Third Party...............................................................         23
Welfare Plans.............................................................         11

                                       iv
                                     A-I-5

                               INDEX OF EXHIBITS

Exhibit A     Shareholders' Agreement
Exhibit A.1   Agreement of Merger
Exhibit B     Outstanding Option Cancellation Agreement
Exhibit C     Escrow Agreement
Exhibit D     Certain Actions
Exhibit E     Executive Bonus Agreements
Exhibit F     Side Agreement
Exhibit G     Preferred Stock Designation
Exhibit H     Opinion of Company's Counsel

                                       v
                                     A-I-6

                           FIRST AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 19, 1998, by and among General Electric Company, a New York corporation acting on behalf of its GE Medical Systems business ("PARENT"), Diamond Merger Sub, Inc., a California corporation and a wholly owned subsidiary of a wholly owned subsidiary of Parent ("SUB"), and InnoServ Technologies, Inc., a California corporation (the "COMPANY"). Sub and the Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                              W I T N E S S E T H:

    WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

    WHEREAS, the respective Boards of Directors of Sub and the Company have approved, and have determined that it is advisable and in the best interests of their respective shareholders to consummate, the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company (the "PRINCIPAL HOLDERS") have entered into an agreement with Parent, in the form attached hereto as EXHIBIT A (the "SHAREHOLDERS' AGREEMENT"), pursuant to which the Principal Holders have agreed, among other things, to vote their Shares (as defined in SECTION 3.1) in favor of the Merger;

    NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California General Corporation Laws (the "CGCL"), on the Effective Date (as defined in SECTION 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall by virtue of the Merger continue its corporate existence under the laws of the State of California.

    Section 1.2 EFFECTIVE DATE OF THE MERGER. The Merger shall become effective at the date and time (the "EFFECTIVE DATE") when a properly executed copy of the Agreement of Merger of Sub into the Company (the "AGREEMENT OF MERGER"), attached as Exhibit A.1, and appropriate officers' certificates, in the form as is required by the CGCL, are duly filed with and accepted by the Secretary of State of the State of California, which filing shall be made by the Company and Sub as soon as practicable on the Closing Date (as defined in SECTION 3.10), or at such time thereafter as is provided in such certificate.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    Section 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the CGCL.

    Section 2.2 BY-LAWS. The By-Laws of Sub as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation until amended in accordance with the CGCL.

                                       1
                                     A-I-7

    Section 2.3  BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING
CORPORATION. The directors and officers of Sub immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

    Section 2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 1107 of the CGCL.

    Section 2.5 FURTHER ASSURANCES. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sales, assignments or assurances or any other acts or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation.

                                  ARTICLE III
                            CONVERSION OF SECURITIES

    Section 3.1 PER SHARE MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF COMPANY SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or their respective shareholders (other than the filing of the documents referred to in SECTION 1.2 hereof):

        (a) each share (a "SHARE") of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Date (other than (i) Shares held by Parent or Sub, (ii) Shares held by any corporation, partnership, joint venture, or other entity in which the Company (A) owns directly or indirectly, 50% or more of the outstanding voting securities or equity interests other than the Shares held by the InnoServ Technologies, Inc. Employee Stock Purchase Plan or (B) is a general partner (individually, a "COMPANY SUBSIDIARY," and collectively, the "COMPANY SUBSIDIARIES"), (iii) Shares held by any corporation, partnership, joint venture or other entity in which Parent (A) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (B) is a general partner (individually, a "PARENT SUBSIDIARY" and collectively, the "PARENT SUBSIDIARIES"), and (iv) Dissenting Shares (as defined in SECTION 3.3) in respect of which appraisal rights are properly exercised and perfected) shall be converted into (i) the right to receive, in cash, an amount equal to (A) the remainder of (I) $16,000,000 minus (II) (a) the MEDIQ Payment (as defined in SECTION 3.7), and (b) the Escrow Payment (as defined in SECTION 3.8), DIVIDED by (B) the number of shares outstanding as of the Effective Date, without interest thereon (the "PER SHARE MERGER CONSIDERATION") and (ii) the contingent right to receive additional consideration pursuant to the Escrow Agreement (as defined in SECTION 3.8). The Per Share Merger Consideration shall be payable upon surrender of the certificate previously representing such Share (a "CERTIFICATE") in the manner provided in SECTION 3.2.

        (b) each Share then owned by any Company Subsidiary shall be canceled without conversion and without payment of consideration and shall cease to exist; and

        (c) each Share owned beneficially or of record by Parent, Sub or any other Parent Subsidiary immediately prior to the Effective Date shall be canceled without conversion and without payment of consideration and shall cease to exist.

                                       2
                                     A-I-8

    Section 3.2  PAYING AGENT AND SURRENDER OF CERTIFICATES.

        (a) Prior to the Effective Date, the Company and Parent shall appoint The Bank of New York or such other bank or trust company selected by Parent and reasonably acceptable to the Company, and having a place of business in New York City, as paying agent (the "PAYING AGENT") for purposes of this Agreement.

        (b) Immediately after the Effective Date, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, for the benefit of the persons entitled to payment hereunder, funds equal to the remainder of
    (A) $16,000,000 MINUS (B) (I) the MEDIQ Payment, and (II) the Escrow Payment (the "STOCK PAYMENT FUND"). The Paying Agent shall invest the Stock Payment Fund as Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $25,000,000,000. The Stock Payment Fund shall not be used for any other purpose except as provided in this Agreement.

        (c) On or as soon as practicable after the Effective Date, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of Company Common Stock at the Effective Date (individually, a "HOLDER" and collectively, the "HOLDERS") (other than Parent, Sub, the Company, Parent Subsidiaries or Company Subsidiaries), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall otherwise be in such form and have such provisions as Parent and the Company may reasonably specify) and instructions for use in effecting the surrender for payment of Certificates that immediately prior to the Effective Date represented Company Common Stock. Upon surrender of a Certificate to the Paying Agent, together with a duly executed letter of transmittal, the holder of the Certificate shall be entitled to receive immediately, in exchange therefor cash in an amount equal to the product of the number of Shares previously represented by such Certificate or Certificates surrendered and the Per Share Merger Consideration.

    No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If a payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Paying Agent that such tax has been paid or is not applicable. After the Effective Date, until surrendered in accordance with the provisions of this SECTION 3.2, a Certificate shall represent only the right to receive the Per Share Merger Consideration in cash multiplied by the number of Shares previously evidenced by such Certificate, without any interest thereon and the contingent right to receive additional consideration pursuant to the Escrow Agreement.

        (d) On or after the one hundred eightieth day following the Effective Date, the Surviving Corporation may by written request require the Paying Agent to remit to the Surviving Corporation (on terms reasonably satisfactory to the Paying Agent) (a "REFUND REQUEST") any funds held in the Stock Payment Fund that (i) have not been applied prior to any such Refund Request to make payments in respect of Certificates or (ii) are not required at the time of such Refund Request to permit the Paying Agent to make payment to the holders of any Certificates that have been surrendered by the date of such Refund Request for which payment is pending, but with respect to which no such payment has yet been made at the time of such Refund Request. Any holders of Shares who have not theretofore complied with
    SECTION 3.2(C) shall thereafter look only to the Surviving

                                       3
                                     A-I-9

    Corporation (subject to abandoned property, escheat or other similar laws) for payment of their claim for the Per Share Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under California law.

        (e) The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for the Shares.

        (f) Neither Parent, Sub nor the Company shall be liable to any holder of Shares for any Per Share Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) The Paying Agent and Surviving Corporation shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Paying Agent or Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Paying Agent or Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent or Surviving Corporation.

        (h) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates the Per Share Merger Consideration as may be required pursuant to SECTION 3.2 upon (i) the making of an affidavit of that fact by the holder thereof, and (ii) if required by Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate.

            (i) Effective as of the date hereof, the Shareholders' Committee (the "SHAREHOLDERS' COMMITTEE") will be constituted and will be composed of Michael Puls, President and Chief Executive Officer of the Company, Dudley Rauch, Chairman of the Board of the Company and a third Holder to be appointed by Mr. Puls and Mr. Rauch, each of whom has agreed to serve as a member of the Shareholders' Committee. The Shareholders' Committee will continue in existence until all of its duties under this Agreement and the Escrow Agreement are discharged.

            (ii) The Shareholders' Committee will have full and irrevocable power and authority to act for and in the name of, and as the agent for, the Holders and the holders of Outstanding Options (as defined in SECTION 3.6) (collectively, the "FORMER HOLDERS") without giving notice to the Former Holders or obtaining their consent, in connection with all matters relating to the Escrow Payment and to enforce, pursue, compromise, settle and waive the rights of the Former Holders relating to the Escrow Payment, subject to the specific limitations set forth below, and to do all such things and execute all such instruments as it deems necessary, proper or desirable in order to promote the interests of the Former Holders, including, without limitation, to settle any dispute with MEDIQ Incorporated ("MEDIQ") relating to the Escrow Agreement; provided that in no event will the Shareholders' Committee have the power or authority to settle any dispute among the Holders with respect to their individual proportion of the Escrow Payment as disbursed by the Escrow Agent (as defined in the Escrow Agreement), if any, to be received by any Former Holder. Any determination as to what is in the interests of the Former Holders made by the Shareholders' Committee in good faith will be conclusive and binding on all Former Holders and their successors and assigns.

           (iii) The Shareholders' Committee (A) may rely on any document believed by it to be genuine and to have been signed or presented by the proper person, (B) need not investigate any fact or matter stated in such document, and (C) may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. The

                                       4
                                     A-I-10

       Shareholders' Committee may consult with counsel and the advice or opinion of such counsel as to matters of law will be full and complete authorization and protection in respect of any action taken, omitted, or suffered by it under this Agreement in good faith and in accordance with the advice or opinion of such counsel.

            (iv) Any action to be taken by the Shareholders' Committee may be taken by a majority of its members present at a meeting of the Shareholders' Committee (a quorum being present), including any meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consent of all members of the Shareholders' Committee. If a member of the Shareholders' Committee resigns, dies, or becomes incapacitated, the remaining members of the Shareholders' Committee will appoint a successor member, notwithstanding the absence of a quorum. If all three positions on the Shareholders' Committee become simultaneously vacant, successors may be appointed by the written action of the Former Holders of a majority of the shares of Company Common Stock and the Outstanding Options as of the Effective Date, except that if such vacancy results from the simultaneous resignation of members of the Shareholders' Committee, the resigning member(s) may appoint successors. The number of members of the Shareholders' Committee will be three. Unless he resigns, each member of the Shareholders' Committee will serve until the duties of the Shareholders' Committee have been fully discharged. At any meetings of the Shareholders' Committee, two members will constitute a quorum.

            (v) The Shareholders' Committee and its members will not be liable for any action they take or omit to take in good faith that they believe to be authorized or within their rights or powers. All out-of-pocket expenses reasonably incurred on or after the Effective Date by the Shareholders' Committee (including attorneys' and professionals' fees) in discharging the duties of the Shareholders' Committee under this Agreement will be paid out of the Escrow Payment pursuant to the terms of the Escrow Agreement. The Surviving Corporation shall indemnify, defend and hold harmless each member of the Shareholders' Committee (and their respective successors, assigns, heirs, executors. administrators and representatives) against any and all costs, expenses, claims, damages or liabilities arising out of or based upon any action or inaction of the Shareholders' Committee under or in connection with this Agreement or the Escrow Agreement.

    Section 3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders who have properly exercised appraisal rights with respect thereto under Section 1301 of the CGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Per Share Merger Consideration as provided in SECTION 3.1 but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Chapter 13 of the CGCL; provided, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the CGCL, then such holder shall forfeit the right of dissent and each such holder's Shares shall thereupon be deemed to have been converted as of the Effective Date into the right to receive the Per Share Merger Consideration, without any interest thereon, as provided in SECTION 3.1, and such Shares shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands for payment under Section 1301 of the CGCL received by the Company. Except as required by applicable law, prior to the Effective Date, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

    Section 3.4 CONVERSION OF SUB SECURITIES. At the Effective Date, each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Date shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation.

                                       5
                                     A-I-11

    Section 3.5 SHAREHOLDERS TO HAVE NO FURTHER RIGHTS. At and after the Effective Date, the holder of a Certificate shall cease to have any rights as a shareholder of the Company, except for (i) the right to surrender such Certificate in exchange for the amount of Per Share Merger Consideration and the contingent right to receive additional consideration pursuant to the Escrow Agreement to which such holder is entitled under this Agreement and (ii) the rights available under the CGCL for Dissenting Shares. In no event shall the holder of a Certificate have any rights as a shareholder of the Surviving Corporation.

    Section 3.6 STOCK OPTIONS. At the Effective Date, each of the options to purchase Company Common Stock granted under (i) the Company's 1992 Stock Incentive Plan, as amended (the "STOCK OPTION PLAN") that is outstanding as of the Effective Date and (ii) the Stock Option Agreement dated as of December 11, 1996 between the Company and Michael G. Puls (the "PULS AGREEMENT" and collectively with the options outstanding under the Stock Option Plan, the "OUTSTANDING OPTIONS"), whether or not then vested, exercisable or effective, shall, by action of the Board of Directors of the Company or a duly authorized Committee thereof, under the terms of the Stock Option Plan and the agreements evidencing the options granted thereunder or the Puls Agreement, as applicable, and without any action on the part of the holder thereof, vest and become effective and exercisable solely for the Per Share Merger Consideration (without interest). Prior to the Effective Date, each holder of Outstanding Options shall be offered the right to execute an agreement, substantially in the form attached hereto as Exhibit B, to cancel such Outstanding Options. Immediately after the Effective Date and in no event later than the first payment to a Holder pursuant to SECTION 3.2, Parent shall cause the Surviving Corporation to pay to each holder of an Outstanding Option who executes such an agreement, in consideration for such cancellation, an amount in cash (less applicable withholding taxes, if any) equal to the amount and in the manner set forth in the agreement attached hereto as Exhibit B; provided that if such amount is equal to or less than zero, such Outstanding Option shall be deemed canceled and terminated. For purposes of this SECTION 3.6, each of the Company, Sub and Parent agree that each option listed on SECTION 5.2 of the Company's Disclosure Schedule (as hereinafter defined), unless such option is exercised or expires in accordance with the provisions of Stock Option Plan or Puls Agreement prior to the Effective Date, is an Outstanding Option.

    Section 3.7 MEDIQ PAYMENT. Immediately after the Effective Date, and in no event later than the first payment to a Holder pursuant to SECTION 3.2, the Parent shall cause the Surviving Corporation to pay to MEDIQ in cash, without interest thereon and less applicable withholding taxes, if any, by wire transfer to an account designated by MEDIQ an amount equal to $3,218,997 (the "MEDIQ PAYMENT.")

    Section 3.8 ESCROW PAYMENT. Immediately after the Effective Date, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, an amount, in cash, equal to $833,879 (the "ESCROW PAYMENT"), to be disbursed by the Paying Agent pursuant to the terms and conditions of the escrow agreement attached hereto as Exhibit C (the "ESCROW AGREEMENT"). In the event that the parties to the Escrow Agreement shall provide written notice to the Parent, duly executed by each such party prior to the Effective Date that such parties have reached agreement with respect to the disbursement of the Escrow Payment, the Company, Parent and Sub each hereby agrees to amend this Agreement to reflect such agreement.

    Section 3.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. After the close of business on the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be forwarded to the Paying Agent and be subject to the provisions of SECTION 3.2.

    Section 3.10 CLOSING. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to SECTION 10.1, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
ARTICLE IX, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place (i) at the offices of Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas, at 9:00 A.M. local time on a date to be specified by

                                       6
                                     A-I-12

Parent and the Company, but as soon as practicable (and in any event within two business days) after the day on which the last of the conditions set forth in
ARTICLE IX is fulfilled or, if permissible, waived or (ii) at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing will not have a Parent Material Adverse Effect (as defined in SECTION 4.7).

    Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or violate the charter or by-laws of Parent or (b) result in any breach or constitute a default (with or without notice or lapse of time, or both) or give rise in others to any rights of termination, cancellation or acceleration under any agreement, indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any Parent Subsidiary or its or their respective assets, other than, in the case of clause
(b) only, breaches, defaults, violations and losses of rights that would not have a Parent Material Adverse Effect and the laws and regulations referred to in the next sentence. Except in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which filing has been made) (the "HSR ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement, except where the failure to make any such filing or registration or obtain any such authorization, consent or approval would not have a Parent Material Adverse Effect or prevent or materially delay consummation of the Merger.

    Section 4.3 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or Sub to be included or incorporated by reference in the proxy statement of the Company (the "PROXY STATEMENT") required to be mailed to the shareholders of the Company in connection with the Merger will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as defined in SECTION 8.2) to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                       7
                                     A-I-13
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    Section 4.4  FINANCIAL ADVISOR.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 4.5 PARENT NOT AN INTERESTED SHAREHOLDER. Neither Parent nor any of its affiliates is an "Interested Party" pursuant to Section 1203 of CGCL.

    Section 4.6 FINANCING. Parent and Sub have available to them funds necessary to satisfy their respective obligations hereunder.

    Section 4.7. PARENT ADVERSE EFFECT. For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means any change, effect, circumstance or event that is materially adverse to the business, operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, other than changes, effects, circumstances or events: (i) affecting Parent's industry generally,
(ii) resulting from general economic conditions, or (iii) resulting from the transactions contemplated by this Agreement or the announcement thereof.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule delivered by the Company to Parent and Sub on the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (it being understood that disclosure of any items, facts, circumstances or the like as an exception with respect to a representation, warranty or covenant of the Company in the Company Disclosure Schedule with reference to a particular section of this Agreement shall be deemed to be disclosed, and an exception with respect to all representations, warranties and covenants of the Company, if a reasonable person knowledgeable of the Company's industry would determine, in light of the level and particularity of the disclosure, that such disclosure is relevant or an exception would be applicable):

    Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on SECTION 5.1 of the Company Disclosure Schedule. Each of the Company and the Company Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing will not have a Company Material Adverse Effect. Complete and correct copies as of the date hereof of the charter and by-laws or comparable organizational documents of the Company and each of the Company Subsidiaries have been delivered to Parent, and such charters, by-laws or comparable organizational documents are in full force and effect.

    Section 5.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 10,000,000 shares of Company Common Stock, par value $0.01 per share, and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of the date hereof, (i) 3,009,395 shares of Company Common Stock were outstanding and no shares of Company Common Stock were held by the Company or any Company Subsidiary, (ii) 405,200 shares of Company Common Stock were reserved for issuance pursuant to Outstanding Options, and
(iii) no shares of Company Preferred Stock were outstanding. All of the shares of outstanding Company Common Stock were validly issued, fully paid and non-assessable. SECTION 5.2 of the Company Disclosure Schedule contains a correct and complete list as of the date hereof of each outstanding option to purchase Shares under the Stock Option Plan and Puls Agreement, including the holder, date of grant, exercise price, expiration date and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each Company

                                       8
                                     A-I-14

Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or another Company Subsidiary, free and clear of any lien, pledge, security interest, right of first refusal, agreement limitation on voting rights, claim or other encumbrance. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's shareholders may vote ("COMPANY VOTING DEBT") issued or outstanding. Except as set forth in SECTION 5.2 of the Company Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, reserve for issuance, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

    Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Board of Directors of the Company has duly approved the Merger and this Agreement in accordance with Section 1101 of the CGCL and has resolved to recommend the approval of this Agreement by the Company's shareholders and directed that this Agreement be submitted to the Company's shareholders for approval; provided such recommendation may be modified or withdrawn as contemplated by SECTION 8.8 or if the Board of Directors of the Company determines in good faith, and after consultation with independent counsel, that such action is necessary to properly discharge its fiduciary duties. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, in accordance with the provisions of the CGCL and the Company's Articles of Incorporation and By-Laws, as amended, to carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company (except for the approval by affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the provisions of the CGCL and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly executed by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Except as set forth in SECTION 5.3 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or violate the charter, bylaws or the equivalent organizational documents of the Company or any of its Subsidiaries, or (b) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any agreement, indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or its or their respective assets, other than, in the case of clause (b) only, such breaches, defaults, violations and losses of rights that would not have a Company Material Adverse Effect and the laws and regulations referred to in the next sentence. Except as disclosed in SECTION 5.3 of the Company Disclosure Schedule or in connection or in compliance with the provisions of the HSR Act (which filing has been made), the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, except where the failure to make such filing or registration or obtain such authorization, consent or approval would not have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger.

    Section 5.4  REPORTS AND FINANCIAL STATEMENTS.

        (a) Since April 30, 1995, the Company has filed all reports and other documents that it was required to file with the Securities and Exchange Commission (the "COMMISSION"). The Company has furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended April 30, 1996 and April 30, 1997, as filed with the Commission,
    (ii) Quarterly Reports on

                                       9
                                     A-I-15

    Form 10-Q for the quarters ended July 31, 1997, October 31, 1997, and January 31, 1998 as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since April 30, 1996, and (iv) all reports on Forms 8-K filed with, and registration statements declared effective by, the Commission since April 30, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material and Reports on Form 10-Q not referred to in clause (ii) above) that the Company was required to file with the Commission from April 30, 1996 to the date hereof (clauses (i) through (iv) being referred to herein collectively as the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) The financial statements included or incorporated by reference in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, to normal year-end audit adjustments), (ii) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company.

        (c) Neither the Company nor any Company Subsidiary has any liability or is subject to any loss contingency, other than (i) as reflected or disclosed in the financial statements or notes thereto included in the Company SEC Reports, (ii) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of January 31, 1998 (the "1998 COMPANY BALANCE SHEET"), (iii) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1998 Company Balance Sheet, (iv) incurred since January 31, 1998 in the ordinary course of business consistent with past practice, (v) incurred in connection with this Agreement, (vi) as set forth in SECTIONS 5.4, 5.5, 5.6, 5.7, 5.8,
    5.10 and 5.14 of the Company Disclosure Schedule, or (vii) which would not have a Company Material Adverse Effect.

    Section 5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS; LITIGATION. Except as disclosed in the Company SEC Reports or as disclosed in SECTION 5.5 of the Company Disclosure Schedule, since April 30, 1997:

        (a) there has not been (i) any events which, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any material change by the Company in accounting principles, practices or methods;

        (b) there has not been any increase in the compensation payable or that could become payable by the Company or any Company Subsidiary to executive officers or any amendment of any of the plans described in SECTION 5.6 (other than increases or amendments in the ordinary course);

        (c) there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (i) pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any Company Subsidiary or (ii) to the knowledge of the executive officers of the Company, pending against any current or former director or executive officer of the Company in

                                       10
                                     A-I-16
    their capacity as such, in the case of each of (i) and (ii) that, individually or in the aggregate, would have a Company Material Adverse Effect;

        (d) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity (as defined in SECTION 9.1) against the Company or any Company Subsidiary, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Company, any of its or their current or former directors or executive officers in their capacity as such, except as would not have, individually or in the aggregate, a Company Material Adverse Effect; and

        (e) the Company and the Company Subsidiaries have conducted their business in the ordinary course in all material respects.

    Section 5.6  BENEFIT PLANS: EMPLOYEES AND EMPLOYMENT PRACTICES.

        (a) SECTION 5.6(A) of the Company Disclosure Schedule sets forth a true and complete list of each of the following to which the Company or any Company Subsidiary is a party or by which it is bound or pursuant to which it may be required to make any payment:

            (i) other than those described in SECTION 5.6(B) of the Company Disclosure Schedule, each retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, retiree welfare or benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral (The "NON-ERISA PLANS"); and

            (ii) other than the Non-ERISA Plans and other than those described in SECTION 5.6(B) of the Company Disclosure Schedule, each employee collective bargaining agreement and each agreement, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any current or former officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control) (the "COMPENSATION COMMITMENTS").

        True and complete copies of all written Non-ERISA Plans and Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Non-ERISA Plan and Compensation Commitment have been delivered to Parent. SECTION 5.6(A) of the Company Disclosure Schedule contains a true and complete description of all oral Non-ERISA Plans and Compensation Commitments. Except as set forth in SECTION 5.6(A) of the Company Disclosure Schedule, no payments under any Non-ERISA Plan or Compensation Commitment will be triggered as a result of the Merger.

        (b) (i) SECTION 5.6(B) of the Company Disclosure Schedule sets forth a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any employee or former employee of the Company or any Company Subsidiary (the "PENSION PLANS") and each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) covering any employee or former employee of the Company or any Company Subsidiary (the "WELFARE PLANS") (collectively the "PLANS"). Except as disclosed in SECTION 5.6(B) of the Company Disclosure Schedule: (A) neither the Company nor any Company Subsidiary has ever maintained any defined benefit Pension Plan, and (B) none of the Company or any Company Subsidiary, or any other person or entity that, together with the Company and the Company Subsidiaries. is treated as a single employer under Section 414 of the Code (an "ERISA AFFILIATE") has ever been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

                                       11
                                     A-I-17

            (ii) The Company has delivered to Parent, with respect to each Plan, correct and complete copies, where applicable, of (A) all Plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (B) the most recent determination letter received from the Internal Revenue Service, (C) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed three Plan years, and (D) the current and most recent summary plan description.

           (iii) Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified under the Code or a request for a determination letter has been submitted to the Internal Revenue Service; and, to the knowledge of the executive officers of the Company, no circumstance exists which would cause a Plan which is so qualified to cease being so qualified.

        (c) Except as disclosed in SECTION 5.6(C) of the Company Disclosure
    Schedule: (i) each Plan complies, and has been administered to comply, with all requirements of law and regulations applicable thereto, except as would not result in a Company Material Adverse Effect, and the Company has received no notice from any governmental authority questioning or challenging such compliance and there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the executive officers of the Company, threatened involving such Plans or the assets of such Plans, except as would not result in a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary has any obligations under any of the Welfare Plans or otherwise to provide health or death benefits to or in respect of former employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA; and
    (iii) neither the Company nor any Company Subsidiary has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (A) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (B) under Section 502(i) or
    Section 502(l) of ERISA or Section 4975 of the Code, (C) under Section 302 of ERISA or Section 412 of the Code or (D) under Title IV of ERISA, except as would not result in a Company Material Adverse Effect.

        (d) As of the date of this Agreement, except as disclosed in SECTION 5.6(D) of the Company Disclosure Schedule, there are no controversies, strikes, work stoppages or disputes pending between the Company or any Company Subsidiary and any current or former employees except such as would not result in a Company Material Adverse Effect. To the knowledge of the executive officers of the Company, no organizational effort by any labor union or other collective bargaining unit currently is under way with respect to any employees of the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any labor union contract or collective bargaining agreements with respect to persons employed by the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice, and there is no unfair labor practice complaint pending against the Company or any Company Subsidiary, in either case that would result in a Company Material Adverse Effect.

    Section 5.7  TAXES.

        (a) The following definitions apply to the terms set forth below when used in this Agreement:

            (i) "TAX" (and, with correlative meaning, "TAXES") shall mean: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company or any Company Subsidiary for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member or an affiliated, consolidated, combined or unitary group, or as a result of any

                                       12
                                     A-I-18
       obligation of the Company or any Company Subsidiary under any Tax Sharing Arrangement or Tax indemnity arrangement.

            (ii) "TAX RETURN" shall mean any return, report or similar statement required to be filed with any governmental agency or other governmental authority with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

           (iii) "TAX SHARING ARRANGEMENT" shall mean any written or unwritten arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or has included the Company or any Company Subsidiary.

        (b) Except as set forth in SECTION 5.7 of the Company Disclosure Schedule, (i) the Company and each Company Subsidiary have filed all Tax Returns required to be filed and have paid all Taxes shown to be due on such Tax Returns, except those where the failure to file or pay would not, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) all Tax Returns filed by the Company and each Company Subsidiary are complete and accurate in all material respects; (iii) to the knowledge of the executive officers of the Company, neither the Company nor any Company Subsidiary has waived in writing any statute of limitations in respect of Taxes that is currently in effect; (iv) to the knowledge of the executive officers of the Company, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes of the Company or any Company Subsidiary; (v) all material deficiencies successfully asserted or material assessments successfully made as a result of any examination of the Tax Returns referred to in clause (i) and that have become due and payable have been paid in full; (vi) there are no material liens for Taxes upon the assets of the Company or any Company Subsidiary; (vii) all Taxes which the Company or any Company Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company, except where the failure to withhold or collect for payment would not result in a Company Material Adverse Effect; and (viii) to the knowledge of the executive officers of the Company, neither the Company nor any Company Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member.

        (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA") and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement, other than Taxes for which neither the Company, Parent or Sub are liable.

        (d) Since the 1998 Company Balance Sheet date, the Company has not prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods.

        (e) As a result of the transactions contemplated by this Agreement (including the termination of employment of any employee of the Company or any Company Subsidiary after the Effective Date), neither the Company nor any Company Subsidiary will be obligated to make a payment (i) that would be a "parachute payment" to an individual that is currently a "disqualified individual" with respect to the Company as those terms are defined in
    Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (ii) of compensation that would not be deductible under
    Section 162 of the Code.

    Section 5.8 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 5.8 of the Company Disclosure Schedule, and to the knowledge of the executive officers of the Company: (i) the operations of the

                                       13
                                     A-I-19

Company comply and have complied with all Environmental Laws applicable to it including, without limitation, with respect to the handling and disposal of Hazardous Material, except as would not have a Company Material Adverse Effect;
(ii) the Company maintains all permits required pursuant to Environmental Laws applicable to it, except as would not have a Company Material Adverse Effect and is not party to any judicial or administrative proceeding alleging the violation of any Environmental Law applicable to it; (iii) none of the Company's operations or properties is the subject of an investigation by a governmental authority evaluating whether any remedial action is needed to respond to a release of Hazardous Material into the environment; (iv) the Company has not filed any notice under any Environmental Law applicable to it reporting a spill or release of a Hazardous Material into the environment; and (v) the Company (or its predecessors in interest) has not arranged for, or transported, disposed, released or spilled any Hazardous Material at the Company's facilities or at any other location, except as would not result in a Company Material Adverse Effect. For the purposes of this SECTION 5.8 "ENVIRONMENTAL LAWS" shall mean any federal, state, or local law, rule, regulation or other binding order or determination of any governmental authority, including permits, relating to or imposing liability or standards of care with respect to pollution, protection of the environment or occupational safety and health; and "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, hazardous substance, toxic substance, hazardous waste or any constituent of such substances or wastes regulated under Environmental Laws including, without limitation, petroleum, including any fraction thereof, radioactive material, asbestos and polychlorinated biphenyls.

    Section 5.9 INTELLECTUAL PROPERTY MATTERS. SECTION 5.9 of the Company Disclosure Schedule contains a list of all trademarks, copyrights, and patents owned by the Company. Except as set forth in SECTION 5.9 of the Company Disclosure Schedule, the Company or a Company Subsidiary owns, or is licensed or otherwise possess legally enforceable rights to use, all trademarks, copyrights, patents and other intellectual property that are used in the business of the Company and the Company Subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    Section 5.10  MATERIAL CONTRACTS.  Except for such failures as set forth in
SECTION 5.10 of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries have substantially performed their respective obligations under each lease, contract or other agreement to which it is a party and under which the consequences of a default or termination would have a Company Material Adverse Effect (the "MATERIAL CONTRACTS").

    Section 5.11 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company SEC Reports or SECTION 5.11 of the Company Disclosure Schedule, the businesses of each of the Company and the Company Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws (collectively, "LAWS"), except for such violations that, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as set forth in SECTION 5.11 of the Company Disclosure Schedule, the Company and the Company Subsidiaries each has all permits, license, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (the "COMPANY LICENSES") necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect.

    Section 5.12 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE") or any applicable anti-takeover provision in the Company's Articles of Incorporation and By-Laws or any shareholder rights agreement is, or at the Effective Date will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Company Holder Agreement. Assuming the accuracy of Parent's representations and warranties contained in SECTION 4.5, the Board of Directors of the Company has taken all action so that Parent will not become an "Interested Party" pursuant to Section 1203 of the CGCL.

                                       14
                                     A-I-20

    Section 5.13 FAIRNESS OPINION. The Company has received the written opinion of SBC Warburg Dillon Read, Inc., financial advisors to the Company (the "COMPANY FINANCIAL ADVISOR"), as of the date of delivery of such opinion, to the effect that the Per Share Merger Consideration paid to the Holders pursuant to
SECTION 3.2 is fair to the shareholders of the Company from a financial point of view.

    Section 5.14 FINANCIAL ADVISOR. Except as set forth in SECTION 5.14 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements referenced in SECTION 5.14 of the Company Disclosure Schedule have been provided to Parent.

    Section 5.15 INDUSTRY CONDITIONS. Except as set forth in SECTION 5.15 of the Company Disclosure Schedule, as of the date of this Agreement, the executive officers of the Company have no knowledge of any pending or proposed consolidation effecting any current customer or supplier of the Company or the non-availability of any parts or components required by the Company or the Company Subsidiaries that would be materially adverse to the business, operations or financial condition of the Company and the Company Subsidiaries taken as a whole.

    Section 5.16 CUSTOMERS. Except as set forth in SECTION 5.16 of the Company Disclosure Schedule, as of the date of this Agreement no single customer or group of related customers accounts for more than ten percent of the consolidated revenues of the Company and the Company Subsidiaries for the most recent 12 full calendar months.

    Section 5.17 COMPANY MATERIAL ADVERSE EFFECT. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, circumstance or event that is materially adverse to the business, operations or financial condition of the Company and the Company Subsidiaries taken as a whole, other than changes, effects, circumstances or events: (i) set forth in
SECTION 5.5 of the Company Disclosure Schedule, (ii) affecting the Company's and the Company Subsidiaries' industry generally or resulting from general industry trends, including, without limitation, the consolidation of hospitals and other healthcare providers or affecting the Company's customers, the consolidation of suppliers of parts and components used in the business of the Company and the Company's Subsidiaries, the non-availability of parts and components required by the Company and the Company Subsidiaries, or actions by competitors of the Company or the Company Subsidiaries, (iii) resulting from general economic conditions or continuing trends with respect to Company operating losses or liquidity concerns or (iv) resulting from the transactions contemplated by this Agreement or the announcement thereof, it being agreed that any change, effect, circumstance or event shall be presumed, unless there is clear evidence to the contrary, to have resulted from the transactions contemplated by this Agreement or the announcement thereof.

    Section 5.18 KNOWLEDGE. Any reference herein to "the knowledge of the executive officers of the Company" or words of similar importance shall mean to the actual knowledge of the officers of the Company and the employees identified in Section 5.18 of the Company Disclosure Schedule.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

    Parent and Sub jointly and severally represent and warrant to the Company as follows:

    Section 6.1 ORGANIZATION. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Complete and correct copies of the Articles of Incorporation and By-Laws of Sub have been delivered to the Company.

    Section 6.2 CAPITALIZATION. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by a wholly owned subsidiary of Parent free and clear of all liens, claims and encumbrances.

                                       15
                                     A-I-21

    Section 6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sub and the consummation of the transactions contemplated hereby by Sub have been duly authorized by all necessary corporate action on the part of Sub, including any necessary action of Sub's shareholder. This Agreement has been duly executed by Sub and constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Sub is not subject to or obligated under any charter or by-law provision which would be breached or violated by its executing and carrying out this Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act amended (which filing has been made), the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement, except where the failure to make such filing or registration or obtain such authorization, consent or approval would not prevent or materially delay consummation of the Merger or have a Parent Material Adverse Effect.

    Section 6.4 SUB ACTION. The Board of Directors of Sub (at a meeting duly called and held or by unanimous written consent in lieu of meeting) has by the requisite vote or consent of directors approved the Merger and Merger Agreement in accordance with the applicable provisions of Section 1101 of the CGCL.

    Section 6.5 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Sub is not a party to any contract or agreement other than this Agreement.

                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY. Prior to the Effective Date or earlier termination of this Agreement, except as expressly contemplated by this Agreement or as set forth in SECTION 7.1 of the Company Disclosure Schedule, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed (except in the case of SECTIONS 7.1(B), 7.1(C)(I), 7.1(C)(II), 7.1(C)(III), 7.1(C)(IV), 7.1(C)(V), 7.1(C)(VII), 7.1(D),
and 7.1(E), where such agreement is within the sole discretion of Parent):

        (a) subject to the limitations expressly contemplated by this Agreement, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective operations in the usual and ordinary course consistent with past practice, and shall use its commercially reasonable efforts, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts, to preserve substantially intact its present business organization, keep available the services of its present executive officers and key employees and preserve its present relationships and goodwill with customers, suppliers, creditors, lessors, employees and others having business dealings with it to the end that its goodwill and on-going businesses shall not be materially impaired at the Effective Date;

        (b) the Company shall not, nor shall it propose to, except as required or permitted by this Agreement, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of the Company Subsidiaries,
    (ii) amend its Articles of Incorporation or By-Laws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside

                                       16
                                     A-I-22
    or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock (except in connection with any exercise of any existing stock option pursuant to which the exercise price is paid in shares of the Company Common Stock);

        (c) the Company shall not, nor shall it permit any of the Company Subsidiaries to, (i) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock (except in connection with the exercise of any existing stock option),
    (ii) amend in any respect existing agreements evidencing any existing stock option (including, without limitation, the exercise or strike prices thereof) or the Stock Option Plan or the Puls Agreement pursuant to which such options were granted, except as provided in SECTION 3.6 hereof, and provided that the Company shall have the right to cancel any Outstanding Options which will expire on their terms prior to July 30, 1998 in exchange for payment to the holders of such Outstanding Options of an amount which shall not exceed the amount that would be payable to such holder pursuant to
    SECTION 3.6 hereof, (iii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets, or make any other capital expenditures, with a value, in the aggregate for all such capital assets or other capital expenditures, in excess of $50,000 (including in such calculation the proceeds of any sale/leaseback transactions), (iv)(A) create, incur, assume or permit additional indebtedness for borrowed money (including obligations in respect of capital leases), other than loans and advances to and from Company Subsidiaries and periodic drawdowns under the Company's credit facilities existing as of the date hereof, provided that the amount available under such facilities as of the date hereof is not increased, (B) other than in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, (C) other than in the ordinary course of business consistent with past practice, encumber or grant a security interest in any asset, or (D) other than in the ordinary course of business consistent with past practice, make any loans or advances to any other person, or enter into any agreement or instrument relating to the borrowing of money or the extension of credit, (v) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof,
    (vi) enter into any contracts, agreements or other arrangements with vendors
    (A) pursuant to which the Company or any of the Company Subsidiaries would be obligated to purchase products or services from such vendors having a value in excess of $100,000 in any year or (B) which are not terminable within six months without penalty (excluding contracts, agreements or other arrangements entered into or assumed in the ordinary course of business to satisfy customer requirements) or (vii) purchase, transfer, lease, sell, mortgage, pledge, dispose of or encumber any real property, (viii) effect any improvements or expansions thereof (excluding maintenance and repairs in the ordinary course of business) or (ix) in each case subject to the exclusions and exceptions set forth above, adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (d) the Company shall not, nor shall it permit any of the Company Subsidiaries to, except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former director, officer or employee (excluding arrangements not involving capital stock of the Company with new employees in the ordinary course of business and consistent with past practice), (ii) increase in any manner the compensation or fringe benefits of any director, executive officer or employee (provided, that the Company and the Company Subsidiaries shall be permitted to award normal salary increases to employees (other than executive officers) of the Company and the Company Subsidiaries in the ordinary course of business that are consistent with

                                       17
                                     A-I-23
    past practice (including without limitation in connection with any promotion of such employee) and that, in the aggregate, do not result in a material increase in compensation expense to the Company and the Company Subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement (excluding arrangements not involving capital stock of the Company with new employees in the ordinary course of business and consistent with past practice), (iv) grant any awards under the Stock Option Plan or, except in the ordinary course of business consistent with past practice and not involving the capital stock of the Company, any other bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to find or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing; provided, that notwithstanding the provisions of this clause (d), the Company and the Company Subsidiaries shall be permitted to settle disputes with employees, hire new employees and to promote employees, provided that such settlements, hirings and promotions are in the ordinary course of business consistent with past practice;

        (e) the Company shall not, nor shall it permit the Company Subsidiaries to, make any change in its accounting policies or procedures, including without limitation its accounting for inventory and its practices in determining reserves, except as required under generally accepted accounting principles;

        (f) the Company shall not, nor shall it permit the Company Subsidiaries to, modify, amend or terminate any Material Contract or waive, release or assign any material rights or claims thereunder, except in the ordinary course of business or as would not result in a Company Material Adverse Effect;

        (g) the Company shall not, nor shall it permit any Company Subsidiary to, file any Tax Return or make any Tax election inconsistent with past practice;

        (h) the Company shall not, or shall it permit the Company Subsidiaries, to settle or compromise any litigation, except for an amount less than the amount set forth in SECTION 7.1(H) of the Company Disclosure Schedule $50,000 in the aggregate; and

        (i) the Company shall use reasonable efforts to refrain from taking, and shall not permit any of the Company Subsidiaries to take, any action that would, or reasonably might be expected to, result in any of the conditions to the Merger set forth in ARTICLE IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the Merger.

    Section 7.2 REPORTS. All reports that the Company files with the Commission after the date hereof and prior to the Effective Date or the earlier termination of this Agreement shall, as of their respective dates, comply in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such reports and, as of their respective dates, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 7.3  OBLIGATIONS OF PARENT AND SUB; CONDUCT OF BUSINESS OF
SUB. Each of Parent and Sub shall use reasonable efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of the conditions to the Merger set forth in ARTICLE IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of Parent or Sub to obtain any

                                       18
                                     A-I-24
of the regulatory approvals required to consummate the Merger) and provided further that notwithstanding anything to the contrary in this Agreement, neither Parent nor Sub shall be in any way obligated to take any action in order to obtain the termination or expiration of the waiting period under the HSR Act, except as provided in EXHIBIT D. During the period from the date of this Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    Section 8.1 ACCESS AND INFORMATION. Upon reasonable notice, the Company and the Company Subsidiaries shall afford to Parent and to Parent's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree), and in a manner so as not to interfere materially with the normal business operations of the Company and the Company Subsidiaries, throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, records and personnel. During such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as Parent may reasonably request. Parent and Sub shall hold, and shall cause its affiliates, employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated November 8, 1996, between Parent and Dillon, Read & Co. (now known as SBC Warburg Dillon Read, Inc.) (on behalf of the Company), as amended (the "CONFIDENTIALITY AGREEMENT"), and, in the event of termination of this Agreement for any reason, will promptly comply with the terms of the Confidentiality Agreement. During the period prior to the Effective Date, upon Parent's reasonable request sufficiently in advance to allow the Company to make arrangements therefore, the Company shall make its accountants, counsel, lenders and other representatives available to Parent and to Parent's accountants, counsel and other representatives at reasonable times.

    Section 8.2 SHAREHOLDERS' MEETING. Subject to its fiduciary duties, as determined by the Board of Directors of the Company after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel) or as contemplated by SECTION 8.8 in connection with the receipt by the Company of a Business Combination Proposal (as defined in SECTION 8.8) that the Board of Directors of the Company reasonably determines will result in a Superior Proposal (as defined in SECTION 8.8), as promptly as practicable:

        (a) the Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation, as amended, and By-Laws, to call a special meeting of the holders of Company Common Stock (the "COMPANY MEETING") for the purpose of considering and taking action to authorize this Agreement and the Merger contemplated hereby pursuant to the CGCL; and

        (b) include in the Proxy Statement the recommendation of the Board of Directors of the Company that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting.

    At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub or any other Parent Subsidiary, or with respect to which Parent, Sub or any other Parent Subsidiary holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Agreement.

    Section 8.3  PROXY STATEMENT.

        (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials with respect to the actions to

                                       19
                                     A-I-25
    be taken at the Company Meeting, which, as to those matters relating to Parent, shall be in form and substance reasonably satisfactory to Parent. As promptly as reasonably practicable after comments are received from the Commission with respect to such preliminary proxy materials, the Company shall use reasonable efforts to respond to the comments of the Commission. Parent shall provide the Company with such information as may be required to be included in the proxy statement or as may be reasonably required to respond to any comment of the Commission. After all the comments received from the Commission have been cleared by the Commission staff and all information required to be contained in the proxy statement has been included therein by the Company, the Company shall file with the Commission the Proxy Statement and the Company shall use reasonable efforts to have the Proxy Statement cleared by the Commission as soon thereafter as practicable. The Company shall cause the Proxy Statement to be mailed to its shareholders of record as promptly as reasonably practicable after clearance by the Commission.

        (b) Parent and the Company shall make all necessary filings applicable to it with respect to the Merger under the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar securities laws and shall use its best reasonable efforts to obtain required approvals and clearances with respect thereto.

    Section 8.4  EMPLOYEE MATTERS.

        (a) As of and after the Effective Date, Parent shall cause the Surviving Corporation and the Company Subsidiaries to provide or continue to provide such plans, programs, agreements or arrangements on behalf of the employees of the Company and the Company Subsidiaries immediately prior to the Effective Date ("AFFECTED EMPLOYEES") so as to provide, in the aggregate, employee benefits which are substantially equivalent or superior (including cost to the employees) to the benefits provided to such Affected Employees immediately prior to the Effective Date, and shall credit all past service of such Affected Employees for all purposes under such plans, programs, agreements and arrangements to the same extent such service was recognized immediately prior to the Effective Date. To the extent that any Affected Employee becomes eligible for participation in employee benefit plans and programs maintained by Parent (the "PARENT BENEFIT PLANS"), such Affected Employee's years of service with the Company and the Company Subsidiaries prior to the Effective Date shall be recognized for purposes of eligibility and vesting (including waiting periods and pre-existing conditions), and, with respect to vacation and severance plans, for purposes of benefit accrual and benefit determination.

        (b) Without limiting the foregoing, Parent shall cause the Surviving Corporation and its subsidiaries to provide or continue to provide severance benefits equal or superior to the severance benefits described in SECTION 5.6(A) of the Company Disclosure Schedule, and shall cause the Surviving Corporation and its subsidiaries to honor all severance obligations to the Affected Employees in accordance with their terms.

        (c) As soon as practicable after the date hereof, but in no event later than 10 days from the date hereof, the Company (after consultation with and approval by Parent) shall take action (i) to amend the Company's Employee Stock Purchase Plan to provide that a participant in such plan may not increase his or her compensation contribution percentages after the date of such amendment and (ii) to provide that such Employee Stock Purchase Plan shall be terminated as of the Effective Date.

        (d) After the date of this Agreement and prior to the Effective Date, the Company and the Company Subsidiaries, after consultation with, and upon the consent of, Parent (which consent shall not be unreasonably withheld), shall have the right to enter into agreements with certain of its employees to pay retention bonuses after consultation with Parent, and upon such terms and conditions as the Company may reasonably determine are necessary to retain the services of such employees through, and in some cases, beyond, the Effective Date, provided that the amount of such bonuses shall not exceed $250,000 in the aggregate.

                                       20
                                     A-I-26

        (e) Prior to the Effective Date, (i) Parent shall contact employees of the Company and the Company Subsidiaries respecting employment or termination of employment after the Effective Date only with the prior consent of the Company which consent shall not be unreasonably withheld, and Parent shall consult with the Company as to the terms and conditions thereof and (ii) Parent shall cooperate with, and shall take such actions as the Company may reasonably request, with respect to the transition of the employees of the Company and the Company Subsidiaries, with a view to preserving the relationship and goodwill of the Company and the Company Subsidiaries with their employees.

        (f) No provision of this SECTION 8.4 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Parent, the Company, any Company Subsidiary, or any of their affiliates in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

        (g) In the event this Agreement is terminated prior to the Effective Date, without the prior written consent of the Company, neither the Medical Systems division of Parent nor Sub shall for a period of one year after the date on which this Agreement is terminated, directly or indirectly solicit for employment, any person or persons employed by the Company or any Company Subsidiary at any time prior to the time this Agreement is terminated. The foregoing restriction on solicitation of employment shall not be deemed to apply to unsolicited inquiries concerning possible employment which are received by Parent, Sub or any Parent Subsidiary from or on behalf of such person, nor shall it apply to general solicitations of employment not specifically directed toward any such employees of the Company or any Company Subsidiary.

    Section 8.5  INDEMNIFICATION.

        (a) From and after the Effective Date, to the fullest extent permitted under the CGCL, Parent shall indemnify, defend and hold harmless each current and former officer, director or employee of the Company or any Company Subsidiary (together with their respective successors, assigns, heirs, executors, administrators and representatives, the "INDEMNIFIED PARTIES") against all investigations, actions, suits, proceedings, judgments, costs, fines, amounts paid in settlement, losses, expenses (including, without limitation, reasonable attorneys' fees and ancillary related costs), claims, damages or liabilities, whether civil, criminal, administrative or investigative, arising in whole or in part out of, or based in whole or in part on, any matter existing or occurring at or prior to the Effective Date or out of the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) any counsel retained by the Indemnified Parties for any period after the Effective Date shall be reasonably satisfactory to Parent, (ii) after the Effective Date, Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) Parent shall, and shall cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent in this SECTION 8.5(A) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of the Company Subsidiaries.

        (b) Parent agrees that all rights to indemnification existing in favor of the current or former directors, officers or employees of the Company or any Company Subsidiary under the Company's Articles of Incorporation, as amended, and By-Laws as in existence on the date hereof arising in whole or in part out of, or based in whole or in part on, any matter existing or occurring at or prior to

                                       21
                                     A-I-27
    the Effective Date, shall survive the Merger and shall continue in full force and effect in respect of claims made during a period of ten years from the Effective Date, and Parent shall guaranty the obligations of the Surviving Corporation in respect thereof.

        (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to the indemnification agreements with the Company's directors and executive officers existing at the date hereof and Parent shall guaranty the obligations of the Surviving Corporation in respect thereto. True and correct copies of such indemnification agreements have been furnished to Parent.

        (d) This SECTION 8.5 is intended for the benefit of, and shall be enforceable by, the persons referenced herein and their respective heirs and/or personal representatives, and shall be binding upon Parent and its successors and assigns.

    Section 8.6 ANTITRUST MATTERS. The Company and Parent have filed notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby. The Company, Parent and Sub shall use their reasonable efforts to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement.

    Section 8.7  REASONABLE EFFORTS: NOTIFICATION.

        (a) Subject to the terms and conditions of this Agreement, including
    SECTION 8.8 each of the parties hereto agrees to cooperate with each other and use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, in each case consistent with the fiduciary duties of their respective Boards of Directors, all things necessary, proper or advisable (i) under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and
    (ii) to lift any injunction or other legal bar to the Merger as soon as reasonably practicable (and, in such case, to proceed with the Merger as expeditiously as possible); provided, however, that notwithstanding anything to the contrary in this Agreement, neither Parent nor Sub shall be in any way obligated to take any action in order to obtain the termination of the waiting period under the HSR Act, except as provided in EXHIBIT D.

        (b) Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of: (i) the occurrence or non-occurrence of any event of which it has knowledge, the occurrence or non-occurrence of which would cause (A) any representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect, (B) any of its covenants, conditions or agreements contained in this Agreement not to be complied with or satisfied or (C) a need to supplement the Proxy Statement; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this SECTION 8.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 8.8  NO SOLICITATION.

        (a) Prior to the Effective Date or the earlier termination of this Agreement pursuant to SECTION 10.1 the Company shall not, directly or indirectly, take (nor shall the Company authorize or permit any Company Subsidiary or its or their officers, directors, employees, representatives, investment bankers, financial advisors, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any non-public written information to, any person in connection with, or take any other action to encourage the making of

                                       22
                                     A-I-28
    any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided, that the Company may (i) participate in discussions or negotiations with or furnish information to any persons or group (other than Parent or an affiliate of Parent) (a "THIRD PARTY") that makes an unsolicited Business Combination Proposal that the Board of Directors of the Company determines (after consultation with its financial advisors) may reasonably be expected to result in a Superior Proposal (as defined below), and enter into any confidentiality agreement or standstill agreement with such Third Party in connection with such a Business Combination Proposal (provided, that any such information so furnished or any such confidentiality or standstill agreements so entered into shall, at the time such information is furnished or such agreement is entered into, be promptly delivered to Parent), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to any Business Combination Proposal (assuming that such Business Combination Proposal includes a tender offer requiring the Company's response pursuant to such Rule), (iii) fail to make or withdraw or modify its recommendation referred to in SECTION 8.2 if there exists a Business Combination Proposal that is a Superior Proposal or if the Board of Directors of the Company determines, in good faith and after consultation with independent counsel, that such action is required to discharge properly its fiduciary duties, or (iv) after terminating this Agreement in accordance with Section 10.1(e) enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal. Any actions permitted under, and taken in compliance with this SECTION 8.8, shall not be deemed a breach of any other covenant or agreement of the Company contained in this Agreement.

        (b) Notwithstanding the foregoing, the Company may not enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal or fail to make or withdraw or modify its recommendation referred to in SECTION 8.2 if there exists a Business Combination Proposal that is a Superior Proposal unless (i) two business days shall have elapsed after delivery to Parent of a written notice informing Parent of the terms and conditions of the Business Combination Proposal, and (ii) Parent does not, within such two business day period, make an offer which the Board of Directors of the Company determines in good faith (based on the advice of its financial adviser) to be as favorable to the Company's shareholders as such Business Combination Proposal.

        (c) For purposes of this Agreement, "BUSINESS COMBINATION PROPOSAL" shall mean, with respect to the Company, the commencement of any tender or exchange offer, any bona fide, written proposal for a merger, consolidation or other Business Combination involving the shareholders of the Company, the Company or any Company Subsidiary or any public announcement of a proposal, plan or intention to do any of the foregoing. "BUSINESS COMBINATION" means any transaction which contemplates (i) the acquisition of more than 35% of the assets of the Company and the Company Subsidiaries taken as a whole or
    (ii) any other agreement that contemplates the acquisition of beneficial ownership of more than 35% of the outstanding shares of the Company's Common Stock. "SUPERIOR PROPOSAL" shall mean, with respect to the Company, any Business Combination Proposal, for which any required financing is supported by reasonable commitments, that the Board of Directors of the Company in good faith determines (after consultation with its financial advisors) will be more favorable to its shareholders than the Merger.

        (d) In addition to the obligations of the Company set forth in SECTION 8.8(A) and SECTION 8.8(B), the Company shall promptly advise Parent of any request for non-public written information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and in the case of a Business Combination Proposal that involves consideration other than all cash, the identity of the party making such Business Combination Proposal. The Company shall keep Parent fully informed of the status and details of any such request, Business Combination Proposal or inquiry.

                                       23
                                     A-I-29

        (e) During the period from the date of this Agreement through the Effective Date, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement in connection with a potential business combination to which it or any of its Subsidiaries is a party. During such period, the Company shall use commercially reasonable efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements if and to the extent the executive officers of the Company have knowledge of a breach of the terms thereof, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

    Section 8.9 BONUS PAYMENTS. Immediately after the Effective Date and in no event later than the first payment to a Holder pursuant to SECTION 3.2 the Parent shall cause the Surviving Corporation to pay, on behalf of the Company,
(i) to Michael Puls, an amount equal to the Bonus (as defined in Paragraph 1 of the Bonus Agreement, dated December 20, 1996 by and between the Company and Michael Puls and amended by Paragraph 2 of the Amendment to Bonus Agreement, dated April 2, 1998, and as further amended by a letter agreement dated May 15, 1998, each attached hereto as EXHIBIT E) and (ii) to Thomas Hoefert, an amount equal to the Bonus (as defined in Paragraph 4 of the Bonus Agreement, dated September 29, 1997 by and between the Company and Thomas Hoefert, attached hereto as EXHIBIT E). Together, the amounts paid to Michael Puls and Thomas Hoefert pursuant to this SECTION 8.9 shall be referred to as the "EXECUTIVE BONUS PAYMENTS."

    Section 8.10 SIDE AGREEMENT. Simultaneously with the execution of this Agreement, the parties hereto shall have executed and delivered to one another, the Side Agreement, dated as of the date hereof, a copy of which is attached hereto as EXHIBIT F.

    Section 8.11 PREFERRED STOCK DESIGNATION. As soon as practicable after the date hereof, but in no event later than five (5) business days after the date the Preferred Stock Designation, attached hereto as EXHIBIT G, has been approved by the California Secretary of State, the Company shall authorize and issue preferred shares in form and substance substantially similar to the terms of the Preferred Stock Designation, and the Parent or its designee shall purchase such shares for $2,800,000. The Company shall grant customary demand registration rights and "piggy back" rights to Parent or its designee upon the reasonable request of Parent it being agreed that (i) fees and costs associated with granting such rights shall be borne by Parent; and (ii) such rights will be set forth in a registration rights agreement that the Company and Parent or its designee will negotiate in good faith and enter into as soon as practicable after the date hereof.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

    Section 9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived (as permitted by law) in a writing executed by Parent and the Company subject to and in accordance with
SECTION 10.4 hereof:

        (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

        (b) The waiting period under the HSR Act shall have expired or been terminated; and no court or governmental authority or instrumentality, domestic or foreign of competent jurisdiction (each a "GOVERNMENTAL ENTITY") shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "ORDER").

                                       24
                                     A-I-30

    Section 9.2  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived in writing by the Company in accordance with SECTION
10.4 hereof:

        (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Date; and the Company shall have received a certificate of Parent and Sub executed by a Vice President of Parent and Sub, dated the Closing Date, to that effect.

        (b) Each of the representations and warranties of Parent and Sub contained in this Agreement (i) that is qualified by materiality or Parent Material Adverse Effect shall be true and correct when made and at and as of the Effective Date and (ii) that is not so qualified shall be true and correct when made and at and as of the Effective Date except where the failure of any such representations or warranties to be so true and correct, individually or in the aggregate with other such failures, would not have a Parent Material Adverse Effect (except in the case of each of (i) and (ii) to the extent they expressly relate to the date of this Agreement or any other particular date, in which case, as of such date), and the Company shall have received a certificate of Parent and Sub executed by a Vice President of Parent and Sub, dated the Closing Date, to that effect.

    Section 9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived in writing by Parent in accordance with SECTION 10.4 hereof:

        (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date; and Parent and Sub shall have received a certificate of the Company executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to that effect.

        (b) Each of the representations and warranties of the Company contained in this Agreement (i) that is qualified by materiality or Company Material Adverse Effect shall be true and correct when made and at and as of the Effective Date and (ii) that is not so qualified shall be true and correct when made and at and as of the Effective Date except where the failure of any such representations or warranties to be so true and correct, individually or in the aggregate with other such failures, would not have a Company Material Adverse Effect, (except in the case and each of (i) and (ii) to the extent they expressly relate to the date of this Agreement or any other particular date, in which case, as of such date), and Parent and Sub shall have received a certificate of the Company executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to that effect.

        (c) Parent shall have received opinions of counsel to the Company, dated the Closing Date, substantially in form and substance set forth in EXHIBIT H.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    Section 10.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the shareholder of Sub:

        (a) by mutual written consent of the Company, duly authorized by its Board of Directors and Parent, duly authorized by any Vice President;

        (b) by Parent, by written notice to the Company, if (i) the Company shall have failed to comply in any material respects with any of its covenants or agreements contained in this Agreement required

                                       25
                                     A-I-31
    to be complied with prior to the date of such termination, provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such failure is curable by the Company prior to the Termination Date (as defined below) through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this SECTION 10.1(B)(I), (ii) the shareholders of the Company shall not approve the Merger at the Company Meeting or any adjournment thereof or if a Company Meeting has not otherwise been called prior to the Termination Date; or (iii) there has been (A) a material breach at the time when made by the Company of any representation or warranty that is not qualified as to materiality or (B) a breach at the time when made by the Company of any representation or warranty that is qualified as to materiality, provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such breach is curable by the Company prior to the Termination Date through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
    SECTION 10.1(B)(III);

        (c) by the Company, by written notice to Parent, (i) if Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such failure is curable by Parent prior to the Termination Date through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this SECTION 10.1(2)(I), (ii) the shareholders of the Company shall not approve the Merger at the Company Meeting or any adjournment thereof or if a Company Meeting has not otherwise been called prior to the Termination Date or (iii) there has been (A) a material breach at the time when made by Parent or Sub of any representation or warranty that is not qualified as to materiality or (B) a breach at the time when made by Parent or Sub of any representation or warranty that is qualified as to materiality; provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this
    Agreement: provided further that if such failure is curable by Parent prior to the Termination Date through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this SECTION 10.1(C)(III);

        (d) by either Parent or the Company, by written notice from the terminating party to the other parties, if (i) the Merger has not been effected on or prior to the close of business on, September 30, 1998 (the "TERMINATION DATE"); provided, that (A) the right to terminate this Agreement pursuant to this clause (d) shall not be available to any party whose willful and material failure to fulfill any obligation of this Agreement has been the cause of; or resulted in, the failure of the Merger to have occurred on or prior to such date and (B) if Parent has given notice to the Company, or the Company has given notice to Parent, pursuant to SECTIONS 8.7(B)(I)(A) or 8.7(B)(I)(B) with respect to any inaccuracy or failure on the part of the other, after September 20, 1998, the Termination Date shall automatically be extended by the number of days necessary to provide the party so notified with 10 days in which to effect a cure as permitted in SECTIONS 10.1(B)(I); 10.1(B)(III), SECTION 10.1(C)(I) and 10.1(C)(III) or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided the terminating party shall have complied with its obligations under SECTION 8.7; or (iii) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, but that would, if Parent or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated hereby, have a material adverse effect on the business,

                                       26
                                     A-I-32
    operations or financial condition of the Surviving Corporation and such order or directive has become final and nonappealable, provided the terminating party shall have used all reasonable efforts to remove such order or directive;

        (e) by the Company by written notice to Parent if the Board of Directors of the Company reasonably determines that a Business Combination Proposal is a Superior Proposal (and the Company has complied with its obligations under SECTION 8.8(B));

        (f) by Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall have failed to recommend the Merger to Company's shareholders, or shall have modified in a manner adverse to Parent or withdrawn its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified in a manner adverse to Parent or withdrawn its approval of this Agreement or (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Business Combination Proposal or shall have resolved to do so; provided that any disclosure that the Board of Directors of the Company is compelled to make of the receipt of Business Combination Proposal in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 shall not in and of itself constitute the modification or rescission of the Board's recommendation; provided, further, that such disclosure states that no action will be taken by the Board with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Business Combination Proposal except in accordance with SECTION 8.8.

    The right of Parent or the Company to terminate this Agreement pursuant to this SECTION 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

    Section 10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Parent or the Company as provided in SECTION 10.1, this Agreement shall become void without any liability hereunder on the part of the Company, Parent, Sub or their respective directors or officers, except for the next to last sentence of SECTION 8.1, SECTION 8.4(H), this SECTION 10.2, SECTION
11.3 and 11.8, which shall survive any such termination, unless such termination results from the willful and material breach by a party of any of its covenants or other agreements set forth in this Agreement or the material breach with fraudulent purpose at the time made by a party of any of its representations and warranties, in which event the terminating party shall retain its rights and remedies against such other party in respect of such other party's breach.

    Section 10.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors (or committee thereof) in the case of the Company and Sub and by any Vice President in the case of Parent, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made that under applicable law requires further approval of such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 10.4 WAIVER. At any time prior to the Effective Date, the parties hereto, by or pursuant to action authorized by their respective Boards of Directors (or committee thereof) in the case of the Company and Sub and by any Vice President in the case of Parent, may, as permitted by law, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                       27
                                     A-I-33

                                   ARTICLE XI
                               GENERAL PROVISIONS

    Section 11.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. All representations and warranties set forth in this Agreement shall terminate at the earlier of (x) the Effective Date and (y) except as provided in SECTION 10.2 hereof, termination of this Agreement in accordance with ARTICLE X hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

    Section 11.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission or by delivery service (with confirmation of receipt obtained), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

    If to the Company:

       InnoServ Technologies, Inc.
       320 Westway, Suite 520
       Arlington, Texas 76018
       Telecopy No.: 817-472-2926
       Attn: Michael Puls

    With a copy to:

       Gibson, Dunn & Crutcher LLP
       1717 Main Street, Suite 5400
       Dallas, Texas 75201
       Telecopy No.: 214-698-3400
       Attn: Stephen C. Johnson

    If to Parent or Sub:

       General Electric Company
       c/o GE Medical Systems
       3000 North Grandview Boulevard
       Waukesha, Wisconsin 53188
       Telecopy No.: 414-544-3573
       Attn: General Counsel

or to such other address as any party may have furnished to the other parties in writing in accordance with this SECTION 11.2.

    Section 11.3  EXPENSES.

        (a) If the Merger shall not be consummated for any reason other than as a result of this Agreement having been terminated pursuant to Sections 10.1(b), 10.1(c)(ii), 10.1(e) or 10.1(f), Parent hereby agrees to pay to the Company the lesser of (A) the Company's legal fees and expenses associated with (1) any such filings and compliance with the HSR Act, and (2) the preparation and review of the letter of intent associated with this Agreement, or (B) $75,000.

        (b) Except as otherwise provided in this SECTION 11.3, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses.

        (c) Notwithstanding any provision in this Agreement to the contrary, provided that Parent or Sub is not then in material breach of its obligations under this Agreement, if this Agreement shall

                                       28
                                     A-I-34
    have been terminated pursuant to SECTIONS 10.1(B), 10.1(C)(II), 10.1(E) or 10.(F), the Company shall within 90 days of such termination pay to Parent an amount in cash equal to $550,000.

    Section 11.4 PUBLICITY. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a press release from the Company (as agreed to by the Company and Parent) and thereafter, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or quotation service, so long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this SECTION 11.4.

    Section 11.5 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 11.6. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires Sub or a Parent Subsidiary to take any action, such requirement shall be deemed to constitute an undertaking on the part of Parent to cause Sub or such Parent Subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to constitute an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Effective Date, on the part of the Surviving Corporation to cause such Company Subsidiary to take such action.

    Section 11.7. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Person or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    Section 11.8 MISCELLANEOUS. This Agreement (together with the exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein) and the Confidentiality Agreement (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except as provided in SECTION 8.5. is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to any direct wholly owned subsidiary of Parent incorporated under the laws of California any and all rights and obligations of Sub under this Agreement and Parent guarantees the full and punctual performance of all of the obligations hereunder of Sub and any such assignees; (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (except to the extent the laws of the State of California may mandatorily apply). The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Southern District, State of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or any of such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this

                                       29
                                     A-I-35

Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in SECTION 11.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION
11.8. This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

                                       30
                                     A-I-36

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                               GENERAL ELECTRIC COMPANY

ATTEST:

By: /s/Robert A. Klein, Jr.                    By: /s/J. Keith Morgan
Name: Robert A. Klein, Jr.                     Name: J. Keith Morgan
Title: Assistant Secretary                     Title: Vice President

                                               DIAMOND MERGER SUB, INC.

ATTEST:

By: /s/Robert A. Klein, Jr.                    By: /s/J. Keith Morgan
Name: Robert A. Klein, Jr.                     Name: J. Keith Morgan
Title: Secretary                               Title: President

                                               INNOSERV TECHNOLOGIES, INC.

ATTEST:

By: /s/Deborah Brock                           By: /s/Michael G. Puls
Name:Deborah Brock                             Name: Michael G. Puls
Title: Legal Assistant                         Title: President and Chief Executive Officer

                                       31
                                     A-I-37

                                     EXHIBIT A


                                       A-I-38

                         SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT, dated as of May ___, 1998, by and among General Electric Company, a New York corporation acting through its GE Medical Systems division ("Parent"), on the one hand, and the persons set forth in the signature page hereto in their capacities as shareholders of InnoServ Technologies, Inc., a California corporation (the "Company") (collectively, the "Shareholders" and individually, a "Shareholder"), on the other hand.

     WHEREAS, concurrently herewith, Parent, a subsidiary of a subsidiary of Parent and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

     WHEREAS, each Shareholder has sole, or together with such Shareholder's spouse as necessary, has complete voting and dispositive power and/or full voting power as to the aggregate number of shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") set opposite such Shareholder's name on SCHEDULE I attached hereto, whether as certificated shares in the name of such Shareholder or held in brokerage accounts in the name of such Shareholder; such shares of Company Common Stock, as such shares may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, being referred to herein as the "Shares";

     WHEREAS, approval of the Merger Agreement by the Company's shareholders is a condition to the consummation of the Merger;

     WHEREAS, as a condition to its entering into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

     WHEREAS, the Shareholders have been informed that the Board of Directors of the Company has approved the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1. AGREEMENT TO VOTE, RESTRICTIONS ON DISPOSITIONS, ETC.

          During the term of the Agreement:

          a. Each of the Shareholders hereby agrees to attend the Company Meeting, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that such person owns or has the right to vote, for approval and adoption


                                     A-I-39
     of the Merger Agreement and the Merger, such agreement to vote to apply also to any adjournment or adjournments of the Company Meeting. Each Shareholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement.

          b. Each of the Shareholders hereby agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any merger (other than the Merger), consolidation, combination, sale of assets, reorganization, recapitalization, dissolution, liquidation or other business combination or similar transaction involving the Company or its Subsidiaries, securities or assets (including any Business Combination Proposal) which is not approved in writing by Parent or (ii) any amendment of the Company's articles of incorporation or by-laws or other proposal involving the Company or any Subsidiary, which amendment or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

          c. Each of the Shareholders hereby agrees that, without the prior written consent of Parent, such Shareholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise, pledge, transfer, tender or dispose of, or enter into any agreement to sell, pledge (other than existing margin call pledge agreements with respect to Shares held in brokerage accounts in the name of a Shareholder), transfer, tender or dispose of, any Shares and any other voting securities of the Company, issued heretofore or hereinafter that such person owns or has the right to vote; PROVIDED, HOWEVER, that Parent shall consent to any such sale, pledge, transfer or disposition of any such Shares or other voting securities by and between Shareholders.

          d. Each of the Shareholders, solely in his capacity as a shareholder, hereby agrees not to directly or indirectly take (nor shall such Shareholder authorize or permit any representative, investment banker, financial advisor, attorney, accountant or other agent of such Shareholder to take) any action to (i) encourage, solicit or initiate the submission of any Business Combination Proposal or (ii) participate in any way in discussions or negotiations with, or furnish any non-public written information to, any person in connection with, or take any other action to encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided, that with respect to Shareholders who serve as officers or directors of the Company, such Shareholders acting solely in their capacity as officers or directors may (i) participate in discussions or negotiations with or furnish information to any Third Party that makes an unsolicited Business Combination Proposal that the Board of Directors of the Company determines (after consultation with its financial advisors) may reasonably be expected to result in a


                                     A-I-40

     Superior Proposal, and permit the Company to enter into any confidentiality agreement or standstill agreement with such Third Party in connection with such a Business Combination Proposal, (ii) take all steps necessary to cause the Company to comply with Rule 14e-2 promulgated under the Exchange Act with regard to any Business Combination Proposal (assuming that such Business Combination Proposal includes a tender offer requiring the Company's response pursuant to such Rule), (iii) take the steps necessary as directors to fail to make or withdraw or modify the Board of Directors' recommendation referred to in SECTION 8.2 of the Merger Agreement if there exists a Business Combination Proposal that is a Superior Proposal or if such director determines, in good faith and after consultation with independent counsel, that such action is required to discharge properly his fiduciary duties, or (iv) if the Company terminates the Merger Agreement in accordance with Section 10.1(e) thereof, cause the Company to enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal.

          e. Each of the Shareholders agrees to promptly notify Parent in writing of the nature and amount of any acquisition by such Shareholder of any voting securities of the Company acquired by such Shareholder hereinafter.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders, as to himself, herself or itself, as an individual shareholder, represents and warrants to Parent as follows: (a) this Agreement has been duly executed and delivered by such Shareholder; (b) assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; (c) the shares of Company Common Stock listed next to the name of such Shareholder on SCHEDULE I hereto are the only voting securities of the Company owned (beneficially or of record) by such Shareholder and are held by such Shareholder either as certificated shares or in brokerage accounts in the name of such Shareholder free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind; and (d) the execution and delivery of this Agreement by such Shareholder does not conflict with any agreement, order or other instrument binding upon such Shareholder, nor requires any regulatory filing or approval.

     Section 3. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.


                                     A-I-41

     Section 4. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to each Shareholder as follows: (a) each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer or employee of Parent; and (b) assuming the due authorization, execution and delivery of this Agreement by the Company and the Shareholders, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

     Section 5. EFFECTIVENESS AND TERMINATION. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall terminate upon the earliest of (i) the close of business on September 30, 1998, (ii) the Effective Date or (iii) the termination of the Merger Agreement in accordance with its terms; PROVIDED, that if any Business Combination Proposal shall have been made prior to the termination of the Agreement and the Merger Agreement is terminated pursuant to Sections 10.1(b)(ii) or (c)(ii) of the Merger Agreement, Sections 1(b), (c) and (d) hereof shall survive for 180 days after termination of this Agreement. Upon any such termination of this Agreement, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

     Section 6. MISCELLANEOUS.

          a. NOTICES, ETC. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

     If to Parent:
                                       GE Medical Systems
                                       3000 North Grandview Boulevard
                                       Waukesha, Wisconsin 53188
                                       Attention: J. Keith Morgan

     with a copy to:
                                       Sidley & Austin
                                       One First National Plaza
                                       Chicago, Illinois 60603
                                       Attention: Dennis V. Osimitz

     If to any of the Shareholders:

                                       to the addresses set forth on SCHEDULE I:


                                     A-I-42
     with a copy to:

                                       Gibson, Dunn & Crutcher LLP
                                       1717 Main Street
                                       Dallas, Texas 75201-7390
                                       Attention: Stephen C. Johnson

     and with an additional copy to:

                                       InnoServ Technologies, Inc.
                                       320 Westway, Suite 520
                                       Arlington, TX 76018
                                       Attn: Michael Puls

     or to such other address as such party shall have designated by notice so given to each other party.

          b. AMENDMENTS. WAIVERS. ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent, the Company and the Shareholders affected thereby; PROVIDED that: without the consent of any party no such amendment, change, supplement, waiver, modification or termination shall in any way further restrict the transferability of any Company Common Stock held by such party, impose any obligation on such party, diminish the benefits of such party hereunder or restrict the rights of such party as set forth herein), without the consent of such party.

          c. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any trustee, executor, heir, legatee or personal representative succeeding to the ownership or voting power of such Shareholder's shares of Company Common Stock or other securities subject to this Agreement. Notwithstanding any transfer of shares of Company Common Stock, the transferor shall remain liable for the performance of all obligations under this Agreement of such transferor.

          d. ENTIRE AGREEMENT. This Agreement (together with the Merger Agreement) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

          e. SEVERABILITY. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced


                                     A-I-43
     to the greatest extent permitted by applicable law, PROVIDED that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          f. SPECIFIC PERFORMANCE. The parties acknowledge that money damages are not an Adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          g. REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such parry.

          h. NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          i. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          j. JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Circuit Court in the State of New York or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein). Each party hereto waives any right to a trial by jury-in connection with any such action, suit or proceeding.

          k. GOVERNING LAW. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the California General Corporation Law to the fullest extent possible and in the absence of applicability of the aforementioned California General Corporation law, by the


                                     A-I-44
     internal laws of the State of New York without regard to principles of conflicts of law.

          l. NAME, CAPTIONS, GENDER. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          m. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          n. LIMITATION ON LIABILITY. No Shareholder shall have any liability hereunder for any actions or omissions of any other Shareholder.

          o. EXPENSES. Except as otherwise provided in the Merger Agreement, each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

          p. SHAREHOLDER CAPACITY. Each Shareholder signs this Agreement solely in his capacity as the record holder and/or beneficial owner of the Shares set opposite his name on SCHEDULE I and nothing herein shall limit, impose any obligation on, or affect any actions taken by such Shareholder, as applicable, serving in his capacity as an officer or director of the Company, including without limitation, any actions taken by such Shareholder in the fulfillment of his fiduciary duties in his capacity as an officer or director of the Company. For the purposes of this Agreement, all actions taken by a Shareholder acting in his capacity as an officer or director of the Company shall be viewed as if taken by a person separate and apart from such Shareholder, without consideration to such person's ownership of equity interests in the Company.


                                     A-I-45

                                 EXHIBIT A.1


                                     A-I-46

                              AGREEMENT OF MERGER
                                      OF
                            DIAMOND MERGER SUB, INC.
                                     INTO
                           INNOSERV TECHNOLOGIES, INC.

     THIS AGREEMENT OF MERGER (this "Agreement"), entered into to be effective on the Effective Date set forth below by and between Diamond Merger Sub, Inc., a California corporation ("Sub"), and InnoServ Technologies, Inc., a California corporation (the "Company").

                                  WITNESSETH

     WHEREAS, the parties to this Agreement have determined that it is in the best interests of each of them to merge Sub into the Company pursuant to that certain Agreement and Plan of Merger dated May 19, 1998 by an among General Electric Company, a New York corporation acting on behalf of its GE Medical Systems business ("Parent"), Sub, and the Company, as amended and modified through the date hereof (the "Merger Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                 AGREEMENT

     1. MERGER. Upon the Effective Date, as defined below, Sub shall be merged into the Company in accordance with the provisions of the California General Corporation Law (California Corporations Code section 100 ET SEQ. (the "CGCL")). For purposes of the CGCL and this Agreement, the Company shall be the surviving corporation (the "Surviving Corporation"), and Sub shall be the disappearing corporation.

     2. NAME. The name of the Surviving Corporation shall be "InnoServ Technologies, Inc."

     3. EFFECTIVE DATE. The merger shall become effective at the date and time when a properly executed copy of this Agreement and appropriate officers' certificates are duly filed with and accepted by the Secretary of State of the State of California (the "Effective Date").

     4. COMPLIANCE WITH CGCL. The parties shall take such steps as may be necessary under the CGCL or otherwise to give effect to this Agreement, including the filing of a copy of this Agreement in the offices of the Secretary of State of the State of California, together with the certificates required by section 1103 of the CGCL.

     5. ARTICLES OF INCORPORATION. Upon the Effective Date, the Articles of Incorporation of the Company as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the CGCL.


                                    A-I-47

     6. BOARD OF DIRECTORS AND OFFICERS. The Board of Directors of Sub and the officers of Sub in office immediately prior to the Effective Date shall be the Board of Directors and officers of the Surviving Corporation, and shall serve in accordance with the terms of their election to such Board and their appointment to such offices, respectively.

     7. PER SHARE MERGER CONSIDERATION: CONVERSION AND CANCELLATION OF COMPANY SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or their respective shareholders (other than the filing of the documents referred to in SECTION 1.2 hereof):

          (a) each share (a "SHARE") of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Date (other than (i) Shares held by Parent or Sub, (ii) Shares held by any corporation, partnership, joint venture, or other entity in which the Company (A) owns directly or indirectly, 50% or more of the outstanding voting securities or equity interests other than the Shares held by the InnoServ Technologies, Inc. Employee Stock Purchase Plan or (B) is a general partner (individually, a "COMPANY SUBSIDIARY," and collectively, the "COMPANY SUBSIDIARIES"),
     (iii) Shares held by any corporation, partnership, joint venture or other entity in which Parent (A) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (B) is a general partner (individually, a "PARENT SUBSIDIARY" and collectively, the "PARENT SUBSIDIARIES"), and (iv) Dissenting Shares (as defined in
     SECTION 7(d)) in respect of which appraisal rights are properly exercised and perfected) shall be deemed canceled and converted into (i) the right to receive, in cash, an amount equal to (A) the remainder of
     (I) $16,000,000 minus (II)(a) the MEDIQ Payment (as defined in SECTION 7(e)), and (b) the Escrow Payment (as defined in SECTION 7(f)), divided by (B) the number of shares outstanding as of the Effective Date, without interest thereon (the "PER SHARE MERGER CONSIDERATION") and (ii) the contingent right to receive additional consideration pursuant to the Escrow Agreement (as defined in SECTION 7(f)). The certificates representing such Shares shall be surrendered to the paying agent appointed by the Company and Parent (the "PAYING AGENT") and so canceled.

          (b) each Share then owned by any Company Subsidiary shall be canceled without conversion and without payment of consideration and shall cease to exist; and

          (c) each Share owned beneficially or of record by Parent, Sub or any other Parent Subsidiary immediately prior to the Effective Date shall be canceled without conversion and without payment of consideration and shall cease to exist.

          (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders who have properly exercised appraisal rights with respect thereto under Section 1301 of the CGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Per Share Merger Consideration as provided in
     SECTION 7(a) but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Chapter 13 of the CGCL; provided, that if any


                                    A-I-48
     such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the CGCL, then such holder shall forfeit the right of dissent and each such holder's Shares shall thereupon be deemed to have been convened as of the Effective Date into the right to receive the Per Share Merger Consideration, without any interest thereon, as provided in SECTION 7(a), and such Shares shall no longer be Dissenting Shares.

          (e) MEDIQ PAYMENT. Immediately after the Effective Date the Parent shall cause the Surviving Corporation to pay to MEDIQ in cash, without interest thereon and less applicable withholding taxes, if any, by wire transfer to an account designated by MEDIQ an amount equal to $3,218,997 (the "MEDIQ Payment").

          (f) ESCROW PAYMENT. Immediately after the Effective Date, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, an amount, in cash, equal to $833,879 (the "ESCROW PAYMENT") in an interest bearing escrow account. The Escrow Payment, together with all interest earned thereon, is herein referred to as the "ESCROW FUNDS." The Escrow Funds are to be disbursed by the Paying Agent pursuant to the following terms and conditions (the "ESCROW AGREEMENT"):

               (i) Upon the receipt of a joint written instructions duly executed by MEDIQ and each member of the shareholder's committee formed by the Company (the "COMMITTEE"), the Paying Agent shall, as soon as practicable after the receipt of such joint written instructions, forward the Escrow Funds, less any fees and expenses owed hereunder, to the persons and in the amounts specified in such joint instruction.

               (ii) Unless the Paying Agent has previously received a joint written instruction as described in Section 7(f)(i), then upon the receipt of written instruction duly executed by (i) the one arbitrator in the case of an arbitration if the parties can agree to an arbitration with one arbitrator, or (ii) a majority of the arbitrators if the parties cannot agree on an arbitration with a single arbitrator, the Paying Agent shall, 5 business days after the receipt of such order, forward the Escrow Funds, less any fees and expenses owed hereunder, to the persons specified and in the amounts specified in such written instructions.

               (iii) Any Escrow Funds herein awarded to or distributed to the Committee by and on behalf of the former shareholders of the Company shall be distributed among such shareholders in the following manner: each person who was a record holder of Company Common Stock at the Effective Date shall receive an amount equal to
          (i) the amount of Escrow Funds forwarded or disbursed hereunder, divided by (ii) the number of shares outstanding as of the Effective Date, without interest thereon.

               (iv) All costs and fees associated with the escrow shall be paid out of the Escrow Account prior to the disbursement of any Escrow Funds disbursed pursuant to sections (i) through (iii) of this Section regardless of whether the


                                    A-I-49

          Escrow funds are required to be paid to the former shareholders of the Company, MEDIQ or any combination thereof.

     8. EFFECT OF MERGER. The effect of the merger shall be as set forth in the CGCL. Pursuant to section 1107 of the CGCL, without any further act of the parties:

          (a) Upon the Effective Date, the separate existence of Sub shall cease, and the Company shall succeed, without other transfer, to all the rights and properties of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if the Company had itself incurred them.

          (b) Following the merger, all rights of creditors and all liens upon the property of Sub shall be preserved unimpaired, provided that such liens of Sub shall be limited to the property affected thereby immediately prior to the Effective Date.

          (c) Following the merger, any action or proceeding pending by or against Sub may be prosecuted to judgment, which shall bind the Company, or the Company may be proceeded against or substituted in place of Sub.

     9. FURTHER ASSURANCES. Sub shall, from time to time, take all such actions, and execute and deliver, or cause to be executed and delivered, all such instruments and document, as the Company may deem necessary or advisable to carry out the intent and purpose of the merger.

     10.  MISCELLANEOUS.

          10.1 GOVERNING LAW. The interpretation, performance and enforcement of this Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed in such state.

          10.2 HEADINGS. The headings and subheadings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

          10.3 COUNTERPART EXECUTION. This Agreement may be executed in counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one Agreement.

          10.4 SEVERABILITY. In the event any provision, or portion thereof, of this Agreement is held by a court having proper jurisdiction to be unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder of this Agreement, which shall continue in full force and effect. If any provision of this Agreement is held to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is necessary for it to be enforceable.


                                    A-I-50

                                       EXHIBIT B


                                    A-I-51

                     OUTSTANDING OPTION CANCELLATION AGREEMENT

     This Outstanding Option Cancellation Agreement (the "Cancellation Agreement"), which is made and effective this ____ day of May, 1998 (the "Cancellation Date"), is by and between InnoServ Technologies, Inc. a California corporation (the "Company") and _______________________ ("Option Holder"). Any capitalized term used in this Cancellation Agreement and not defined herein that is defined in the Merger Agreement shall have the meaning specified in the Merger Agreement, unless the context shall otherwise require.

     WHEREAS, the Company granted Option Holder _____________ options (the "Outstanding Options") to purchase common stock of the Company (the "Common Stock") under the [1992 Stock Incentive Plan] [Stock Option Agreement dated as of December 11, 1996 between the Company and Option Holder (the "Puls Agreement")];

     WHEREAS, the Company has entered into an agreement (the "Merger Agreement") with General Electric Company, a New York corporation ("General Electric"), and Diamond Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of a wholly-owned subsidiary of General Electric ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger");

     WHEREAS, pursuant to the terms of the Merger Agreement, the Board of Directors has agreed to take such actions as necessary to cause the [1992 Stock Incentive Plan] [the Puls Agreement] to terminate on or prior to the effective date of the Merger (the "Effective Date") and that the Outstanding Options shall be vested and become exercisable solely in exchange for the Per Share Merger Consideration;

     WHEREAS, pursuant to Section 3.6 of the Merger Agreement, prior to the Effective Date, the Option Holder shall be offered the right to cancel each Outstanding Option in return for consideration set forth herein;

     WHEREAS, the Option Holder desires to cancel the Outstanding Option pursuant to the terms of this Cancellation Agreement.

     NOW, ThEREFORE, for and in consideration of the mutual covenants contained herein, the Company and Option Holder agree as follows:

     1. CONSIDERATION. In consideration for the cancellation of the Outstanding Option, the Company shall pay, immediately after the Effective Date, an amount in cash (less applicable withholding taxes, if any) equal to the product of (i) the number of shares of Common Stock subject to such Outstanding Option (irrespective of whether such Outstanding Option is then exercisable) and (ii) the amount, if any, by which $4.00 exceeds the exercise price per share of Common Stock subject to the Outstanding Option immediately prior to the Effective Date; provided that if such amount is equal to or less than zero, such Outstanding Option shall be deemed canceled and terminated without consideration.


                                    A-I-52

     2. CANCELLATION AND RELEASE. Upon consummation of the Merger and payment, if any, of the consideration described in Section 2 hereof to such Option Holder, the Outstanding Option shall be canceled and terminated and the Option Holder shall, without any further action required, irrevocably release the Company from and against, and irrevocably waive, any and all claims, liabilities, obligations, covenants, agreements, damages and causes of action which it may have against the Company arising out of or related to the Outstanding Options, the [1992 Stock Incentive Plan] [Puls Agreement] or this Cancellation Agreement.

     3. BINDING AGREEMENT. All covenants and agreements in this Cancellation Agreement by the Company and the Option Holder shall bind each of their successors and assigns, whether so expressed or not.

     4. COUNTERPARTS. This Cancellation Agreement may be executed in any number of counterparts, each of which when so executed shall together constitute but one and the same instrument.

     5. HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

     6. GOVERNING LAW. This Cancellation Agreement shall be deemed to be a contract under the internal laws of the State of California, and for all purposes shall be construed in accordance with the laws of such State.

SIGNATURES INTENTIONALLY APPEAR ON THE FOLLOWING PAGE


                                    A-I-53

                                     EXHIBIT C


                                      A-I-54

                              ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of May ____, 1998, by and among MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), a SHAREHOLDER'S COMMITTEE formed pursuant to the Merger Agreement (as defined below) (the "Committee") acting by and on behalf of the shareholders of record as of the Effective Date (as defined in the Merger Agreement) of INNOSERV TECHNOLOGIES, INC., a California corporation ("InnoServ"), and _________________________, a _________________________ with a place of business in _________________, _______________ ("Escrow Agent").

                               RECITALS

     MEDIQ and InnoServ are parties to that certain Stock Purchase Agreement, dated November 13, 1997 (the "Stock Purchase Agreement").

     Pursuant the Stock Purchase Agreement, InnoServ agreed not to enter into change of control (as defined in the Stock Purchase Agreement) from and after April 1, 1998 and through September 30, 1998 unless the other party or parties to the change of control agreed, as a condition precedent to such transaction, to pay MEDIQ an amount determined under the terms of the Stock Purchase Agreement.

     InnoServ entered into a Plan and Agreement of Merger, dated May ___, 1998 (the "Merger Agreement"), by and among General Electric Company, a New York corporation ("General Electric"), Diamond Merger Sub, Inc., a California corporation and an indirect wholly-owned subsidiary of General Electric, and InnoServ.

     InnoServ, General Electric and MEDIQ have each executed a letter agreement, dated May ___, 1998 (the "Letter Agreement"), wherein MEDIQ acknowledged that the maximum amount owed to it under the Stock Purchase Agreement upon consummation of such Merger is $4,052,876. However, as described in the Letter Agreement, InnoServ believes that MEDIQ is only entitled to $3,218,997 and that InnoServ's shareholders are entitled to the $833,879 difference.

     The Merger Agreement provides for the payment on the Effective Date (as defined in the Merger Agreement) to MEDIQ of $3,218,997 and for the deposit in escrow of the remaining $833,879.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for their mutual reliance, MEDIQ, the Committee and Escrow Agent agree as follows:

     1. ESCROW DEPOSIT. On or before the Effective Date, General Electric is required to cause the Surviving Corporation (as defined in the Merger Agreement) to deposit the sum of Eight Hundred-Thirty-Three Thousand, Eight Hundred & Seventy-Nine Dollars ($833,879) (the "Deposit") with Escrow Agent, by wire transfer, in immediately available funds, to be invested


                                    A-I-55
promptly, as directed by the Committee, in an interest bearing escrow account or in one or more investments of the type and quality described on SCHEDULE 1 (such interest bearing account and any other investments in which the Deposit may be invested being herein collectively referred to as the "Escrow Account"). The Deposit, together with all interest earned thereon, is herein referred to as the "Escrow Funds".

     2.   DISBURSEMENT OF ESCROW FUNDS

          (a) Upon the receipt of a joint written instructions duly executed by MEDIQ and each member of the Committee, the Escrow Agent shall, as soon as practicable after the receipt of such joint written instructions, forward the Escrow Funds, less any fees and expenses owed hereunder, to the persons and in the amounts specified in such joint instruction.

          (b) Unless the Escrow Agent has previously received a joint written instruction as described in Section 2(a), then upon the receipt of written instruction duly executed by (i) the one arbitrator in the case of an arbitration under Section 5.13 of the Stock Purchase Agreement, if the parties can agree to an arbitration with one arbitrator, or (ii) a majority of the arbitrators in the case of an arbitration under Section 5.13 of the Stock Purchase Agreement, if the parties cannot agree on an arbitration with a single arbitrator, the Escrow Agent shall, 5 business days after the receipt of such order, forward the Escrow Funds, less any fees and expenses owed hereunder, to the persons specified and in the amounts specified in such written instructions.

          (c) Any Escrow Funds herein awarded to or distributed to the Committee by and on behalf of the former shareholders of InnoServ shall be distributed among such shareholders in the following manner: each Holder (as defined in the Merger Agreement) shall receive an amount equal to (i) the amount of Escrow Funds forwarded or disbursed hereunder, divided by (ii) the number of shares outstanding as of the Effective Date, without interest thereon, in the manner described in
     Section 3.2(c) of the Merger Agreement.

     3.   CONDITIONS OF ESCROW.

          (a) Escrow Agent, by reason of its consent to and execution of this Agreement, for the fees herein specified, hereby agrees to accept the foregoing agreement and instructions and to be bound by this Agreement in the performance of its duties hereunder. Escrow Agent shall not, however, assume any responsibility or liability for any transaction between InnoServ and MEDIQ or the Committee and MEDIQ, other than for the performance of its obligations with respect to the Escrow Funds held by it in accordance with this Agreement. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth herein. Escrow Agent shall not be personally liable for any act taken or omitted hereunder or taken by it in good faith and in the exercise of its own best judgment.

                                    A-I-56

          (b) Escrow Agent shall be under no responsibility in respect of the Escrow Account other than faithfully to follow the instructions contained herein. Escrow Agent may consult with counsel of its own choosing and shall be fully protected in any action taken in good faith, in accordance with such consultation. Escrow Agent shall not be required to defend any legal proceedings that may be instituted unless requested so to do by the Committee and MEDIQ, and shall be indemnified the Committee and MEDIQ, jointly and severally, to its satisfaction against the cost and expense of such defense. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent and it shall be fully protected in acting in accordance with written instructions to it hereunder and believed by Escrow Agent to have been signed by the proper parties.

          (c) Except for claims, liabilities, judgments, or expenses incurred by the parties due to an intentional or negligent act, error or omission of Escrow Agent in the performance of its obligations hereunder, the Escrow Agent shall be entitled to be protected and held harmless from any claims, liabilities, judgments, reasonable attorneys' fees, and other expenses of any kind and nature that may be incurred by Escrow Agent by reason of its acceptance of, and its good faith performance under, this Agreement out of funds in the Escrow Account; provided, however, that this indemnification shall not extend to any intentional, negligent or reckless act, error or omission of Escrow Agent. All of the terms and conditions in connection with Escrow Agent's duties and responsibilities, and the rights of the parties or any third party, are contained in this Agreement. Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or nonobservance by any person having duties or obligations under any such instrument or agreement.

          (d) The Escrow Agent may resign for any reason upon thirty (30) days written notice to MEDIQ and the Committee. Upon the expiration of such thirty (30) day notice period, Escrow Agent may deliver all Escrowed Funds to any successor escrow agent appointed by MEDIQ and the Committee, or if no successor escrow agent has been appointed, then to any court of competent jurisdiction. Upon either such delivery, Escrow Agent shall be released from any and all liability hereunder.

     4. TERMINATION. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall terminate, without any further action on the part of MEDIQ, the Committee or Escrow Agent, upon disbursement in full of the Escrow Funds in accordance with the terms of this Agreement.

     5. FEES AND OTHER CHARGES. The fees and other charges for services rendered by Escrow Agent for ordinary services as contemplated by this Agreement are set forth on SCHEDULE 2 of this Agreement. All costs and fees associated with the escrow shall be paid out of the Escrow Account prior to the disbursement of any Escrow Funds pursuant to Section 2 of this Agreement. All of the legal costs and fees of the Committee incurred on or after the Effective Date with respect to the arbitration conducted by the Committee pursuant to the Stock Purchase Agreement and with respect to the enforcement of this Agreement shall be paid out of the


                                    A-I-57

     If to MEDIQ:
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------

     with a copy to:
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------

     If to the Committee:
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------

     with a copy to:
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------

     If to Escrow Agent:
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------
                       -------------------------------------


     11. GENERAL. The rights and obligations of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns and legal representatives of the parties hereto. This Agreement may not be modified except by a writing signed by Escrow Agent, the Committee and MEDIQ. This Agreement may be executed in one or more counterparts, each of which shall be considered as the original. This Agreement shall be governed by the laws of the State of Texas.


                                    A-I-58

                                  SCHEDULE 1

                            PERMITTED INVESTMENTS
                            ---------------------


     For investment purposes of monies in escrow, funds may be invested by Escrow Agent with verbal instructions from time to time by the Committee investment instruments collateralized and/or a direct obligation of the U.S. Government or its agencies. In the case of commercial paper, rating of the commercial paper may not be less than A1/P1.

Should there be any further questions, please call __________________ at (___) ___-____.


















                                    A-I-59

                                  SCHEDULE 2

                           FEES AND OTHER CHARGES
                           ----------------------
























                                    A-I-60

                                  EXHIBIT D

                               CERTAIN ACTIONS

     In order to obtain termination or expiration of the waiting period under the HSR Act, Parent shall be willing to divest or license the Company's "PREVU" software on terms and conditions reasonably satisfactory to Parent.























                                    A-I-61

                                  EXHIBIT E


                                    A-I-62

                            INNOSERV TECHNOLOGIES, INC.
                                  BONUS AGREEMENT

     This Bonus Agreement (this "Agreement") is entered into between InnoServ Technologies, Inc. (the "Company") and Thomas Hoefert, Vice President and Chief Financial Officer of the Company (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Executive is currently employed by the Company in the capacity of Vice President and Chief Financial Officer; and

     WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the shareholders of the Company that the Company from time to time investigate strategic alternatives in order to maximize shareholder value; and

     WHEREAS, the Executive is a member of senior management of the Company and has access to proprietary information pertaining to the business and operations of the Company; and

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to provide an incentive to the Executive to remain in the employ of the Company while the Company is investigating such strategic alternatives;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive agree as follows:

     1. Subject to paragraph 2 below, if Executive is a full-time employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus determined according to paragraph 4 below (the "Bonus"). The Bonus will be payable in full, in cash on the closing date of such Sale of the Company.

     2. Executive will not be eligible for benefits hereunder if he resigns, retires, becomes disabled, fails to return from a leave of absence, dies, or is terminated for cause prior to the close of the Sale of the Company.

     3. For purposes of this Agreement, a Sale of the Company shall be deemed to have occurred if the Company disposes of all of its stock or substantially all of its assets to another party, whether by way of merger, transfer of assets or otherwise, for cash or securities, in one or a series of transactions.


                                    A-I-63

     4.  a.   For purposes of this Agreement, Executive's Bonus shall be based upon the Sale Price (as hereafter defined) of the Company. The Bonus shall be a cash payment, less all applicable withholdings, computed as follows:

     --------------------------------------------------------------------------
                     SALE PRICE                  AMOUNT OF BONUS
     --------------------------------------------------------------------------
                 up to $26,666,667                     $150,000
     --------------------------------------------------------------------------
                  $26,666,668 to         $125,000 + ($75,000 x [(Sale Price -
                   $29,999,999                 $25,000,000)/$5,000,000]
     --------------------------------------------------------------------------
                 $30,000,000 to          $200,000 + ($50,000 x [(Sale Price -
                   $34,999,999                  $30,000,000)/$5,000,000]
     --------------------------------------------------------------------------
               $35,000,000 or more                    $250,000
     --------------------------------------------------------------------------


          b. The Sale Price of the Company, if a stock sale, shall be the product of (i) the average consideration paid for a share of common stock of the Company and (ii) the sum of (A) the number of such shares acquired by the other party to the transaction, plus (B) the number of such shares issuable upon exercise of options, warrants or other rights or conversion or exchange of securities all as outstanding on the date of this Agreement and, without duplication, as thereafter issued or granted. For the purpose of clause (i) of the foregoing sentence, all shares shall be deemed to have been acquired if more than 50% of the Company's outstanding common stock is acquired by a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934.

          c. For the purposes of calculating the Sale Price of the Company, equity securities constituting a part of the consideration referred to in clause (i) of paragraph 4.b. above that are traded on a national securities exchange or quoted on the National Association of Securities Dealers National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such Sale of the Company.

          d. The Sale Price of the Company, if an asset sale, shall be the sum of (i) the cash (or other consideration) paid by the purchaser for such assets and (ii) any debt incurred by the purchaser of such assets.

     5. This Agreement is not and shall not be deemed an employment agreement, and shall not give the Executive the right to be retained in the employment of the Company.

     6. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representative, and assigns.


                                    A-I-64

     7. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries or legal representatives.

     8. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

     9.   This Agreement shall be governed by Texas law.

     10. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

     11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                          [SIGNATURES ON THE NEXT PAGE]




                                    A-I-65

     IN WITNES WHEREOF, the Company and Executive have executed this Agreement as of the day and year indicated below.

                                       INNOSERV TECHNOLOGIES, INC.

Dated: 9/29/97                         By:   /s/ Michael G. Puls
      ------------------                     ----------------------------------
                                       Name: Michael G. Puls
                                             ----------------------------------
                                       Its:  President and CEO
                                             ----------------------------------

                                       EXECUTIVE:

Dated: 9/29/97                         /s/ Thomas Hoefert
      ------------------                   ------------------------------------
                                       Printed Name:  Thomas Hoefert
                                           ------------------------------------

                                    A-I-66

May 14, 1998

                                                                     [LOGO]


Mr. Michael G. Puls
President and CEO
3020 Arbor Oaks
Arlington, Texas 76006


     Re: Amendment to Bonus Agreement between InnoServ Technologies, Inc. (the "Company") and Michael G. Puls (the "Executive") dated December 20, 1996, as amended (the "Bonus Agreement") and to Employment Offer Agreement between the Company and the Executive dated December 8, 1995 (the "Offer Agreement," and together with the Bonus Agreement, the "Agreements")

Dear Mike:

The Company is currently engaged in discussions with General Electric Company ("GE") concerning a possible merger of the Company with an indirect, wholly-owned subsidiary of GE. As part of such discussions, GE has requested that certain provisions in the Agreements be amended. This Letter Agreement is to confirm our understanding and agreement with respect to the following amendments, which amendments shall be effective only upon occurrence of the effective date (the "Effective Date") of the aforementioned merger:

AMENDMENT TO BONUS AGREEMENT:

     1. The first sentence of Paragraph 1.a. is hereby deleted in its entirety and the following inserted in place thereof:

              "If Executive is a full-time employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus of $307,500, less all applicable withholdings (the "Bonus").

AMENDMENT TO OFFER AGREEMENT:

     1. The first two sentences of the second paragraph on page 2 are hereby deleted and the following inserted in place thereof:

              "The Company may, at any time and for any reason, terminate your employment without any liability to you whatsoever except as expressly provided in this letter. If your employment is terminated by the Company for any reason other than for cause (which shall mean for all purposes herein



                                    A-I-67
          fraud, dishonesty or willful misconduct), the Company will pay to you, within 5 business days after the date of such termination, a lump sum payment equal to the pro rata portion of your base salary (as set forth in the first sentence of the second paragraph of this letter) (a) for the period beginning on the date of such termination and ending on the twenty month anniversary of the Effective Date if such termination occurs on or before the eight month anniversary of the Effective Date; or (b) for the period beginning on the date of such termination and ending on the first year anniversary of such termination if such termination occurs after the eight month anniversary of the Effective Date. If at any time following the 60th day after the Effective Date, you choose voluntarily to terminate your employment, the Company will pay to you, within 5 business days after the date of such termination, a lump sum payment equal to the pro rata portion of your base salary (as set forth in the first sentence of the second paragraph of this letter) for the period beginning on the date of such termination and ending on first year anniversary of such termination."

     3. The first, second and third sentences of the third paragraph on page 2 are hereby deleted and the following inserted in place thereof:

              "Furthermore, if (a) at any time after the Effective Dare and before the eight month anniversary of the Effective Date, the Company terminates your employment other than for cause or (b) if at any time following the 60th day after the Effective Date and before the eight month anniversary of the Effective Date you choose to voluntarily terminate your employment, the Company will pay to you, within 5 business days after the date of such termination, a lump sum payment equal to $42,000."

AMENDMENT APPLICABLE TO BOTH AGREEMENTS:

     4. Notwithstanding anything to the contrary in the Agreements (as amended by this Letter Agreement), any and all payments to the Executive under the Agreements (as modified by this Letter Agreement), shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Executive under Section 280G(b)(2)(A)(ii) of the Code, shall not in the aggregate, exceed
          2.99 times the Executive's "base amount", as such term is defined in Section 280G(b)(3) of the Code. The Company and the Executive agree that the Executive's "base amount" for these purposes equals $251,606. Notwithstanding any other provision hereof, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the


                                    A-I-68
          limitation of this Section 4 or otherwise determined to be "excess parachute payments" made to the Executive hereunder shall constitute a loan from the Company to the Executive, resulting in an amount owing from the Executive to the Company with interest from the date of receipt by the Executive to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand. It is the Company's intent not to make any payments to the Executive that constitute "excess parachute payments" under Section 280G of the Code, and this Section 4 shall be construed strictly in favor of such intent.

If the foregoing accurately sets forth the principal terms of our mutual intentions and understandings with respect to these amendments to the Agreements, please execute and return an copy of this Letter Agreement.

Sincerely yours,


InnoServ Technologies, Inc.

By: /s/ Dudley A. Rauch
----------------------------------
Name: Dudley A. Rauch
----------------------------------
Title: Chairman of the Board
----------------------------------

Confirmed, acknowledged and agreed on this 15th day of May, 1998.

/s/ Michael G. Puls
----------------------------------
Michael G. Puls

                                    A-I-69

                          INNOSERV TECHNOLOGIES, INC.

                         AMENDMENT TO BONUS AGREEMENT
                         ----------------------------

          This Amendment to Bonus Agreement (this "Agreement") is entered into between InnoServ Technologies, Inc. (the "Company") and Michael G. Puls, President and Chief Executive Officer of the Company (the "Executive").

          WHEREAS, the Executive and the Company have previously entered into a Bonus Agreement, dated December 20, 1996, which was amended March 28, 1997 (as amended, the "Bonus Agreement"), in order to provide an incentive to the Executive to remain in the employ of the Company while the Company is investigating strategic alternatives in order to maximize shareholder value;

          WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the shareholders of the Company to amend the Bonus Agreement as hereinafter provided in order to better achieve the purposes of the Bonus Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive agree as follows:

          1. Unless otherwise defined herein, terms are used as defined in the Bonus Agreement.

          2. Paragraph 1 of the Bonus Agreement is hereby amended to read in its entirety as follows:

               "a.   Subject to paragraph 2 below, if Executive is a full-time
     employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus of $300,000, PLUS an additional amount equal to (A) $100,000, multiplied by (B) a fraction, the numerator of which shall equal the amount by which the Sale Price of the Company exceeds $16 million and the denominator of which shall equal $4 million, less all applicable withholdings (the "Bonus"). The Bonus will be payable in full, in cash on the closing date of such Sale of the Company.

               b. The Sale Price of the Company, if a stock sale, shall be the product of (i) the average consideration paid for a share of common stock of the Company and (ii) the sum of (A) the number of such shares acquired by the other party to the transaction (or considered outstanding and for which payment is made by the acquiror), plus (B) the number of such shares issuable upon exercise of options, warrants or other rights or conversion or exchange of securities all as outstanding on the date of this Agreement and, without duplication, as thereafter issued or granted. For the purpose of clause (i) of the foregoing sentence, all shares shall be deemed to have been acquired if more than 50% of


                                    A-I-70
     the Company's outstanding common stock is acquired by a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934.

               c. For the purposes of calculating the Sale Price of the Company, equity securities constituting a part of the consideration referred to in clause (i) of paragraph 1.b. above that are traded on a national securities exchange or quoted on the National Association of Securities Dealers National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such Sale of the Company.

               d. The Sale Price of the Company, if an asset sale, shall be the sum of (i) the cash (or other consideration) paid by the purchaser for such assets and (ii) any debt assumed by the purchaser of such assets."

          3. This Agreement supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as amended hereby, the Bonus Agreement shall continue in full force and effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, legal representatives and assigns.

          4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          5. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          6. References in the Bonus Agreement to the "Agreement" shall mean the Bonus Agreement as amended hereby or previously amended.

          IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year indicated below.

                                       INNOSERV TECHNOLOGIES, INC.

                                       By: /s/ Michael Sandler
                                       ----------------------------------
                                       Name: Michael Sandler
                                       ----------------------------------
                                       Its: Member of Board of Directors
                                       ----------------------------------

                                       EXECUTIVE:

                                       By: /s/ Michael G. Puls
                                       ----------------------------------
                                       Name: Michael G. PUls
                                       ----------------------------------
                                       Date: 4/2/98
                                       ----------------------------------

                                    A-I-71

                           AMENDMENT TO BONUS AGREEMENT

                                 MICHAEL G. PULS


          Executive and Company agree to amend the Bonus Agreement dated December 20, 1996, as follows:

          1. Paragraph 1 - the amount of the one-time bonus is changed from $150,000 to $200,000.



                                       INNOSERV TECHNOLOGIES, INC.

Dated: March 28, 1997                  By: /s/ Dudley A. Rauch
      ----------------------           --------------------------------
                                       Name: Dudley A. Rauch
                                       --------------------------------
                                       Its: Chairman
                                       --------------------------------

                                       EXECUTIVE

Dated: March 28, 1997                  /s/ Michael G. Puls
      ----------------------           --------------------------------
                                       Printed Name: Michael G. Puls



                                    A-I-72

                            INNOSERV TECHNOLOGIES, INC.

                                   BONUS AGREEMENT


     This Bonus Agreement (this "Agreement") is entered into between InnoServ Technologies, Inc. (the "Company") and Michael G. Puls, President and Chief Executive Officer of the Company (the "Executive").

                                 WITNESSETH:

     WHEREAS, the Executive is currently employed by the Company in the capacity of President and Chief Executive Officer; and

     WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the shareholders of the Company that the Company from time to time investigate strategic alternatives in order to maximize shareholder value; and

     WHEREAS, the Executive is a member of senior management of the Company and has access to proprietary information pertaining to the business and operations of the Company; and

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to provide an incentive to the Executive to remain in the employ of the Company while the Company is investigating such strategic alternatives;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive agree as follows:

     1. Subject to paragraph 2 below, if Executive is a full-time employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus of $150,000, less all applicable withholdings (the "Bonus"). The Bonus will be payable in full, in cash on the closing date of such Sale of the Company.

     2. Executive will not be eligible for benefits hereunder if he resigns, retires, becomes disabled, fails to return from a leave of absence, dies, or is terminated for cause prior to the close of the Sale of the Company.

     3. For purposes of this Agreement, a Sale of the Company shall be deemed to have occurred if the Company disposes of all of its stock or substantially all of its assets to another party, whether by way of merger, transfer of assets or otherwise, for cash or securities, in one or a series of transactions.

     4. This Agreement is not and shall not be deemed an employment agreement, and shall not give the Executive the right to be retained in the employment of the Company.


                                    A-I-73

     5. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives, and assigns.

     6. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries or legal representatives.

     7. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. In lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

     8.   This Agreement shall be governed by Texas law.

     9. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

     10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                          [SIGNATURES ON THE NEXT PAGE]









                                    A-I-74

     IN WITNES WHEREOF, the Company and Executive have executed this Agreement as of the day and year indicated below.

                                       INNOSERV TECHNOLOGIES, INC.

Dated: December 20, 1996               By:   /s/ Dudley A. Rauch
      ------------------                     ----------------------------------
                                       Name: Dudley A. Rauch
                                             ----------------------------------
                                       Its:  Chairman
                                             ----------------------------------

                                       EXECUTIVE:

Dated: December 20, 1996               /s/ Michael G. Puls
      ------------------               ----------------------------------------
                                       Printed Name:  Michael G. Puls
                                       ----------------------------------------


                                    A-I-75

                                    EXHIBIT F



                                    A-I-76

                                  AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into as of May ___, 1998, by and among GENERAL ELECTRIC COMPANY, a New York corporation ("Parent"), DIAMOND MERGER SUB, INC., a California corporation ("Sub") and a wholly owned subsidiary of a wholly owned subsidiary of Parent, and INNOSERV TECHNOLOGIES, INC., a California corporation ("Company").

                                 RECITALS

     Parent, Sub and Company are parties to that certain Agreement and Plan of Merger, dated May ___, 1998 (the "Merger Agreement"). Unless otherwise defined herein, capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

     Pursuant the Merger Agreement, Sub will merge with and into Company and all of the shares of Common Stock of Company shall convert into the right to receive the Per Share Merger Consideration.

     Pursuant to Section 9.1(b) of the Merger Agreement, a condition precedent to the obligation of each party to the Merger Agreement to effect the Merger is that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for their mutual reliance, Parent, Sub and Company agree as follows:

     1.   HSR Termination.

          (a) If the Company has not been provided with a notice in writing from the United States Department of Justice ("DOJ") to the effect that the waiting period under the HSR Act with respect to the Merger has been terminated or has expired (the "Termination Notice") on or prior to 5:00 p.m. central daylight time on the later of June 22, 1998 or the date of the meeting of the Company's shareholders at which the shareholders vote in favor of the Merger (the "Expiration Time"), Parent hereby agrees to pay upon demand by Company, via a wire transfer of immediately available funds, an amount equal to One Million Two Hundred Thousand Dollars ($1,200,000) (the "HSR Amount") to the Company, deposited in an account to be designated by the Company to Parent in writing.

          (b) If, at any time after the Termination Notice has been received by the Company but prior the Effective Date, the DOJ initiates an action in federal court seeking to challenge, block, or otherwise delay the consummation of the Merger or notifies the Parent or Company of its intent to challenge, block or otherwise delay the consummation of the Merger, the Parent shall have a period of ten (10) days from (i) the initiation of such action or (ii) the receipt by Parent or Company, whichever is sooner, of notification of DOJ's intent to challenge, block or otherwise delay the consummation of the Merger, to cause, induce or otherwise persuade the DOJ to drop all actions against or adverse to the consummation of the Merger. If on or prior to the close of business on such 10th day,


                                    A-I-77
     the Company has not been provided with written notice by the DOJ stating its acquiescence to the Merger then unless the Company has already been paid the HSR Amount pursuant to 1(a), Parent hereby agrees to pay upon demand by Company, via a wire transfer of immediately available funds, an amount equal to the HSR Amount to the Company, deposited in an account to be designated by the Company to Parent in writing.

          (c) The payments described under Section 1 of this Agreement shall be made irrespective of whether or not the Merger Agreement has been terminated for any reason.

     2.   TERMINATION.  This Agreement shall terminate upon the earlier of
(i) the Effective Date, or (ii) disbursement in full of the HSR Amount in accordance with the terms of this Agreement.

     3. WAIVER OF OFFSET. In no event shall Parent or Sub have, and Parent and Sub hereby specifically and irrevocably waive any and all rights Parent or Sub, as the case may be, now has or may in the future have to offset any amounts due to Parent or Sub against any amounts owed to Company as a result of this Agreement.

     4. REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to Parent, Sub or Company is intended to be exclusive of any other remedy or remedies provided to Parent or Company herein or in the Merger Agreement and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Merger Agreement or now or hereafter existing at law or in equity. No delay or omission of Company in exercising any right or power granted to it hereunder shall impair any such right or power or shall be construed to be a waiver or an acquiescence thereto.

     5. ATTORNEY'S FEES. If Company is required to commence legal action to enforce any provision of this Agreement and is successful in such action, Company shall receive as part of any award, judgment, decision, or other resolution of such legal action its costs and attorneys' fees as determined by the person or body making such award, judgment, decision, or resolution. Should any such legal action be settled before the commencement of a lawsuit, Company shall be entitled to include as part of its alleged damages the attorneys' fees incurred in connection with such legal action.

     6. TIME OF ESSENCE. Time is of the essence with respect to each of the provisions of this Agreement.

     7. NOTICES. Notices required and authorized to be given hereunder shall be in writing and shall be deemed effective upon personal delivery or two (2) business days after deposit with a nationally recognized courier such as Federal Express, or upon transmission by facsimile with prompt telephone confirmation of receipt thereto to the address of the respective party indicated below. Company, Sub and Parent may, by written notice given by each to the other, designate any address or addresses to which notices, certificates, or other communications shall be sent when required as contemplated by this Agreement. Unless otherwise provided by the parties, all notices, certificates and communications to each of them shall be addressed as follows:


                                    A-I-78

     If to Parent:
                                       GE Medical Systems
                                       3000 North Grandview Boulevard
                                       Waukesha, Wisconsin 53188
                                       Telecopy No.: (414) 544-3573
                                       Attention: General Counsel

     with a copy to:
                                       Sidley & Austin
                                       One First National Plaza
                                       Chicago, Illinois 60603
                                       Telecopy No: (312) 853-7036
                                       Attention: Dennis V. Osimitz

     If to Company:
                                       InnoServ Technologies, Inc.
                                       320 Westway, Suite 520
                                       Arlington, Texas 76018
                                       Telecopy No.: 817-472-2926
                                       Attn: Michael Puls

     with a copy to:
                                       Gibson, Dunn & Crutcher LLP
                                       1717 Main Street, Suite 5400
                                       Dallas, Texas 75201
                                       Telecopy No.: 214-698-3400
                                       Attn: Stephen C. Johnson

     8. GENERAL. The rights and obligations of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns and legal representatives of the parties hereto. This Agreement may not be modified except by a writing signed by Escrow Agent, Company and Parent. This Agreement may be executed in one or more counterparts, each of which shall be considered as the original. This Agreement shall be governed by the laws of the State of New York.

                 SIGNATURES INTENTIONALLY APPEAR ON FOLLOWING PAGE



                                    A-I-79

                                      EXHIBIT G


                                       A-I-80

-------------------------------------------------------------------------------

                                State of California



                                 SECRETARY OF STATE



          I, BILL JONES, Secretary of State of the State of California, hereby certify:

          That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                       IN WITNESS WHEREOF, I execute
                                          this certificate and affix the Great
                                          Seal of the State of California this


                                          ------------------------------------



[SEAL]


                                                    /s/ BILL JONES

                                                    Secretary of State


-------------------------------------------------------------------------------


                                    A-I-81

         CERTIFICATE OF DETERMINATION OF SERIES B PREFERRED STOCK

                                      OF

                        INNOSERV TECHNOLOGIES, INC.

                          ---------------------

                  Pursuant to Sections 400 & 401 of the
                      General Corporation Law of the
                           State of California

                          ---------------------

     I, Michael Puls, President and Tom Hoefert, Assistant Secretary of InnoServ Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of California (the "Company"), in accordance with the provisions of Section 401 thereof, HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board") by the Articles of Incorporation of the Company, the Board duly adopted the following resolution designating a Series B of Preferred Stock consisting of 700,000 shares, none of which has been issued as of the date of this Certificate of Determination:

     RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Articles of Incorporation of the Company, a Series B of Preferred Stock of the Company be and hereby is created, and that the designation and number of shares of such series and the voting powers, preferences and relative, optional and other rights of the shares thereof, and the qualifications, limitations and restrictions thereof, are as follows:

SERIES B PREFERRED STOCK.

1.   DESIGNATION, AMOUNT AND RANKING.

     (a) DESIGNATION AND AMOUNT. The shares of the series created in this resolution shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be Seven Hundred Thousand (700,000).

     (b) RANKING. With regard to rights to receive dividends, rights to distributions of assets upon liquidation, dissolution or winding up of the affairs of the Company, and rights to payment upon redemption, the Series B Preferred Stock shall rank senior and prior in right to (i) the Common Stock, par value $.01 per share, of the Company as constituted on the date of this Certificate of Designation or as such stock may be reconstituted from time to time after such date


                                    A-I-82

(the "Common Stock"), and (ii) as to any other series of Preferred Stock, as established by the Board.

2.   DIVIDENDS.

     (a) ACCRUAL OF DIVIDENDS. The holders of the Series B Preferred Stock shall have no right to receive dividends except as provided in this Section
2. Each holder of a share of Series B Preferred Stock shall be entitled to receive, when declared by the Board, out of the funds of the Corporation legally available therefor pursuant to the California General Corporation Law ("Legally Available Funds"), cumulative dividends in cash in the amount of $0.32 per share per annum. Such dividends shall accrue from day to day, beginning six (6) months from the date of issuance of such share, whether or not earned or declared, and shall be due and payable semi-annually on the last day of each June, and December, beginning the last day of December 1998; provided that whenever any such payment date is a Saturday, Sunday or public or bank holiday or the equivalent for banks generally under the laws of the State of Texas (any other day being a "business day"), such dividends may be paid on the next succeeding business day (the day on which such payment is to be made a "Dividend Payment Date"). Any such dividends not paid when due or otherwise not thereafter paid as set forth in Section 2(b) shall become part of the Liquidation Value except with respect to such dividends with respect to shares that are converted pursuant to Section 6, which dividends shalt be payable pursuant to Section 6(b).

     (b) OTHER DIVIDENDS. Other than dividends of Common Stock on the Common Stock, no dividend or other distribution shall be paid, or declared and set apart for payment, on the shares of any class or series of capital stock of the Company, unless any accrued but unpaid dividends owed to holders or former holders Series B Preferred Stock are first paid in full pursuant to Sections 2(a) or 6(b) and the outstanding shares of Series B Preferred Stock are included in such dividend or distribution PARI PASSU to the shares of capital stock of the Company to which the dividend or distribution is being paid or declared with respect to, by applying the Conversion Ratio (as hereinafter defined in Section 6) to such shares of Series B Preferred Stock as if such shares had been converted immediately prior to the record date of such dividend or distribution.

3.   LIQUIDATION.

     (a) PREFERENCE. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and payment or provision for payment of any class or series of capital stock of the Company ranking as to assets senior to the Series B Preferred Stock then outstanding, the holder of each share of Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to the Liquidation Value (as hereinafter defined) of such share before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Company ranking as to assets junior to the Series B Preferred Stock. After payment to the holders of Series B Preferred Stock of the amounts to which such holders are entitled as set forth in this Section 3(a), the holders of the Series B Preferred Stock shall have no claim, in their capacity as holders, to any of the remaining assets of the Company.


                                    A-I-83

     (b) PARTIAL PAYMENT. If upon any dissolution, liquidation or winding up of the affairs of the Company, the assets of the Company distributable among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Company so to be distributed shall be distributed ratably among the holders of the Series B Preferred Stock.

     (c) REMAINING ASSETS. After payment or distribution to the holders of the Series B Preferred Stock of the full amounts set forth in Section 3(a), the holders of the Common Stock and any other class or series of capital stock of the Company ranking as to assets junior to the Series B Preferred Stock then outstanding shall be entitled to receive in accordance with their respective preferences and, in the absence thereof, ratably all remaining assets of the Company to be distributed.

     (d) REORGANIZATION. For the purposes of this Section 3, a liquidation, dissolution or winding up of the affairs of the Company shall not be deemed to be occasioned by or to include any Reorganization. For the purposes of this Agreement, a "Reorganization" shall mean any of, or any combination of, a capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another person, any agreement or arrangement (including any tender offer) that contemplates the acquisition of beneficial ownership of more than 35% of the outstanding shares of the Company's Common Stock, or the sale or other disposition of all or substantially all of the property and assets of the Company to another person.

     (e) LIQUIDATION VALUE. The "Liquidation Value" per share of the Series B Preferred Stock as of any particular date shall be the sum of (i) $4.00 plus (ii) all accrued but unpaid dividends as of such date.

4.   REDEMPTION.

     (a) OPTIONAL REDEMPTION. To the extent the Company shall have Legally Available Funds therefor, the Company shall have the right, but not the obligation, to redeem all, or any portion thereof, of the shares of Series B Preferred Stock outstanding at any time after the date of the issuance thereof at a redemption price per share equal to the Liquidation Value thereof at such date; provided, that the holder of such shares shall have the right, at such holder's option, to exercise such holder's conversion rights granted under Section 6 hereof, if applicable, prior to the applicable redemption date.

     (b) REORGANIZATION REDEMPTION. The Company shall notify each of the holders of Series B Preferred Stock as soon as practicable after, but in no event later than ten (10) days after the consummation of a Reorganization. Within twenty (20) days of such notice from the Company, each of the holders of Series B Preferred Stock shall, at any such holder's option, have the right to cause the Company to redeem all, and not less than all, of the outstanding Series B Preferred Stock held by such holder at a price per share equal to the Liquidation Value thereof.


                                    A-I-84

     (c) MANDATORY REDEMPTION. On May 19, 2008 (or if not a business day on the next business day after May 19, 2008), the Company shall redeem, to the extent the Company shall have Legally Available Funds therefor, all shares of Series B Preferred Stock then outstanding at the close of business upon such date at a redemption price per share equal to the Liquidation Value thereof at such date.

     (d) PAYMENT OF REDEMPTION PRICE. For each share of Series B Preferred Stock which is to be redeemed, the Company shall be obligated, on the applicable redemption date to pay to the holder thereof (upon surrender by such holder at the Company's office of the certificate representing such share) the applicable redemption price thereof. If the Company lacks Legally Available Funds for redemption of shares of Series B Preferred Stock on any such redemption date required to redeem the total number of shares to be redeemed on such date, the maximum possible number of shares shall be redeemed to the extent of Legally Available Funds ratably among the holders of the shares to be redeemed based upon the aggregate applicable redemption price of such shares held by each such holder. At any time thereafter if Legally Available Funds become available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any such redemption date but which it has not redeemed.

     (e)  NOTICE OF REDEMPTION; REDEMPTION DATE.

          (i) In the case of a redemption pursuant to Section 4(a), the Company shall provide written notice of each redemption of Series B Preferred Stock to each record holder thereof not less than five (5) business days prior to the applicable redemption date, stating the date and place of redemption, the applicable redemption price and the number of shares held by such holder to be redeemed.

          (ii) In the case of a redemption pursuant to Section 4(b), the Company shall cause the redemption date to occur not more than five (5) business days after notice of a demand for redemption is received by the Company from the holder.

          (iii) In the case of a redemption pursuant to Section 4(c), the Company shall provide written notice of each redemption of Series B Preferred Stock to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the applicable redemption date, stating the date and place of redemption, the applicable redemption price and the number of shares held by such holder to be redeemed.

     (f) EFFECT OF REDEMPTION. If notice of redemption shall have been given by the Company as provided in Section 4(d), and if on or before such redemption date the aggregate redemption price of the shares to be redeemed which shall not have theretofore been converted as provided in Section 6 shall have been set aside by the Company in a separate account so as to be available for the redemption of such shares, then such shares, whether or not the certificates therefor shall have been surrendered for redemption, shall be deemed no longer outstanding for any purpose and all rights of the holders with respect to such shares shall thereupon cease and terminate, except only if not so converted, the right to receive out of the funds so set aside such


                                    A-I-85
redemption price, without interest, upon endorsement, if required, and surrender by the holders of their certificates for such shares.

5. VOTING RIGHTS. Except as otherwise expressly provided by law, shares of Series B Preferred Stock shall not have any right to vote for the election of directors or for any other purpose, and said shares shall not be entitled to any notice of any meeting of stockholders of the Company.

6. CONVERSION. The rights of the holders of shares of Series B Preferred Stock to convert such shares into shares of Common Stock and the terms and conditions of such conversion shall be as follows:

     (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the earlier of (i) payment of all amounts due to the Company pursuant to that certain agreement referenced in Section 8.10 of the Agreement and Plan of Merger, dated May 19, 1998, ("the Merger Agreement") by and among General Electric Company, Diamond Merger Sub, Inc., and the Company, or (ii) the later of (A) September 30, 1998 or (B) termination of the Merger Agreement, and prior to the applicable redemption date therefor (unless the Company shall fail to pay or provide for the payment of the applicable redemption price in respect thereof), at the office of the Company or any transfer agent for the Series B Preferred Stock or the Common StocK into the number of the fully paid and nonassessable shares of Common Stock determined in accordance with Section 6. In order to convert shares of the Series B Preferred Stock into shares of Common Stock the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or to the transfer agent for the Series B Preferred Stock or the Common Stock, together with written notice to the Company stating that such holder elects to convert the same and setting forth the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Series B Preferred Stock being converted.

          (b) CONVERSION MECHANICS. The Company shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Series B Preferred Stock for conversion at the office of the Company or the transfer agent for the Series B Preferred Stock or the Common Stock, issue to each holder of such shares, or such holder's nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which such holder shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates is converted, a certificate evidencing the number of shares of Series B Preferred Stock which are not converted. A conversion shall be deemed to have been effective immediately prior to the close of business on the date the holder surrenders its shares of Series B Preferred Stock to be converted, so that, with respect to such conversion, except with respect to the rights set forth in the last sentence of this Section 6(b), the rights of the holder of such shares of Series B Preferred Stock as such shall cease at the effective time of such conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. If the last day for the exercise of the right of conversion shall not be a business day such conversion


                                    A-I-86
     right may be exercised on the next succeeding business day. Upon any conversion of Series B Preferred Stock, to the extent there are any accrued but unpaid dividends due and owing the holders of such Series B Preferred Stock so converting, the Company shall, within one (1) year from the date of such conversion, pay to such converting holders the full amount of such accrued but unpaid dividends, with interest accumulating at the rate of eight percent (8%) per annum, from the date of such conversion; and provided that the restrictions set forth in
     Section 2(b) shall survive until such declaration and payment.

     (c) CONVERSION RATIO. Subject to Sections 6(d) and 6(e), each share of Series B Preferred Stock shall be convertible into one (1) share of Common Stock (the "Conversion Ratio").

     (d) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Stock, the Conversion Ratio in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately reduced.

     (e) REORGANIZATION. In the event that the Company shall propose or be subject to a Reorganization, the Company shall give five (5) business days written notice to holders of Series B Preferred Stock prior to such Reorganization. In the event of a Reorganization, the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the kind and number of shares of Common Stock or other securities or property including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger or to which such property and assets shall have been sold or otherwise disposed of to which a holder of the number of shares of the Common Stock into which the Series B Preferred Stock was convertible immediately prior to such Reorganization would have been entitled to receive (together with any accrued but unpaid dividends owed to holders of Series B Preferred Stock pursuant to
Section 2(a), as payable pursuant to Section 6(b)); and in any such case appropriate adjustment shall be made by the Board in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series B Preferred Stock. The provisions of this Section 6(e) shall similarly apply to successive Reorganizations.

     (f) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Ratio or the number of shares of Common Stock or other securities or property deliverable upon conversion of the Series B Preferred Stock, the Company shall compute such


                                    A-I-87
adjustment or readjustment in accordance with this Section 6, prepare a certificate showing such adjustment or readjustment and mail such certificate to each registered holder of Series B Preferred Stock at the holder's address as shown on the books of the Company. The certificate shall set forth such adjustment or readjustment, showing the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Ratio at the time in effect and (ii) the type and amount, if any, of other securities or property which at the time would be received upon conversion of the Series B Preferred Stock. Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 6(g).

     (g) NOTICES OF RECORD DATE. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Ratio or the number, kind or class of shares or other securities or property into which the Series B Preferred Stock shall be convertible pursuant to this Section 6, the Company shall give five (5) business days prior written notice to the holders of the Series B Preferred Stock in the manner set forth in Section 6(f), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Series B Preferred Stock. The omission or delay in giving such notice shall not affect the validity or effectiveness of such action.

     (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (i) PAYMENT OF TAXES. The Company shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series B Preferred Stock; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue or delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid.


                                    A-I-88

     (j) SURRENDERED SHARES. All certificates representing Series B Preferred Stock surrendered for conversion or redeemed shall be appropriately canceled on the books of the Company, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Company.









                                    A-I-89

                                  EXHIBIT H



                                    A-I-90

                                   May ___, 1998





(214) 698-3179                                                  62203-00032

VIA HAND DELIVERY

General Electric Company
Diamond Merger Sub, Inc.
c/o GE Medical Systems
3000 North Grandview Blvd.
Waukesha, WI 53188

Ladies and Gentlemen:

          This firm has acted as counsel to InnoServ Technologies, Inc., a California corporation (the "Acquired Company"), in connection with that certain Agreement and Plan of Merger dated as of May ___, 1998 (the "Merger Agreement") among General Electric Company, a New York corporation operating through its GE Medical Systems division (the "Acquiring Company"), the Acquired Company, and Diamond Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of a wholly-owned subsidiary of the Acquiring Company (the "Merging Subsidiary"), providing for (i) the merger (the "Merger") of the Merging Subsidiary into the Acquired Company, which will thereupon become a wholly-owned subsidiary of a wholly-owned subsidiary of the Acquiring Company, and (ii) the conversion of each outstanding share of Common Stock, $.01 par value, of the Acquired Company ("Company Common Stock") into the Per Share Merger Consideration. The Merger is more fully described in the Proxy Statement dated May ___, 1998 (the "Proxy Statement") filed by the Acquired Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As required under the terms of the Merger Agreement, we are delivering this opinion. Capitalized terms not defined herein shall have the respective meanings set forth in the Merger Agreement.



                                    A-I-91

          A.   DOCUMENTS EXAMINED. In preparing this opinion, we examined:

               1.   The Merger Agreement.

               2.   The Proxy Statement.

               3. The Officer's Certificate of the Acquired Company prepared in accordance with Section 9.3(a) of the Merger Agreement.

               4. The Officer's Certificate of the Acquired Company prepared in accordance with Section 9.3(b) of the Merger Agreement.

               5. A certificate executed by the President of the Acquired Company, dated as of the date hereof, regarding certain factual matters.

          We also examined such agreements, certificates, and other documents as we deemed appropriate to enable us to render the opinions expressed below.

          B. COMMENTS, ASSUMPTIONS, LIMITATIONS, QUALIFICATIONS, AND EXCEPTIONS. The opinions expressed in Section C below are based upon, and subject to, the following comments, assumptions, limitations, qualifications, and exceptions:

          1. We have assumed (a) the genuineness of all signatures, other than the signatures of the officers of the Acquired Company acting in such capacity, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed, certified, or photostatic copies thereof, and (d) the authenticity and completeness of the originals of such conformed, certified, or photostatic copies.

          2. We have assumed that each party to the Merger Agreement other than the Acquired Company has (a) adequate legal capacity, power, and authority to execute, deliver, and perform the Merger Agreement and each document ancillary thereto to which it is a party, and (b) taken all corporate or other action necessary to duly execute and deliver, and has duly executed and delivered, the Merger Agreement and each such other document. We have also assumed that the Merger Agreement and each such other document is a valid and binding obligation of such other party, enforceable against such other party in accordance with the terms of the Merger Agreement and each such other document, respectively.


                                    A-I-92

          3. With respect to questions of fact, we have relied exclusively upon (a) certificates and assurances of public officials, and (b) certificates and assurances of officers of the Acquired Company, without having independently verified the accuracy or completeness thereof.

          4. We are unaware of any agreements or understandings among the parties to the Merger Agreement that would modify the terms thereof or the respective rights and obligations of the parties thereunder. Accordingly, we have assumed that no such agreement or understanding exists.

          5. We express no opinion as to matters involving the laws of any jurisdiction other than the States of Texas and California. This opinion is limited to the effect of the present state of the laws of the States of Texas and California.

     C. OPINIONS. Based upon and subject to the foregoing, we are of the opinion that:

          1. The Acquired Company is validly existing and in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Proxy Statement, to execute and deliver the Merger Agreement and the other agreements and instruments contemplated thereby to be executed by the Acquired Company, to consummate the transactions contemplated thereby and to perform its obligations under the Merger Agreement and such other agreements and instruments.

          2. The authorized capital stock of the Acquired Company consists of 10,000,000 shares of Company Common Stock, $.01 par value and 5,000,000 shares of preferred stock, $.01 par value ("Company Preferred Stock"). All of the 3,009,395 shares of Company Common Stock and all __________ shares of Company Preferred Stock outstanding as of May ___,1998 are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders;

          3. Each Company Subsidiary is a corporation validly existing and in good standing under laws of the state of its incorporation. All of the issued and outstanding shares of capital stock of each Company Subsidiary is owned of record by the Acquired Company.


                                    A-I-93

          4. The Merger Agreement has been duly authorized, executed and delivered by the Acquired Company constitutes the legal, valid and binding obligation of the Acquired Company enforceable against the Acquired Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          5. The execution, delivery and performance by the Acquired Company of the Merger Agreement do not and will not result in any breach of, constitute a default under or result in the creation of any lien or encumbrance in respect of any property of the Acquired Company or any Company Subsidiary pursuant to its Articles or Certificate of Incorporation, as amended, or By-laws or any agreement, instrument, judgment, decree, order, statute (including the California General Corporation Law), rule or regulation known to us, after due inquiry, which is applicable to the Acquired Company, any Company Subsidiary or any of their respective properties.

     This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This letter is solely for your benefit and no other persons may rely upon the opinions expressed herein. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to any other person or entity.

                                       Very truly yours,


                                       GIBSON, DUNN & CRUTCHER LLP



                                       By
                                         ----------------------------------
                                                  Stephen C. Johnson








                                    A-I-94

                                  APPENDIX II
                                FAIRNESS OPINION

                                  [LETTERHEAD]

                                  May 11, 1998

The Board of Directors
Innoserv Technologies, Inc.
320 Westway, Suite 530
Arlington, TX 76018

Dear Sirs:

We understand that Innoserv Technologies, Inc. ("Innoserv" or the "Company") is considering a transaction whereby General Electric Company, a New York corporation acting on behalf of its GE Medical Systems business ("Parent"), Diamond Merger Sub, Inc., a California corporation and a wholly owned subsidiary of a wholly owned subsidiary of Parent ("SUB") will be merged with and into the Company (the "Merger"). Pursuant to the terms of a draft Agreement and Plan of Merger dated May 11, 1998 (the "Purchase Agreement") each issued and outstanding share of capital stock of Innoserv, par value $0.01 per share, ("Innoserv Shares"), including all issued and outstanding options, warrants or other stock issuance agreements, shall be converted into the right to receive, in cash, an amount equal to (A) the remainder of (I) $16,000,000 minus (II) (a) the MEDIQ Payment and (b) the Escrow Payment (as defined in the draft Purchase Agreement), divided by (B) the number of shares outstanding as of the Effective Date, without interest thereon (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the draft Purchase Agreement.

You have requested our opinion as to whether, as of the date hereof, the Consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Innoserv Shares.

SBC Warburg Dillon Read Inc. ("SBCWDR") and its predecessors have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee upon the consummation thereof. In the past, SBCWDR and its predecessors have provided investment banking services to the Company and received reimbursement of expenses incurred in the rendering of such services. In the ordinary course of business, SBCWDR, its successors and affiliates may have traded securities of the Company and General Electric Inc. for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the Company's underlying business decision to affect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger.

At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Purchase Agreement or the form of the Merger. In rendering this opinion, we have assumed, with your consent, that SUB and the Company will comply with all the material terms of the Purchase Agreement.

In arriving at our opinion we have, among other things, (i) reviewed certain publicly available business, stock market, historical budget data, and historical financial information relating to the Company, (ii) reviewed certain internal financial information, historical budget data, and other data relating to the business prospects of the Company, that were provided to us by the Company and not publicly available, (iii) conducted discussions with members of the senior management of the Company, (iv) reviewed

                                     A-II-1
publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (v) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (vi) reviewed drafts of the Purchase Agreement, and (vii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

In connection with our review, at your direction, we have not independently verified any of the foregoing information and have, at your direction, relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of Innoserv or any of its respective subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the certain internal financial information, historical budget data, and other data relating to the business prospects of the Company, that were provided to us by the Company and not publicly available, we have assumed, with your permission, that all such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Innoserv and was based upon the historical performance of Innoserv and certain estimates and assumptions which were reasonable at the time made. Our opinion is based on economic, monetary, market and other conditions existing on the date hereof.

In rendering this opinion, we are not making any recommendation regarding whether or not it is advisable for Shareholders to vote in favor of the Merger.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Consideration to be received in the merger is fair, from a financial point of view, to the stockholders of Innoserv Shares.

                                          Very truly yours,

                                          /s/ SBC WARBURG DILLON READ INC.

                                          SBC WARBURG DILLON READ INC.

                                     A-II-2

                                  APPENDIX III
                            STOCK PURCHASE AGREEMENT

    This STOCK PURCHASE AGREEMENT, dated as of November 13, 1997 (the "Agreement"), among MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), MEDIQ Investment Services, Inc., a Delaware corporation ("MIS" and together with MEDIQ, collectively the "Seller"), and InnoServ Technologies, Inc., a California corporation (the "Company").

                                  WITNESSETH:

    WHEREAS, Seller owns 2,026,438 shares (the "Issuer Shares") of the common stock of the Company (the "Common Stock") and warrants to purchase 325,000 shares of Common Stock (the "Warrants"); and

    WHEREAS, the Seller and the Company had previously entered into an agreement pursuant to which Seller would be required to distribute the Issuer Shares to its stockholders upon demand by the Company; and

    WHEREAS, by letter dated September 26, 1997 (the "Distribution Request"), the Company has requested that Seller distribute the Issuer Shares to its stockholders, such distribution to be completed no later than 60 days from the date of such letter; and

    WHEREAS, the Seller requested that the Company consider alternative arrangements with respect to the Issuer Shares, and the respective Boards of Directors of the Company and the Seller have considered such alternative arrangements; and

    WHEREAS the Seller and the Company desire that in lieu of distribution that Seller will sell and transfer such shares to Company in accordance with the terms and conditions hereof; and

    NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.  SALE OF THE SHARES

    1.1 SALE. Simultaneously with the execution and delivery hereof, the Seller shall transfer, assign, sell and deliver to the Company, and the Company shall purchase from the Seller all of the Issuer Shares and Warrants in consideration of the agreements and waivers of the parties contained herein (the "Purchase Price"). The closing (the "Closing") of the sale and purchase and delivery of all of the Issuer Shares and Warrants shall be held on the date hereof. At the Closing Seller shall deliver the certificates for the Issuer Shares and the Warrants duly endorsed or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank.

    1.2  CHANGE IN CONTROL.

        (a) Before April 1, 1998, the Company shall not enter into or consummate a change in control (as defined below) unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay Seller the amount (subject to the last sentence of this paragraph) that would have been received by the Seller in connection with the change of control transaction if all of the Issuer Shares were outstanding and held by the Seller at the effective time of such change in control transaction. From and after April 1, 1998 and through September 30, 1998, the Company shall not enter into or consummate a change of control unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay Seller 50% of the amount (subject to the last sentence of this paragraph) that would have been received by the Seller in connection with the change of control transaction if all of the Issuer Shares were outstanding and held by the Seller at the effective time of such change in control transaction. Any amounts owed to Seller pursuant to this Section 1.3

                                    A-III-1
    shall be paid simultaneously with the payment to the Company's shareholders in connection with the consummation of any transaction that constitutes a change in control of the Company. The Company shall not enter into any change in control transaction or cooperate with any third party with respect to a possible change in control transaction unless the other party (or parties) thereto agree to make adequate provision for the payment to Seller of all amounts provided herein. If the Company's shareholders are entitled to receive Marketable Consideration (as defined below) and other consideration in respect of a share of Common Stock, the amount that is due to Seller shall be determined only with respect to the portion that is Marketable Consideration.

        (b) For purposes of this Agreement, the parties intend that a "change in control" means a transaction or series of transactions in which the holders of a majority of the outstanding Common Stock receive (or have the right to receive) Marketable Consideration, in respect of their shares of Common Stock (whether by merger, sale, tender, dissolution or otherwise). For the purposes of this Agreement, Marketable Consideration means cash, debt or publicly traded equity securities of a company that had been a public company before such transaction (including preferred stock or any right to acquire such publicly traded equity security) ("Marketable Consideration"). By way of illustration, a change in control shall include: (i) the consolidation or merger of the Company pursuant to which the outstanding shares of Common Stock are converted into the right to receive Marketable Consideration or (ii) the sale of all or substantially all of the assets of the Company for Marketable Consideration or (iii) any other transaction involving an exchange or sale of 50% or more of the outstanding Common Stock, including a tender offer, for Marketable Consideration, but excluding all other transactions, including where the holders of the outstanding Common Stock receive only securities of the Company or of another entity of which the Company's assets or business constitute a substantial portion, or reincorporation of the Company in a jurisdiction other than California.

        (c) For purposes of determining the amount which Seller would have received with respect to the Issuer Shares following a change in control,
    (1) in any transaction involving a sale or exchange of any shares of Common Stock, it shall be presumed that all of the Issuer Shares were sold at the highest average price paid to any affiliate of the Issuer for any shares in such transaction, (2) in any transaction involving a merger or consolidation of the Company, it shall be presumed that the Seller (as a shareholder) voted in favor of such transaction, (3) in any transaction involving the sale of all or substantially all of the assets of the Company, it shall be presumed that the Company was dissolved and its net assets distributed to its shareholders immediately after such transaction and (4) in any other change in control transaction in which a majority of the Company's shareholders which are not affiliates of the Company receive any consideration in respect of their shares of Common Stock, the Seller shall be presumed to have the right to receive an equivalent amount. Furthermore, in the event of a tender or exchange offer for less than all of the outstanding Common Stock, the Seller shall be treated as if it had tendered (which tender had been accepted) a percentage of the Issuer Shares equal to the highest percentage of shares of Common Stock owned by any shareholder of the Company which are accepted by the party making such offer; and in addition the Seller shall be entitled to receive an equivalent amount of any securities of the Company retained by such shareholder.

        (d) The Seller acknowledges that neither the Company nor any of its affiliates (i) has any fiduciary duty to Seller, any of Seller's affiliates or any of Seller's stockholders (the "Seller Group") by reason of this Agreement, (ii) is under any duty or obligation to the Seller Group to initiate, investigate, consider, respond or otherwise take any action with respect to a proposal that may result in a change of control by reason of this Agreement, any such potential transaction as with respect to the Seller Group being within the sole discretion of the Company, and (iii) any such potential transaction will be considered by the Company in light of the duties owed to the holders of the Common Stock outstanding at such time. Notwithstanding the above, if any third party approaches the Company or any of its affiliates or representatives regarding a possible change in control, the

                                    A-III-2

    Company shall in good faith not delay or defer such consideration, evaluation or negotiation with the intent to reduce any amounts payable to Seller hereunder.

        (e) Subject to the last sentence of Section 1.2(a), any payment due to Seller under this Section 1.2 shall, unless Seller otherwise agrees, be paid in cash or in property of the kind and in the same proportion received by the shareholders of the Company in connection with the change in control transaction.

2.  CERTAIN REPRESENTATIONS AND WARRANTIES

    2.1 CERTAIN REPRESENTATIONS AND WARRANTIES BY THE SELLER. The Seller represents and warrants to the Company that:

        (a) ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases.

        (b) POWER AND AUTHORIZATION. Each Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by each Seller of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by each Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered by such Seller as contemplated herein, each of such other agreements and documents shall constitute the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms.

        (c) NO CONFLICTS. (i) Neither the execution of this Agreement nor the consummation by each Seller of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any statute or regulation, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Seller is a party or by which it or any of its properties are bound (which, in relation to a contract, commitment, agreement, understanding, arrangement or restriction would have a material adverse effect on the Seller or prohibit or delay the transactions contemplated herein) and (ii) no consent, approval, order or authorization of any court, administrative agency, other governmental entity or any other person is required (as opposed to voluntary) by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller.

        (d) OWNERSHIP OF SHARES. (i) Upon transfer and delivery of the Issuer Shares and Warrants by the Seller hereunder to the Company, as provided herein, Company shall acquire good and marketable title to such shares and Warrants, free and clear of all claims, liens, charges, proxies, encumbrances and security interests (other than as are imposed by applicable securities laws) and (ii) the Seller does not own beneficially (as hereinafter defined) or of record any shares of Common Stock or any right to acquire Common Stock of the Company other than the Issuer Shares and Warrants.

        (e) NO BROKER. Neither Seller nor any director, officer, employee of Seller has incurred or will incur on behalf of the Company any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

        (f) BOARD MEMBERS. Thomas Carroll and Michael Sandler or other designees of the Seller have served on the Board of Directors of the Company by designation of the Seller at all times since the consummation of the transactions contemplated by the Merger Agreement (as defined in Section 6.3). All documents, records, plans and books pertaining to the Company have been made available to such designees. The Seller has made such examinations relating to the terms, merits and risks of the transactions contemplated hereby as it deems necessary, including the opportunity to ask questions of

                                    A-III-3
    and receive answers from the officers of the Company and the Company's auditors and consultants and all such questions have been answered to the full satisfaction of the Seller. In making the decision to enter into the transactions contemplated hereby, the Seller is relying solely on the investigations made by the Seller and the Company's representations and warranties made herein.

    2.2 CERTAIN REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Seller that:

        (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases.

        (b) POWER AND AUTHORIZATION. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by the Company of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action on the part of the Company. The transactions contemplated by this Agreement have been approved by a special committee of the board of directors composed entirely of directors who are not present or former directors, officers, employees, or consultants of Seller. This Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of such other agreements and documents shall constitute the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

        (c) NO CONFLICTS. (i) Neither the execution of this Agreement nor the consummation by the Company of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any statute or regulation, contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which the Company is a party or by which it or any of its properties is bound (which in relation to a contract, commitment, agreement, understanding, arrangement or restriction would have a material adverse effect on the Company or prohibit or delay the transactions considered herein) and (ii) no consent, approval, order or authorization of or by the stockholders of the Company or of any court, administrative agency, other governmental entity or any other person (other than that which has already been obtained) is required (as opposed to voluntary) by or with respect to the Company in connection with the execution and delivery of this Agreement by it.

        (d) CHANGE IN CONTROL. Except as previously disclosed to Seller or its designees serving as the Company's board of directors, there are no offers, options, rights, agreements or commitments of any kind (contingent or otherwise) relating to any possible change in control of the Company.

        (e) NO BROKERS. Neither the Company nor any director, officer or employee of the Company has incurred or will incur on behalf of the Company, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

3.  CLOSING DELIVERIES

    3.1 SELLER'S DELIVERIES. At the Closing, Seller shall deliver, or shall cause to be delivered to the Company the following:

        (a) certificates for all of the Issuer Shares and Warrants, duly endorsed or accompanied by stock powers and other appropriate instruments of transfer duly executed in blank;

        (b) copies of the resolutions of the Board of Directors of each Seller authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of Seller; and

        (c) The resignation of Thomas E. Carroll from the Company's Board of Directors; and

                                    A-III-4

        (d) such other documents and instruments as the Company may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

    3.2 THE COMPANY'S DELIVERIES. At the Closing, the Company shall deliver, or shall cause to be delivered to Seller a copy of the resolutions of the Board of Directors of the Company (and each committee thereof, if any) authorizing the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of the Company.

4.  INDEMNIFICATION

    4.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold the Company and its officers, directors and shareholders harmless from and against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, costs of investigation, penalties and reasonable attorneys' fees and disbursements ("Damages") which the Company or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of (i) any representation or warranty of Seller made in or pursuant to this Agreement or any agreement or document required to be delivered pursuant to this Agreement,
(ii) or any breach or nonfulfillment of any covenant or obligation of Seller contained in this Agreement or such other agreements and documents, or (iii) any action, suit, proceeding or claim by a stockholder of the Seller (in such capacity) challenging the transactions contemplated by this Agreement.

    4.2 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold Seller and its officers, directors and shareholders harmless from and against and in respect of any and all Damages which Seller or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to this Agreement or any agreement or document required to be delivered pursuant to this Agreement, (ii) any breach or nonfulfillment of any covenant or obligation of the Company contained in this Agreement or such other agreements and documents or (iii) any action, suit, proceeding or claim by a stockholder of the Company (in such capacity) challenging the transactions contemplated by this Agreement.

    4.3  THIRD PARTY CLAIMS.

        (a) Each party shall promptly notify the other of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates. The indemnifying party shall have the right, upon notice to the indemnified party within ten (10) business days after the receipt of any such notice, to undertake the defense of or, with the consent of the indemnified party (which consent shall not unreasonably be withheld) to settle or compromise such claim. The failure of the indemnifying party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the indemnifying party's rights under this Section 5.3(a) and in the absence of gross negligence or willful misconduct on the part of the indemnified party shall preclude the indemnifying party from disputing the manner in which the indemnified party may conduct the defense of such claim or the reasonableness of any amount paid by the indemnified party in satisfaction of such claim.

        (b) The election by the indemnifying party, pursuant to Section 4.3(a), to undertake the defense of a third party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

                                    A-III-5

5.  MISCELLANEOUS

    5.1 BEST EFFORTS. Each of the parties shall use its best reasonable efforts to take all action and do all things necessary, proper or advisable to consummate the transaction contemplated by this Agreement.

    5.2 AMENDMENT; ASSIGNMENT. This Agreement may be amended only by written instrument duly executed by the parties hereto. No party may waive any term, provision, covenant or restriction of this Agreement except by duly signed writing referring to the specific provision to be waived. Neither of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The parties expressly intend and agree that no provision of this Agreement shall create any third party beneficiary rights in any person.

    5.3 TERMINATION OF PRIOR OBLIGATIONS. This Agreement sets forth the entire understanding between the Seller and the Company and supersedes all prior agreements, arrangements and understandings by and among the parties with respect to the transactions contemplated hereby. All unperformed agreements, arrangements and understandings under or entered into pursuant or relating to the Agreement of Merger and Plan of Reorganization among MMI Medical, Inc. (now the Company), MMI Acquisition Subsidiary, Inc., MEDIQ Incorporated and MEDIQ Equipment and Maintenance Services, Inc. dated May 18, 1994, as amended (the Merger Agreement), (including without limitation such Merger Agreement), except as further provided herein, are hereby terminated without further liability or obligation on the part of any party. Notwithstanding the foregoing, the agreements set forth in Article X of the Merger Agreement shall continue in full force and effect to the extent provided therein. Seller and the Company each acknowledge that they have no claims against each other and hereby irrevocably releases each other from and against, and irrevocably waives, any and all claims, liabilities, obligations, covenants, agreements, damages and causes of action, which each may have against the other arising out of events occurring prior to the date hereof, provided that the foregoing shall not include (i)
Article X of the Merger Agreement, and (ii) shall not include, and the parties shall use their best reasonable efforts to resolve within the next 180 days, all issues relating to the receipt of receivables, which are estimated to be less than $50,000.

    5.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, to the respective parties as follows:

        (a) If to the Seller, to it at:

           MEDIQ Incorporated
           One MEDIQ Plaza
           Pennsauken, New Jersey 08110-1460
           Attention: Thomas E. Carroll, President
           Telecopier: (609) 661-0958

        with a copy to:

           Drinker Biddle & Reath LLP
           Philadelphia National Bank Building
           1345 Chestnut Street
           Philadelphia, Pennsylvania 19107-3496
           Attention: F. Douglas Raymond, Ill, Esquire
           Telecopier: (215) 988-2757

        (b) If to the Company, to it at:

                                    A-III-6

           InnoServ Technologies, Inc.
           320 Westway, Suite 520
           Arlington, Texas 76018
           Attention: Michael G. Puls
           Telecopier: (817) 472-2926

        with a copy to:

           Gibson, Dunn & Crutcher LLP
           1917 Main Street, Suite 5400
           Dallas, Texas 75201
           Attention: Ellen J. Curnes
           Telecopier: (214) 698-3400

        or to such other address as any party may have furnished to the others in writing.

    5.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California.

    5.6 SURVIVAL. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely the Closing.

    5.7 COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    5.8 EXPENSES. Each of the parties hereto shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by the other party hereto.

    5.9  CERTAIN DEFINITIONS.  For purposes of the Agreement:

        (a) "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

        (b) "business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York..

    5.10 STOCK SPLITS, ETC. The amount of any payments under Section 1.2 shall be appropriately adjusted for any stock split, reverse stock split, stock dividend or any similar event occurring after the date hereof and prior to the consummation of a change in control.

    5.11 PUBLIC ANNOUNCEMENTS. Seller and the Company shall consult with each other before issuing any press release or public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the AMEX or NASD.

    5.12 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including without limitation the Seller's rights under Section 1.2) in any action instituted in any court of the United

                                    A-III-7

States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity, subject to Section 5.13.

    5.13 ARBITRATION. Any controversy involving a claim as to the existence of a "change in control" or the amount due in respect thereof shah be finally settled by arbitration in Los Angeles, California, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Seller and Company. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interest with Seller or Company; Seller shall choose one such arbitrator, Company shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Seller and Company. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one parry to pay all or a portion of the other party's costs and expenses. The parties recognize that time is of the essence, and agree to submit to arbitration any such claim within 20 business days of a controversy having arisen.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                MEDIQ INCORPORATED

                                By:  /s/ Thomas E. Carroll
                                     -----------------------------------------

                                MEDIQ INVESTMENT SERVICES, INC.

                                By:  /s/ Thomas E. Carroll
                                     -----------------------------------------

                                INNOSERV TECHNOLOGIES, INC.

                                By:  /s/ Michael G. Puls
                                     -----------------------------------------

                                    A-III-8

                                  APPENDIX IV
                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT
                                    BETWEEN
                          INNOSERV TECHNOLOGIES, INC.
                                      AND
                       NATIONAL MEDICAL DIAGNOSTICS, INC.
                                  DATED AS OF
                                  JUNE 4, 1998

                                     A-IV-1

                         REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (this "Agreement") is entered into as of the 4th day of June, 1998, between National Medical Diagnostics, Inc., a Delaware corporation (the "Investor"), and InnoServ Technologies. Inc., a California corporation (the "Company").

                            PRELIMINARY STATEMENTS:

    WHEREAS, General Electric Company ("GE"), Diamond Merger Sub, Inc., and the Company are parties to an agreement and plan of merger dated as of May 19, 1998 (the "Merger Agreement").

    WHEREAS, the Merger Agreement provides that GE (or its designee) shall purchase for $2,800,000, and the Company shall deliver to GE (or its designee), 700,000 shares of a newly created Series B Preferred Stock, par value $.01 per share, of the Company ("Series B") within five business days after the designation for such Series B has been approved by the Secretary of State of the State of California.

    WHEREAS, such designation has been so approved, GE has designated the Investor as the person to purchase such Series B, the Investor has purchased such Series B and the Company has delivered to the Investor such Series B.

    WHEREAS, the Merger Agreement provides that the Company and GE (or its designee) will enter into a registration rights agreement in which the Company will grant certain registration rights to GE (or its designee).

                             TERMS AND CONDITIONS:

    NOW THEREFORE, the Investor and the Company agree as follows:

                                   ARTICLE I
                              REGISTRATION RIGHTS

    1.1  PIGGYBACK REGISTRATION RIGHTS.

    (a) RIGHT TO PIGGYBACK. Subject to the limitations set forth in Section 1.1(e) hereof, whenever the Company proposes to file a registration statement (a "Proposed Registration") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any equity security (as defined in the Securities Act) (other than a registration statement on Form S-4, Form S-8 or any successor form for the registration of securities to be offered in a transaction subject to Rule 145 under the Securities Act or to employees of, and/or consultants and advisors to, the Company and/or its subsidiaries pursuant to any "employee benefit plan," as such term is defined in Rule 405 promulgated under the Securities Act) and the registration form to be used may be used for the registration (the "Piggyback Registration") of Piggyback Registrable Securities, the Company will give written notice (the "Piggyback Notice") to the Investor as soon as practicable (but in no event less than 45 days) before the initial filing with the SEC of such registration statement, which notice shall
(i) specify the kind and number of securities proposed to be registered and the proposed offering price or prices and distribution arrangements; (ii) include such other information that at the time and under the circumstances would be appropriate to include in such notice; and (iii) subject to the provisions of
Section 1.1(e), offer the Investor the opportunity to include in such filing all Piggyback Registrable Securities which the Investor may request in accordance with subsection 1.1(b) below. "Piggyback Registrable Securities" shall mean any shares of common stock of the Company, par value $.01 (the "Common Stock"), receivable by Investor as a result of the conversion and anti-dilution rights pertaining to the Series B.

    (b) REQUESTS TO PIGGYBACK. The Investor shall advise the Company in writing (a "Piggyback Registration Request") within 15 days after the date of receipt of the Piggyback Notice of the number or amount of each class or series of Piggyback Registrable Securities which the investor desires to have registered.

                                     A-IV-2

    (c) SELECTION OF UNDERWRITERS. If the Piggyback Registration is an underwritten offering, the Board of Directors of the Company will select a managing underwriter or underwriters to administer the offering, who shall be reasonably satisfactory to the Investor.

    (d) PIGGYBACK EXPENSES. Subject to the limitations set forth in Section 1.3(d) hereof, all Registration Expenses (as defined in Section 1.3(d)) of the Piggyback Registration will be paid by the Investor.

    (e) LIMITATIONS ON PIGGYBACK RIGHTS. The Investor will be entitled to an unlimited number of Piggyback Registrations. The exercise of a Piggyback Registration shall not affect the Investor's Demand Registration rights under
Section 1.2 hereof. The Investor shall not be permitted to exercise its Piggyback Registration rights with regard to any underwritten Piggyback Registration where a first or second tier underwriter, or underwriters, provides the Investor with an opinion that the amount or kind of the Investor's shares to be included in such offering would adversely affect the success of the securities proposed to be distributed for the account of the Company in such offering. However, the Investor shall be entitled to include all of its Piggyback Registrable Securities in any such Piggyback Registration before any other securities which are entitled to be registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 1.1.

    1.2  DEMAND REGISTRATION RIGHTS.

    (a) REQUESTS FOR REGISTRATION.  Subject to the limitations set forth in
Section 1.2(d), at any time after the Investor has the right to convert the Series B to Common Stock pursuant to the Series B designation, the Investor may request the Company to register under the Securities Act all or part of its Demand Registrable Securities on Form S-1, Form S-3 or any other registration form available for use by the Company (a "Demand Registration"). The request for a Demand Registration (the "Demand Notice") shall specify the number of Demand Registrable Securities requested to be registered and the anticipated per share price range for such offering. However. the Company may postpone, for a reasonable period of time not to exceed 90 days (but in any event not to extend beyond the date of public disclosure of the information, or the date of abandonment or termination of the transactions or negotiations, hereinafter referred to), the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this subsection 1.2(a) if (i) at the time the Company receives a Demand Notice, the Board of Directors of the Company determines, in good faith and in its reasonable business judgment, that (A) such Demand Registration would require the public disclosure of material non-public information concerning any pending or ongoing material transaction or negotiations involving the Company which, in the opinion of the Company's outside legal counsel, is not yet required to be publicly disclosed, and (B) such disclosure would materially interfere with such transaction or negotiations or have a material adverse effect on the Company, and (ii) the Company diligently and in good faith continues to pursue such transaction or negotiations throughout the period of such postponement. The Company may not postpone a Demand Registration pursuant to this Section 1.2(a) more than once in any 12-month period.

    "Demand Registrable Securities" means, the Series B and any other shares of Common Stock received by the Investor as a result of the conversion and anti-dilution rights pertaining to the Series B.

    (b) SELECTION OF UNDERWRITERS. If the Demand Registration is for or includes an underwritten offering, the Investor shall select the managing underwriter or underwriters to administer such offering, who shall be reasonably satisfactory to the Company.

    (c) DEMAND EXPENSES. Subject to the limitations set forth in Section 1.3(d) hereof, the Investor shall pay for all Registration Expenses relating to the Demand Registration.

    (d) LIMITATIONS ON DEMAND RIGHTS. The Investor may only request two Demand Registrations. However, in addition to such two Demand Registrations, the Investor may make four other Demand Registrations that involve the use of Form S-3 or such other equivalent "short-form" registration form then in use. A registration will not count as one of the permitted Demand Registrations until the registration statement relating thereto has become effective.

                                     A-IV-3

    1.3 PROCEDURE. With respect to any Piggyback Registration or Demand Registration, the Company shall use its best efforts to effect the registration of all the Piggyback Registrable Securities or Demand Registrable Securities, as the case may be (collectively, the "Request Securities"), which the Investor has requested to be included therein, as quickly as practicable. In connection with any such request, the Company shall do the following as expeditiously as possible:

    (i) prepare and file with the SEC a registration statement on any form for which the Company then qualifies and which is available for the registration of the Request Securities;

    (ii) include in the registration on such form all the Request Securities and use its reasonable efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that at least two days before filing such registration statement or any prospectus or any amendment or supplement thereto, including documents to be incorporated be reference upon or after the initial filing of such registration statement, the Company shall furnish to the Investor copies of all such documents proposed to be filed (including documents to be incorporated by reference therein), which documents will be subject to reasonable review and comments of the Investor:

   (iii) unless the Company qualifies to use a Form S-3 registration statement or any similar form then in effect, prepare and file with the SEC such amendments and post-effective amendments and supplements to the registration statement or any prospectus as may be necessary to keep the registration statement effective for a period of not more than 180 days and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all the Request Securities, covered by such registration statement or any supplement to any such prospectus;

    (iv) if the Company qualifies to use a Form S-3 registration statement or any similar form then in effect and if the Company receives a request for a Demand Registration, prepare and file with the SEC such registration statement to permit the offering of the Demand Registrable Securities to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") and keep the Shelf Registration current and continuously effective until 12 months from the effective date of the Shelf Registration.

    (v) furnish to the Investor, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as the Investor may reasonably request;

    (vi) use its best efforts to register or qualify such Request Securities under such other securities or blue sky laws of such jurisdiction as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdiction (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

   (vii) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of material fact or omits any act necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company will, at the Investor's own expense, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to subsequent purchasers of such Request Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  (viii) cause all such Request Securities, to be listed on each securities exchange or system on which similar securities issued by the Company are then listed;

                                     A-IV-4

    (ix) provide a transfer agent and registrar for all such Request Securities, not later than the effective date of such registration statement:

    (x) enter into such customary agreements (including underwriting agreements in customary form for transactions of comparable size and terms) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Request Securities, (including, without limitation, effecting a stock split or a combination of shares);

    (xi) make available for inspection by any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by the underwriter (together the "Agents"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") to the extent reasonably necessary to enable such person to exercise their due diligence responsibilities and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

   (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its reasonable efforts promptly to obtain the withdrawal of such order;

  (xiii) use its reasonable efforts to obtain a "cold comfort" letter from the independent public accountants of the Company which is addressed to the Investor and any underwriters and contains such matters of the type customarily covered by "cold comfort" letters; and

   (xiv) use its reasonable efforts to obtain an opinion from counsel for the Company which is addressed to the Investor and underwriter and contains such matters of the type customarily covered by counsel for the issuer of securities.

    (a) AFFIDAVITS OF THE INVESTOR. With respect to any Piggyback Registration or Demand Registration, the Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration of the Request Securities.

    (b) PUBLIC SALE BY THE INVESTOR. The Investor shall not effect any public sale or distribution of Request Securities, of any class or series being registered in a Demand Registration or Piggyback Registration for offering to the public, any security issued by the issuer of such class or series or any security exchangeable or exercisable for or convertible into any such class or series of any such Request Securities or any such similar security, including a sale pursuant to Rule 144 (or any similar rule then in force) under the Securities Act, during, in the case of a Piggyback Registration, the 14 days prior to, and during the 180 day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 180th day following the effective date of the Demand Registration (except as part of such Demand Registration).

    (c) PUBLIC SALE BY THE COMPANY AND OTHERS. Neither the Company nor any of its Affiliates (other than the Investor, if deemed to be an Affiliate) will effect any public sale or distribution of any securities of any class or series being registered in a Piggyback Registration or Demand Registration for offering to the public, any similar security issued by the issuer of such class or series or any security convertible into or exchangeable or exercisable for any such security during, in the case of a Piggyback Registration, the 14 days prior to, and during the 180 day period beginning on, the effective date of the Piggyback Registration (except as part of such registration or pursuant to registrations on Form S-4 or S-8 or any successor form to either such form) and, in the case of any Demand Registration, the period commencing on the date of filing the Demand Registration and ending on the 180th day following the effective date of the Demand Registration. "Affiliate" shall mean, with respect to any specified Person (as defined in Section 1.4), any

                                     A-IV-5
other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

    (d) REGISTRATION EXPENSES. The Investor shall pay for the Company's out-of-pocket costs and out-of-pocket expenses ("Registration Expenses") of each registration hereunder, including the following: (i) registration and filing fees with respect to the Request Securities, (ii) reasonable fees and disbursements of counsel in connection with blue sky qualifications with respect to the Request Securities, (iii) expenses incident to the preparation, printing and filing of the registration statement, each preliminary prospectus and definitive prospectus and each amendment or supplement to any of the foregoing and copies thereof with respect to the Request Securities, (iv) underwriting fees, discounts or commissions attributable to the sale of Request Securities, as the case may be, by the Investor, (v) fees and expenses incurred in connection with the listing of the Request Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company with respect to the Request Securities, and (vii) fees and expenses associated with any filings with or submission to the NASD with respect to the Request Securities. Notwithstanding the foregoing, the Investor shall not have any obligation to pay any internal costs and expenses (including, without limitation all salaries and expenses of officers and employees of the Company performing legal or accounting duties) or any costs and expenses to the extent that (x) such costs and expenses would have been incurred by the Company absent such registration hereunder or (y) another party is contractually obligated to pay such costs and expenses.

    1.4  INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

    (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Investor and, if applicable, its officers and directors and each person or entity (a "Person") who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Investor specifically for use in the preparation thereof or by the Investor's failure, if required, to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Investor with copies of the same pursuant to Section 1.3(v).

    (b) INDEMNIFICATION BY THE INVESTOR. In connection with any registration statement in which the Investor is participating, the Investor shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in the registration statement, preliminary prospectus or definitive prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information furnished, in writing, by the Investor to the Company specifically for use in the preparation of such registration statement or prospectus. The amount of any indemnity under this Section 1.4(b) shall not exceed the gross proceeds received by the Investor from the applicable offering.

                                     A-IV-6

    (c) PROCEDURE. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations hereunder except to the extent the indemnifying party is actually prejudiced by such failure and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

    (d) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

    (e) CONTRIBUTION. If the indemnification provided for in this Section 1.4 from the indemnifying parry is unavailable to the indemnified party, then the indemnifying party, instead of indemnifying the indemnified party, shall contribute to and pay the amount paid or payable by such indemnified party as a result of the loss, claim, damage, liability or expenses (collectively, the "Claim") giving rise to indemnification hereunder in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which gave rise to the Claim. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the action in question has been made by, or relates to, information supplied by such indemnifying party or indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such action. The Company and the Investor agree that it would not be just and equitable if contribution and payment pursuant to this Section 1.4 were determined by pro rata allocation or by any other allocation method which does not take into account the equitable considerations referred to in the preceding sentence. The amount paid or payable as a result of a Claim shall include any legal or other fees and expenses reasonably incurred by such party in connection with such Claim. However, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions and payment from any Person who was not guilty of such fraudulent misrepresentation.

    1.5 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements reasonably approved by the Persons entitled hereunder to approve such arrangements and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

    1.6 RULE 144. The Company shall file, on a timely basis, any reports required to be filed by it under the Securities Act and the Exchange Act (and if the Company is not required to file reports pursuant to the Exchange Act, the Company shall, upon the request of the Investor, make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act) so as to enable the Investor to sell the Piggyback Registrable Securities and Demand Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule adopted by the SEC.

    1.7 TRANSFER OF REGISTRATION RIGHTS. Rights with respect to Piggyback Registrable Securities and Demand Registrable Securities may be transferred by the Investor (or any subsequent transferee pursuant

                                     A-IV-7
to this Section 1.7) to any Person in connection with the transfer of Piggyback Registrable Securities and Demand Registrable Securities to such Person, in all cases, if (a) any such transferee shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of EXHIBIT 1.7, (b) the transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, name and address of the transferee, and the number of Piggyback Registrable Securities and Demand Registrable Securities which shall have been so transferred and (c) the number of Piggyback Registrable Securities and Demand Registrable Securities, as the case may be, which shall have been so transferred is equal to or exceeds 50% of the total number of the Piggyback Registrable Securities and Demand Registrable Securities, as the case may be.

    1.8 MERGERS CONSOLIDATIONS, ETC. The Company shall not, directly or indirectly enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, unless prior to such merger, consolidation or reorganization, the surviving corporation shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Piggyback Registrable Securities" and "Demand Registrable Securities" shall be deemed to include the securities which the holders of Piggyback Registrable Securities and Demand Registrable Securities would be entitled to receive in exchange for such securities pursuant to any such merger, consolidation or reorganization.

                                   ARTICLE II
                                 MISCELLANEOUS

    2.1 AMENDMENT AND CERTAIN WAIVERS. This Agreement may be amended or modified only by a written agreement executed by all parties to this Agreement.

    2.2 BENEFIT OF PARTIES ASSIGNABILITY. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except (a) pursuant to Section 1.7 hereof and (b) that the Investor may assign this Agreement in whole to an Affiliate of the Investor without the necessity for securing prior written consent of the Company.

    2.3 SEVERABILITY. If any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and if only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

    2.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of
(a) receipt, if made by personal service, (b) three business days after dispatch, if made by reputable overnight courier service or (c) upon the delivering party's receipt of a written confirmation of a transmission made by telecopy to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.4):

    If to the Company:

       InnoServ Technologies, Inc.
       320 Westway, Suite 520
       Arlington, Texas 76018
       Telecopy No.: 817-472-2926
       Attn: Michael Puls

                                     A-IV-8

    With a copy to:

       Gibson, Dunn & Crutcher LLP
       1717 Main Street, Suite 5400
       Dallas, Texas 75201
       Telecopy No.: 214-698-3400
       Attn: Stephen C. Johnson

    If to Parent or Sub:

       General Electric Company
       c/o GE Medical Systems
       3000 North Grandview Boulevard
       Waukesha, Wisconsin 53188
       Telecopy No.: 414-544-3573
       Attn: General Counsel

    2.5 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state.

    2.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

    2.7 HEADINGS. The headings used herein are solely for the convenience of the parties and shall not constitute a part hereof or serve to modify or interpret the text of this Agreement.

    2.8 ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions contemplated or provided for herein or therein.

    2.9 EXPENSES. Each party shall bear and pay its own expenses incurred in connection with negotiating and preparing this Agreement.

                                     A-IV-9

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective as of the day first above written.

INNOSERV TECHNOLOGIES, INC.                    NATIONAL MEDICAL DIAGNOSTICS, INC.

By: /s/Michael G. Puls                         By: /s/J. Keith Morgan
Name: Michael G. Puls                          Name: J. Keith Morgan
Title: President & CEO                         Title: Authorized Person

                                    A-IV-10

                                  EXHIBIT 1.7

                             AGREEMENT TO BE BOUND
                     BY THE REGISTRATION RIGHTS PROVISIONS
                          OF STOCK PURCHASE AGREEMENT

    The undersigned, being the transferee of         shares of the
stock, $    par value per share (the "Registrable Securities"), of INNOSERV
TECHNOLOGIES, INC., a California corporation (the "Company"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities are governed by Article I of
the Registration Rights Agreement dated as of May   , 1998 initially among the
Company and the Investor referred to therein (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound by the terms of the Agreement, as the same has been or may be amended from time to time.

    Agreed to this       day of             ,        .

                                          [Name]
                                          [Address]

                                    A-IV-11

                                   APPENDIX V
                                LETTER AGREEMENT

                                  [LETTERHEAD]

                                  May 19, 1998

VIA TELECOPY (609/661-0958)
AND FEDERAL EXPRESS DELIVERY

MEDIQ INCORPORATED
MEDIQ INVESTMENT SERVICES, INC.
One MEDIQ Plaza
Pennsauken, NJ 08110-1480
Attention: Mr. Thomas E. Carroll

    Re: AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") AMONG INNOSERV TECHNOLOGIES, INC. ("INNOSERV"), GENERAL ELECTRIC COMPANY ("GENERAL ELECTRIC") AND DIAMOND MERGER SUB, INC., ("SUB") A WHOLLY-OWNED SUBSIDIARY OF A WHOLLY-OWNED SUBSIDIARY OF GENERAL ELECTRIC.

Dear Mr. Carroll:

    Enclosed for your information is a true, correct & complete copy of the form of Merger Agreement, which among other things, provides for the merger of Sub into InnoServ, with InnoServ being the surviving corporation and becoming a wholly-owned subsidiary of a wholly-owned subsidiary of General Electric (the "Merger"). Capitalized terms not defined herein shall have the meaning given to each in the Merger Agreement.

    Pursuant to Section 1.2(a) of the stock purchase agreement dated November 13, 1997 (the "Stock Purchase Agreement"), among InnoServ, MEDIQ Incorporated ("MEDIQ") and MEDIQ Investment Services, Inc. ("MIS" and together with MEDIQ, the "Former Holder"), InnoServ agreed not to enter into or consummate a Change of Control (as defined in the Stock Purchase Agreement") unless the other party or parties thereto agree, as a condition precedent to such transaction, to pay to Former Holder, certain consideration based on the date of entering into or consummating a Change of Control. You have advised us that you believe that the amount of such consideration, based on the warranties and representations hereinafter set forth, should be $4,052,876.00. InnoServ believes that the amount of such payment should be $3,218,997.00. Accordingly, by the execution and delivery of this letter, InnoServ and MEDIQ agree to submit such dispute to arbitration pursuant to Section 5.13 of the Stock Purchase Agreement no later than 20 days after the date hereof and to direct the arbitrators to resolve such dispute as soon as reasonably possible following such submission. The Merger Agreement provides for the payment on the Effective Date by General Electric (i) to the Former Holder of an amount equal to $3,218,997.00 and (ii) to an escrow agent of an amount equal to $833,879.00 to be held in escrow pending the resolution of, and thereupon be paid as provided by, such arbitration (collectively, the "MEDIQ Obligation"), pursuant to an agreement substantially in the form of Attachment B.

    In order to induce the Former Holder to enter into this letter agreement, InnoServ and General Electric each hereby represent and warrant that (i) it, in good faith, did not delay or defer the consideration, evaluation or negotiation of the Merger Agreement with the intent to reduce any amounts payable to Former Holder pursuant to the Stock Purchase Agreement, and (ii) the chronology enclosed with this letter agreement as Attachment A is a general description of the activities which InnoServ and

                                     A-V-1

General Electric have undertaken from the Fall of 1997 through the date hereof with respect to the possibility of entering into a possible business combination, and such chronology is true and correct in all material respects and does not omit to state any facts necessary to make the statements therein not materially misleading. Notwithstanding the foregoing warranty and representation with respect to the chronology, each of InnoServ and General Electric warrant and represent only with respect to the matters undertaken solely by such party.

    Please acknowledge, by signing and returning a copy of this letter to me, that: (i) upon execution and delivery of the Merger Agreement in substantially the same form as the enclosed agreement and satisfaction on the Effective Date of the MEDIQ Obligation, neither the Former Holder nor any of its subsidiaries will have any claims against InnoServ or any of its subsidiaries, directors or officers (collectively, the "InnoServ Group") or General Electric or any of its subsidiaries, directors or officers (collectively, the "GE Group") with respect to the Stock Purchase Agreement and the execution, delivery, performance or consummation of the Merger Agreement, and subject to the satisfaction on the Effective Date of the MEDIQ Obligation, hereby irrevocably releases the InnoServ Group and the GE Group from and against, and irrevocably waives, any and all claims, liabilities, obligations, covenants, agreements, damages and causes of action (collectively, "Claims") which it may have against the InnoServ Group or the GE Group arising out of any event or agreement occurring prior to the date hereof with respect to the Stock Purchase Agreement and the execution, delivery, performance or consummation of the Merger Agreement, and (ii) upon satisfaction on the Effective Date of the MEDIQ Obligation all obligations of the InnoServ Group under the Stock Purchase Agreement shall be satisfied in full and the Former Holder will have no further Claims against the InnoServ Group or the GE Group with respect to the Stock Purchase Agreement and the execution, delivery, performance or consummation of the Merger Agreement.

    Upon consummation of the Merger, neither the InnoServ Group nor the GE Group will have any claims against the Former Holder or any of its subsidiaries, directors or officers (collectively, the "MEDIQ Group") with respect to the Stock Purchase Agreement and the execution, delivery, performance or consummation of the Merger Agreement, and subject to the consummation of the Merger, each hereby irrevocably releases the MEDIQ Group from and against, and irrevocably waives, any and all Claims which it may have against the MEDIQ Group arising out of the Stock Purchase Agreement and the execution, delivery, performance, or consummation of the Merger Agreement.

    The foregoing releases and acknowledgments are subject to the accuracy of the representations and warranties of InnoServ and General Electric set forth in this letter and do not affect the parties' rights to the amount held in escrow pursuant to this letter, which rights shall be determined with arbitration.

Sincerely yours,

/s/ Michael G. Puls
Michael G. Puls
President and Chief Executive Officer

                                     A-V-2

                                  ATTACHMENT A

CHRONOLOGY

MID-OCTOBER THROUGH END-DECEMBER, 1997

    - After initial contact from General Electric Company ("General Electric"), on October 17, 1997 Michael Puls and Thomas Hoefert of InnoServ Technologies, Inc. (the "Company") met with representatives of General Electric to acquaint the General Electric with a history of the Company and to discuss any interest of General Electric in acquiring the Company.

    - On October 31, 1997, Mr. Chan Galbato contacted the Company's financial advisor, SBC Warburg Dillon Read ("Dillon Read") to express General Electric's interest in pursuing an acquisition of all of the equity interests of the Company for $16-$20 million in cash.

    - In November, 1997, Mr. Galbato reiterated General Electric's interest through phone conversations with Dillon Read and on November 26, 1997, General Electric submitted a preliminary due diligence request list to Dillon Read.

    - On December 1, 1997, Mr. Puls and Mr. Hoefert met with representatives of General Electric to review the General Electric diligence request and verbal indication of interest and discussed the procedure for further discussions.

    - On December 5, 1997, Party F met with Mr. Puls to discuss possible business combinations, and Mr. Puls indicated that Party F should contact Dillon Read to discuss further interest.

    - On December 8, 1997, Party C met with Mr. Puls and indicated a desire to discuss business opportunities between the Company and Party C. The Company and Party C executed a non-disclosure agreement.

    - On December 9, 1997, Party F submitted to the Company a non-binding letter (the "Party F Letter") indicating an interest in acquiring all of the outstanding equity interests of the Company for cash.

    - On December 9 and 10, 1997, several General Electric representatives conducted preliminary due diligence with respect to the Company and on December 12, 1997 additional data regarding the Company was sent to General Electric for its review.

    - On December 19, 1997, General Electric submitted a non-binding letter, a copy of which together with a side letter of the same date, are attached hereto (the "12/19/97 Letter"). On December 22, 1997, the Company's Board reviewed the 12/19/97 Letter and agreed to its terms.

    - On December 24, 1997, General Electric made and on December 30, 1997 the Company made filings under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR").

MID-JANUARY THROUGH END-JANUARY, 1998

    - General Electric commenced due diligence investigation of the Company, and General Electric and the Company began preliminary negotiations of a draft merger agreement and related documents, including shareholder voting agreement and acknowledgment letter from MEDIQ.

    - On January 16, 1998, the Company Board met to discuss the status of General Electric negotiations and the draft merger agreement, and the Board's material negotiation points and strategies.

    - General Electric and the Company continue due diligence investigation and negotiations of draft merger agreement.

                                     A-V-3

JANUARY 28-29, 1998

    - General Electric notified the Company that the Department of Justice ("DOJ") had requested additional information on the proposed transaction.

    - The DOJ made a "second request" of the Company and General Electric regarding HSR filings, seeking extensive documents and information in connection with its analysis of possible transaction.

    - The preliminary negotiations between General Electric and the Company of the draft merger agreement ceased.

JANUARY 30, 1998

    The "No-shop" provision under the 12/19/97 Letter expired.

JANUARY 30-31, 1997

    - Party A and Party B submitted a non-binding letter (the "Party A/Party B Letter") indicating an interest in acquiring all of the equity interests of the Company for cash. The Party A/Party B Letter was subject to due diligence and indicated a termination date of February 2, 1998.

    - The Company's Board discussed the progress of the DOJ's additional data and information request for the proposed General Electric transaction and reviewed the Party A/Party B Letter; in light of the DOJ request, the Company's Board decided to pursue discussions with Party A and Party B and instructed Dillon Read to notify Party A and Party B.

EARLY FEBRUARY, 1998

    - General Electric and the Company produced certain information requested by the DOJ and made a series of presentations to the DOJ.

    - On February 2, 1998, Dillon Read contacted Party A and Party B and negotiated and executed a confidentiality agreement on behalf of the Company.

    - On February 3, 1998, representatives of Party A and Party B met with Mr. Puls and Mr. Hoefert to discuss Party A's strategy for making an investment in Party B and the concurrent acquisition of the Company by Party B. At this meeting Mr. Puls and Mr. Hoefert reviewed certain of the Company's publicly available information and discussed certain aspects of its operations.

    - On February 4, 1998, Party B representatives continued its due diligence review of the Company.

FEBRUARY THROUGH EARLY MARCH

    - General Electric and the Company continued document production to and discussions with the DOJ.

    - On February 10, 1998, Party C contacted Dillon Read to inquire as to whether the Company would have any interest in being acquired; Dillon Read indicated the Company would give consideration to a meaningful proposal.

    - On February 11, 1998, Party C submitted a non-binding letter (the "Party C Letter") indicating an interest in acquiring all or substantially all of the assets of the Company for cash.

    - On February 13, 1998, Dillon Read negotiated and executed a confidentiality agreement on behalf of the Company with Party C.

    - On February 13, 1998, the Company met with the DOJ to discuss the proposed transaction with General Electric.

                                     A-V-4

    - On February 17, 1998, Party A and Party B submitted a revised non-binding letter (the "Revised Party A/Party B Letter") indicating an interest in acquiring all of the equity interests of the Company for cash.

    - On February 19, 1998, Mr. Puls and Mr. Hoefert met with Party C representatives to review certain of the Company's publicly available information and provided additional information with respect to the Company's operations. A Party C representative continued its due diligence review of the Company on February 20, 1998.

    - On February 23, 1998, the Company's Board discussed the Revised Party A/Party B Letter and discussed the progress of the DOJ's additional data and information request for the proposed General Electric transaction. The Company's Board expressed the desire to pursue discussions with Party A and Party B; however, Party A and Party B wanted exclusivity protection and the Board decided that it was not in the best interests of the Company to want exclusivity at that time. The Company's Board instructed Dillon Read to notify Party A and Party B of their decision.

    - Party A and Party B declined to waive the exclusivity provision of its Revised Party A/Party B Letter and on February 25, 1998, Party A and Party B confirmed in writing the termination of the Revised Party A/Party B Letter.

ON OR ABOUT MARCH 3, 1998

    - The DOJ notified General Electric and the Company of its intention to contact certain third parties (customers, competitors and original equipment manufacturers) in connection with its review and analysis of the General Electric transaction.

ON OR ABOUT MARCH 12, 1998

    - Party C contacted Dillon Read to indicate its desire to pursue discussions to purchase only certain assets and business units of the Company for cash. Although Dillon Read responded that the Company was not presently interested in divesting such selected assets, Mr. Puls contacted the Party C representative about the possible divestiture of one specific business unit.

ON OR ABOUT MARCH 13, 1998 THROUGH ON OR ABOUT APRIL 15, 1998

    - The DOJ commenced contact with third parties.

ON OR ABOUT MARCH 20, 1998

    - Party A and Party B contacted Dillon Read to express their desire to reinitiate discussions with the Company.

    - Party A and Party B provided to the Company i) a commitment for financing from Party A, ii) Party B's Board of Directors approval of the investment of Party A in Party B, and iii) a waiver of the exclusivity clause in the Revised Party A/Party B Letter.

    - The conditions for the continuation of discussions with Party A and Party B were reviewed by the Company's Board on February 23, 1998, the discussions were reinitiated and on March 26, 1998, Party A and Party B and their representatives met with Mr. Puls and Mr. Hoefert to continue their diligence of the Company. Party A and Party B continued such due diligence through April 7, 1998.

ON OR ABOUT APRIL 3, 1998

    - The DOJ informed General Electric and the Company that it could take several more weeks to complete its current round of interviews.

                                     A-V-5

ON OR ABOUT APRIL 10, 1998

    - Because of the length of the proposed DOJ review, Mr. Puls became concerned that rumors concerning a possible business combination would begin to disrupt the ongoing operations of the Company. To enable the Company to further discussions with General Electric, on April 10, 1998, Mr. Puls and Mr. Dudley Rauch, chairman of the Company's Board met with General Electric representatives. The Company proposed a sale of all of the Company's equity interests for $16,000,000, less payment to MEDIQ and plus payment of in-the-money options and confirmed that until the HSR waiting period was terminated the Company was unwilling to enter into a definitive agreement unless the Company was compensated if HSR waiting period was not terminated.

ON OR ABOUT APRIL 15

    - General Electric and the Company reinitiated the negotiations regarding the draft merger agreement.

    - The DOJ suggested the possibility of continuing and expanding its investigation with respect to General Electric and the Company.

    - As of April 15, 1998, Party B had not contacted the Company nor Dillon
      Read.

ON OR ABOUT APRIL 22

    - General Electric met with the DOJ; discussions regarding possible resolution of the HSR issues resumed.

LATE APRIL THROUGH THE DATE HEREOF

    - General Electric and the Company continued discussions with DOJ regarding the possible resolution of the HSR issues.

    - General Electric and the Company continued negotiations of an agreement and plan of merger and General Electric engaged in further due diligence investigation.

    - General Electric and the Company began negotiations of possible schedules, exhibits, opinions and other ancillary documents in connection with the negotiations of the draft merger agreement.

    - On May 4, 1998 the Company's legal counsel spoke with the Company's Board to review and discuss a written description of the terms of the draft merger agreement, to review the status of negotiations and to discuss various other matters related to the proposed transaction. On May 4, 1998, Dillon Read expressed its oral opinion that the consideration to be received in the proposed merger is fair, from a financial point of view, to the stockholders of the Company, and discussed the analyses, methodologies and conclusions underlying such determination.

    - Thereafter, the Company indicated to General Electric that because of the DOJ review, it was unwilling to enter into or consummate a definitive agreement unless General Electric would be willing to invest in or compensate the Company if the DOJ did not approve the transaction. After further negotiations, General Electric indicated that it would be willing to consider (i) a payment of $1,200,000 to the Company upon the occurrence of certain events related to the DOJ and (ii) the purchase of $2,800,000 for a new class of the Company's preferred stock.

    - On May 7, 1998, the Company's board met to consider the proposal discussed with General Electric at the April 10 (or about) meeting and items (i) and
      (ii) directly above.

    - On May 11, 1998 the Company's legal counsel spoke with the Company's Board to review and discuss a written description of the proposed changes to the terms of the proposed merger

                                     A-V-6
      agreement based on negotiations since May 4, 1998, and a representative of Dillon Read confirmed its May 4, 1998 oral opinion that the consideration to be received in the proposed merger was fair, from a financial point of view, to the stockholders of Company. After discussion, the Board unanimously approved the form of the proposed merger agreement and authorized the appropriate officers to enter into the definitive agreement so long as General Electric agrees to the $1,200,000.00 payment and the purchase of the preferred stock described above.

                                     A-V-7

                                  APPENDIX VI
              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

SECTION 1300. REORGANIZATION OR SHORT-TERM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the

                                     A-VI-1
price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding

                                     A-VI-2
purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306.  PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

                                     A-VI-3

SECTION 1307.  DIVIDENDS ON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.  EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the

                                     A-VI-4
reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     A-VI-5

                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          INNOSERV TECHNOLOGIES, INC.
                  320 WESTWAY, SUITE 520, ARLINGTON, TX 76018
              SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 15, 1998

    The undersigned hereby appoints Michael G. Puls and Dudley A. Rauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of InnoServ Technologies, Inc. ("InnoServ") held of record by the undersigned on August 27, 1998 at the special meeting of shareholders to be held on September 15, 1998, and at any adjournments and/or postponements thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the matters set forth in Item 1.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                          (continued on the reverse side)

      ----------------------------------------------------Fold and detach here-------------------------------------------------------

                             (FRONT OF PROXY CARD)

 1.  APPROVAL OF FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

       Approval and adoption of that certain First Amended and Restated Agreement and Plan of Merger dated May 19, 1998, as amended (the "Merger Agreement"), by and among InnoServ and General Electric Company acting on behalf of its GE Medical Systems division ("General Electric") and Diamond Merger Sub, Inc., an indirect wholly-owned subsidiary of General Electric ("Sub"), and the transactions contemplated thereby, pursuant to which Sub would be merged (the "Merger") with and into InnoServ.

    / /  FOR

    / /  AGAINST

    / /  ABSTAIN

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments and/or postponements thereof.

                                           DATED:           , 1998
                                           Signature
                                           Signature if held jointly

                                           Please sign exactly as name appears below. When
                                           shares are held by joint tenants, both should
                                           sign. When signing as attorney, as executor,
                                           administrator, trustee or guardian, please give
                                           full title as such. If a corporation, please sign
                                           in full corporate name by the President or other
                                           authorized officer. If a partnership, please sign
                                           in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

      ----------------------------------------------------Fold and detach here-------------------------------------------------------